                                                               Exhibit 10.44(a)

                          MASTER LEASE AGREEMENT NO. 2

                                    between

                     GENERAL ELECTRIC CAPITAL CORPORATION,
                            FOR ITSELF AND AS AGENT
                        FOR CERTAIN PARTICIPANTS, Lessor

                                      and

                          BOSTON CHICKEN, INC., Lessee

                          MASTER LEASE AGREEMENT NO. 2

                               TABLE OF CONTENTS

                                                                            Page


I.      LEASING...........................................................     1

II.     TERM, RENT AND PAYMENT............................................     8

III.    TAXES.............................................................     9

IV.     REPORTS...........................................................    10

V.      DELIVERY, USE AND OPERATION, SUBSTITUTION.........................    11

VI.     SERVICE...........................................................    16

VII.    LOSS OR DAMAGE; STIPULATED LOSS VALUE.............................    17

VIII.   RISK OF LOSS......................................................    20

IX.     INSURANCE.........................................................    20

X.      RETURN OF LEASE ASSETS............................................    21

XI.     DEFAULT...........................................................    22

XII.    ASSIGNMENT; SUB-LETTING...........................................    25

XIII.   NET LEASE; NO SET-OFF, ETC........................................    27

XIV.    INDEMNIFICATION...................................................    27

XV.     DISCLAIMER........................................................    29

XVI.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE...............    30

XVII.   OWNERSHIP FOR TAX PURPOSES, ETC.; GRANT OF SECURITY
        INTEREST; USURY SAVINGS...........................................    31

XVIII.  END OF LEASE OPTIONS..............................................    36
        (a) Extension.....................................................    36
        (b) Renewal.......................................................    37
        (c) Return........................................................    37


      (d) Purchase......................................................... 38
      (e) Notice of Election............................................... 38

XIX.  MISCELLANEOUS........................................................ 38

XX.   CHOICE OF LAW; JURISDICTION.......................................... 42

XXI.  CHATTEL PAPER........................................................ 42

XXII. EARLY TERMINATION.................................................... 42

EXHIBIT NO. 1 - FORM OF SCHEDULE
      ANNEX A - DESCRIPTION OF LEASE ASSETS
      ANNEX B - BILL OF SALE
      ANNEX C - CERTIFICATE OF ACCEPTANCE
      ANNEX D - STIPULATED LOSS AND TERMINATION VALUE TABLE
      ANNEX E - AMORTIZATION SCHEDULE
      ANNEX F - RETURN PROVISIONS

EXHIBIT NO. 2 - FORM OF ESTOPPEL/WAIVER AGREEMENT

EXHIBIT NO. 3 - FORM OF MASTER SUBLEASE AGREEMENT

EXHIBIT NO. 4 - FORM OF COLLATERAL ASSIGNMENT AND LEASEHOLD MORTGAGE

EXHIBIT NO. 5A - FORM OF LANDLORD'S AGREEMENT (GROUND LEASE)

EXHIBIT NO. 5B - FORM OF LANDLORD'S AGREEMENT (PREMISES LEASE)

EXHIBIT NO. 6 - FORM OF MEMORANDUM OF MASTER LEASE

EXHIBIT NO. 7 - FORM OF MORTGAGE

EXHIBIT NO. 8 - FORM OF DEED OF TRUST

EXHIBIT NO. 9 - FORM OF SUBORDINATION AND INTERCREDITOR AGREEMENT

                         MASTER LEASE AGREEMENT NO. 2


     THIS MASTER LEASE AGREEMENT NO. 2 is made as of the 9th day of December, 1996 ("AGREEMENT"), between GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS, with an office at 4 Northpark Drive, Suite 500, Hunt Valley, Maryland 21030 (hereinafter called, together with its successors and assigns, if any, "LESSOR"), and BOSTON CHICKEN, INC., a Delaware corporation with its mailing address and chief place of business at 14103 Denver West Parkway, Golden, Colorado 80401-4086 (hereinafter called "LESSEE").

     This Agreement is executed concurrently with that certain Facilities Agreement dated as of the date hereof (as the same may from time to time be amended, modified, extended, or replaced, the "FACILITIES AGREEMENT"), by and among Lessor, Lessee and Bank of America Illinois, as Agent for Certain Lenders and is subject to the provisions thereof. Capitalized terms used herein without definition and not defined or specified in a Schedule (as hereinafter defined) shall have the meanings ascribed to them in the Facilities Agreement.

                                  WITNESSETH:

I.   LEASING:

     (a) This Agreement shall be effective from and after the date of execution hereof. Subject to the terms and conditions set forth below, Lessor will (a) acquire and lease to Lessee certain parcels of real property, including land, buildings and/or other improvements constructed or made thereon (collectively, the "FEE PROPERTY"), (b) acquire and/or construct and lease to Lessee certain improvements (collectively, the "GROUND-LEASE LEASEHOLD IMPROVEMENTS") located on real property leased by Lessee or by one or more financed area developers (collectively, the "FADs") pursuant to ground leases (collectively, the "GROUND LEASES"), (c) acquire and/or construct and lease to Lessee certain improvements (the "PREMISES-LEASE LEASEHOLD IMPROVEMENTS" to be made to or installed in complete buildings leased by Lessee or one or more FADs pursuant to premises leases (collectively, the "PREMISES LEASES") and (d) acquire and lease to Lessee certain items of equipment (collectively, the "EQUIPMENT"). The Ground-Lease Leasehold Improvements and the Premises-Lease Leasehold Improvements are hereinafter sometimes collectively referred to as the "LEASEHOLD IMPROVEMENTS". The Leasehold Improvements leased hereunder shall be limited to (1) new improvements, and (2) improvements which were completed not more than two (2) years prior to the date on which such Leasehold Improvements are leased hereunder. The Fee Property and the Leasehold Improvements are hereinafter sometimes collectively referred to as the "REAL ESTATE". The Real Estate and the Equipment are sometimes hereinafter collectively referred to as the "LEASE ASSETS". The Real Estate shall be limited to those locations at which the Equipment will be installed and operated by Lessee and/or its FADs as a "Boston Market" or "Boston Carver" location; provided, however, that a portion of any such location may be subleased for the operation of an "Einstein Bros. Bagels" or "Noah's New York Bagels" location. Lessor shall acquire and lease to Lessee only such Lease Assets as are, or shall from time to time be, described in Annex A to any schedule hereto (which schedule shall be in substantially the form attached hereto as Exhibit No. 1

(the "SCHEDULE")). Terms specified in a Schedule and not otherwise defined or specified herein shall have the meanings ascribed to them in such Schedule.

     (b) Lessor, Lessee, BC Real Estate Investments, Inc. ("BCRE") and the FADs have heretofore entered into that certain Agency Agreement dated as of September 25, 1996, as extended pursuant to that certain First Amendment to Agency Agreement dated as of November 1, 1996 (as the same may from time to time be amended, modified, or extended, the "AGENCY AGREEMENT"), pursuant to which Lessor appointed Lessee, BCRE and the FADs as its agents to acquire and pay for, in the name and on behalf of Lessor, the Real Estate in accordance with the terms and conditions of the Agency Agreement.

     (c) The obligation of Lessor to lease the Lease Assets to Lessee shall be subject to (1) Lessor being satisfied that there shall have been no material adverse change in the condition (financial or otherwise), business operations or prospects of Lessee from the date of execution hereof, and (2) receipt by Lessor, on or prior to the earlier of the Lease Commencement Date (as hereinafter defined) or Last Delivery Date therefor, of each of the following documents in form and substance satisfactory to Lessor (provided, however, that Sections I(c)(iii), (viii), (ix) through (xviii), and (xx) through (xxiv) shall not be applicable with respect to Lease Assets comprised solely of Equipment):

          (i) Schedules relating to the Lease Assets then to be leased hereunder (including separate Schedules for each Fee Property);

          (ii) a Bill of Sale with respect to the applicable Equipment and/or Leasehold Improvements executed by Lessee, a FAD or other vendor with respect thereto, in favor of Lessor, in the form of Annex B-1 or B-2, as applicable to the applicable Schedule;

          (iii) a copy of the recorded deed of any Fee Property conveying fee simple title to any Fee Property to Lessor or, if the recorded deed is not yet available, then a certified true copy of the executed deed, together with a certification by Lessee that such original executed deed has been sent to the appropriate records office for recording or a confirmation from the applicable title company that such original executed deed has been delivered to the title company to be sent to the appropriate records office for recording;

          (iv) evidence of insurance with respect to the Lease Assets then to be leased hereunder, which complies with the applicable requirements of Section IX hereof;

          (v) an Estoppel/Waiver Agreement (each an "Estoppel/Waiver Agreement"), in substantially the form of Exhibit No. 2 attached hereto, from the Landlord with respect to those locations at which the Equipment is located and with respect to which Lessee does not provide to Lessor a Landlord's Waiver (as hereinafter defined), or an opinion of local counsel (reasonably satisfactory to Lessor);

          (vi) a certificate of an authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge and without personal liability, there exists no Default (as hereinafter defined) or event which, with the giving of notice or the lapse of time (or both), would become such a Default hereunder;

          (vii) such Uniform Commercial Code financing statements, and statements of termination, release or partial release with respect to the Equipment, as Lessor reasonably may require;

          (viii) for any Ground-Lease Leasehold Improvements, a copy of the Ground Lease of the real property upon which such Ground-Lease Leasehold Improvements have been constructed, which Ground Lease shall expressly (1) permit a collateral assignment or leasehold mortgage to, and re-assignment by, Lessor, (2) provide for an initial lease term of not less than five (5) years and renewal terms which may be entered into in the discretion of Lessee or the applicable FAD such that the total number of years covered by the initial term and discretionary renewal terms shall be not less than ten (10) years, and (3) otherwise be in form and content satisfactory to Lessor in all respects (provided, however, that the requirements of clauses (1) and (2) hereof shall not be applicable if the Landlord's Waiver (as hereinafter defined) is delivered to Lessor with respect to such Ground Lease);

          (ix) with respect to any Premises-Lease Leasehold Improvements, a copy of the Premises Lease for the premises in which such Leasehold Improvements are to be placed or constructed, which Premises Lease shall (1) permit a collateral assignment to, and re-assignment by Lessor, (2) provide for an initial lease term and discretionary renewal terms such that the total number of years covered by the initial term and discretionary renewal terms shall be not less than the total term (including any renewal terms) of the applicable Schedule, and (3) otherwise be in form and content satisfactory to Lessor in all respects (provided, however, that the requirements of clauses (1) and (2) hereof shall not be applicable if the Landlord's Waiver is delivered with respect to such Premises Lease; and provided, further, that solely with respect to the Premises Lease with respect to Store 816 (BC Northwest, L.L.C.) Lessee shall cause to be provided to Lessor within ten (10) days after the Lease Commencement Date with respect to the Schedule applicable to such Equipment Location, the landlord's consent to the assignment to Lessor pursuant to the Collateral Assignment (as hereinafter defined));

          (x) with respect to any Fee Property, a fully-executed memorandum of lease (each a "MEMORANDUM OF LEASE") in substantially the form of Exhibit No. 6 attached hereto, with such amendments and modifications as shall be necessary to record such Memorandum of Lease among the land records of the jurisdiction in which the Fee Property is located together with such supplements to this Agreement as may be necessary to comply with the requirements of applicable state or local laws relating to the leasing of real property;

          (xi) with respect to any Fee Property, an ALTA owner's title insurance policy (or marked-up title insurance commitment) issued by First American Title Insurance Company or such other title insurance company reasonably acceptable to Lessor, which policy or commitment shall

(1) insure that Lessor has fee simple title to the Fee Property, free and clear of all liens and encumbrances other than Permitted Liens (as hereinafter defined), (2) be accompanied by copies of all documents related to any exceptions to the insurance provided thereby, (3) contain no exceptions which in Lessor's reasonable judgment are objectionable or, if any such exceptions are objectionable, Lessee shall cause such exceptions to be removed, or shall satisfy Lessor that such objections should not be objectionable, within thirty
(30) days after the Lease Commencement Date with respect to the Schedule pertaining to the applicable Fee Property, (4) insure the Fee Property for an amount not less than the Capitalized Lessor's Cost of the Fee Property and all Leasehold Improvements located thereon, (5) contain a recharacterization endorsement (where available) and such other affirmative coverages as Lessor reasonably shall require, and (6) in connection with any Mortgage (as hereinafter defined), insure Lessor's lien upon Lessee's leasehold estate;

          (xii) with respect to any Fee Property for which Lessee is unable to deliver a recharacterization endorsement in form and substance satisfactory to Lessor in all respects, a fully executed mortgage or deed of trust, substantially in the form of Exhibit No. 7 or Exhibit No. 8 attached hereto (each a "MORTGAGE"), with such amendments and modifications as shall be necessary to record such Mortgage among the land records of the jurisdiction in which the Fee Property is located, pursuant to which Lessee shall have conveyed to Lessor and granted to Lessor a first priority lien upon Lessee's leasehold interest in the Fee Property and any other estate, title, or interest of Lessee in the Fee Property;

          (xiii) with respect to any Ground-Lease Leasehold Improvements, an ALTA title insurance policy (or marked-up title insurance commitment) issued by First American Title Insurance Company or such other title insurance company reasonably acceptable to Lessor, which policy or commitment shall (1) insure that Lessee has a leasehold interest in the real property subject to the Ground Lease, free and clear of all liens and encumbrances other than Permitted Liens,
(2) be accompanied by copies of all documents related to any exceptions to the insurance provided thereby, (3) contain no exceptions which in Lessor's reasonable judgment are objectionable, (4) contain such affirmative coverages as Lessor shall reasonably require, and (5) if required by Lessor, insure Lessor's lien upon Lessee's leasehold estate;

          (xiv) with respect to any Real Estate, an affidavit or certificate from Lessee as to zoning compliance, copies of a use and occupancy permit and all other necessary permits or governmental approvals (provided, however, that such copies may be provided within twenty (20) days after the Lease Commencement Date of the applicable Schedule), and evidence reasonably satisfactory to Lessor of completion of the construction of the Leasehold Improvements or the improvements to be constructed on the Fee Property (the "FEE IMPROVEMENTS") and the installation of the Equipment on the Real Estate such that the Real Estate is suitable for operation by Lessee or a FAD as a "Boston Market" or "Boston Carver" location subject to the right of Lessee or a FAD to sublease a portion of such Real Estate for the operation of an "Einstein Bros. Bagels" or "Noah's New York Bagels" location;

          (xv) a certificate or affidavit from Lessee that the Leasehold Improvements, as constructed, comply in all respects with the requirements of the applicable Ground Lease or Premises Lease;

          (xvi) a Phase I environmental audit with respect to any Fee Property and any real property upon which the Ground-Lease Leasehold Improvements are to be made (and such further environmental audits or evidence of the absence of hazardous wastes as Lessor reasonably shall deem necessary), which audit must be satisfactory in Lessor's sole discretion as to form and substance;

          (xvii) an appraisal of any Fee Property acquired by Lessee, BCRE, or a FAD more than one year prior to the Lease Commencement Date with respect to such Fee Property;

          (xviii) with respect to any Fee Property or any real property subject to a Ground Lease, if required by Lessor, a current ALTA/ALSM survey certified to Lessor and the title company and satisfactory in all respects to Lessor and the title company, prepared by a registered land surveyor or engineer satisfactory to Lessor, and showing (1) the location on the real property of all Fee Improvements or Ground-Lease Leasehold Improvements and established building setback lines, (2) the boundary lines of such real property, (3) all access and other easements appurtenant to such real property or necessary for the use of the Equipment and/or the Ground-Lease Leasehold Improvements or the Fee Improvements, (4) all roadways, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the real property, whether recorded or apparent from a physical inspection of the real property,
  (5) any encroachments on any adjoining property by the Fee Improvements or the Ground-Lease Leasehold Improvements, (6) a metes and bounds legal description of the real property, and (7) such other related items as reasonably may be required by Lessor. Such survey shall be certified to Lessor and the title company and shall be in form and substance reasonably satisfactory to Lessor. Such surveys may be provided within twenty (20) days of completion of the Fee Improvements or the Ground-Lease Leasehold Improvements, as applicable;

          (xix) for any Leasehold Improvements, a collateral assignment of lease from Lessee or the applicable FAD covering the applicable Ground Lease or Premises Lease (each a "Collateral Assignment of Lease"), in substantially the form of Exhibit No. 4 attached hereto; with such changes as reasonably may be necessary (in the case of any Ground Lease) to record such Collateral Assignment of Lease among the land records of the jurisdiction in which the Leasehold Improvements are located; and Lessee shall provide to Lessor within ten (10) days of the Lease Commencement Date with respect to the applicable Schedule, the original or a certified photocopy of the memorandum of lease executed with respect to the applicable Ground Lease or Premises Lease;

          (xx) for any property leased by a FAD pursuant to a Ground Lease or Premises Lease that has been collaterally assigned by the FAD to Lessee as security for such FAD's obligations to Lessee and for which a Collateral Assignment of Lease is required to be delivered to Lessor pursuant to clause (xix), a Subordination and Intercreditor Agreement (each a "Subordination and Intercreditor Agreement"), in substantially the form of Exhibit No. 9 attached hereto;

          (xxi) a Landlord's Agreement (each a "Landlord's Waiver"), in substantially the form of Exhibit No. 5A (for any Ground Lease) or Exhibit No. 5B (for any Premises Lease) attached hereto, duly executed by the landlord of the real property upon which the Leasehold Improvements are located, or evidence satisfactory to Lessor in all respects that the Ground Lease or Premises Lease (as applicable) expressly permits the collateral assignment of such lease to Lessor, gives Lessor appropriate notice and cure rights, and permits the assignment of such lease by Lessor without further consent from or notice to the Landlord or subject only to such restrictions as are acceptable to Lessor in all respects; provided, however, that such Landlord's Waivers may be provided within sixty (60) days after the Lease Commencement Date of the applicable Schedule;

          (xxii) evidence that all real estate taxes on the Real Estate which are then due and payable (or, if permissible under applicable law, all installments thereof which are then due and payable) have been paid unless any such taxes are being contested by Lessee in accordance with Section III(c);

          (xxiii) lien waivers signed by the general contractor and all major subcontractors and suppliers for all work done and materials furnished in connection with the construction of Leasehold Improvements or the Fee Improvements and the installation of the Equipment therein; provided, however, that in the event that Lessee shall not, as a result of Lessee's good faith dispute with any general contractor or subcontractor, have obtained a lien waiver from the same, Lessee shall be deemed to have complied with the provisions of this clause (xxiii), (1) if the amount in dispute is not greater than $50,000.00 and Lessee is diligently attempting to resolve such dispute, or (2) if the amount in dispute is bonded or guaranteed by a surety in accordance with applicable laws; provided, further, that such lien waivers may be provided within twenty (20) days after the Lease Commencement Date of the applicable Schedule;

          (xxiv) a copy of Lessee's prototype plans pursuant to which any Ground-Lease Leasehold Improvements or Fee Improvements were constructed (which prototype plans may be provided within twenty (20) days after the Lease Commencement Date with respect to the first Schedule executed pursuant hereto), and a certification by Lessee's in-house architect that such improvements were completed substantially in conformity with such plans, as modified to comply in all material respects with all applicable laws and regulations;

          (xxv) if the Lease Assets described on the applicable Schedule are to be subleased to a FAD pursuant to Section XII(a) hereof, the chattel paper original of the Sublease (as hereinafter defined) and of the applicable Sublease Schedule, together with an opinion of counsel for such FAD, a certified resolution with respect to such FAD, evidence of insurance on behalf of such FAD which complies with the requirements of Section IX hereof (provided that the foregoing, other than the original Sublease Schedule, need only be delivered on the date the applicable Sublease is executed), and Uniform Commercial Code financing statements, all as reasonably may be required by Lessor;

          (xxvi) an opinion of counsel for Lessee in form and substance satisfactory to Lessor;

          (xxvii) a Corporate Lessee's Board of Directors Resolution certified by the Secretary of Lessee;

          (xxviii) an Affidavit of Ownership of Lessee with respect to the applicable Equipment;

          (xxix) such Uniform Commercial Code financing statements or statements of termination, release, or partial release related to the Mortgages as Lessor reasonably may require;

          (xxx) if any portion of the Leased Assets are subleased by Lessee (other than to a Sublessee (as hereinafter defined)), or are subleased by a Sublessee, a subordination agreement executed by the applicable sublessee, which subordination agreement shall be in form and substance satisfactory to Lessor;

          (xxxi) such other documents as Lessor reasonably may request to carry out the intent and purpose of this Agreement;

          (xxxii) an amendment with respect to Section XI(a)(9) of that certain Master Lease Agreement dated as of September 27, 1995 (the "1995 Master Lease Agreement"), between Lessee and General Electric Capital Corporation, for Itself and as Agent for Certain Participants, in form and substance satisfactory to Lessor;

          (xxxiii) the Facilities Agreement, the Guaranty duly executed by each Subsidiary (as such terms are defined in the Credit Agreement) of Lessee which is required pursuant to Section 4.11(1) of the Facilities Agreement to execute a Guaranty, and the Pledge Agreement (as such term is defined in the Credit Agreement) and related documents; and

          (xxxiv) with respect to any Premises-Lease Leasehold Improvements, a copy of the previously issued title insurance commitment issued by a title insurance company reasonably acceptable to Lessor, which commitment shall establish to the reasonable satisfaction of Lessor that (1) the landlord with respect to the Premises Lease had sufficient title to convey the leasehold interest to the tenant under such Premises Lease, and (2) such tenant took such leasehold interest free of any liens, encumbrances or other matters which (A) created prior rights in the property subject to such Premises Lease, (B) adversely affect the ability to use such property for its intended purposes, or
(C) adversely affect Lessor's ability freely to dispose of such Premises Lease and/or the leasehold interest thereunder after the occurrence of a Default hereunder; provided, however, that such title insurance commitment may be provided within thirty (30) days after the Lease Commitment Date with respect to the Schedule pertaining to the applicable Premises-Lease Leasehold Improvements.

     Simultaneously with the execution of the Bill of Sale, Lessee shall execute a Certificate of Acceptance, in the form of Annex C to the applicable Schedule, covering all of the Equipment and/or Leasehold Improvements described in the Bill of Sale. Upon execution by Lessee of any Certificate of Acceptance, the Lease Assets described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

     (d) Anything in the foregoing to the contrary notwithstanding, Lessor will acquire and lease to Lessee certain Real Estate and related Equipment in locations which are not yet completed and ready to commence operations (such Real Estate and Equipment being hereinafter called "Incomplete Store Assets"), subject to the following conditions:

          (i) Lessor shall be satisfied that there shall have been no material adverse change in the condition (financial or otherwise), business operations or prospects of Lessee from the date of execution hereof;

          (ii) the aggregate Capitalized Lessor's Cost for all Incomplete Store Assets shall be no more than $10,650,000;

          (iii) Lessor shall receive, for each location upon which any Incomplete Store Assets are located, evidence satisfactory to Lessor in all respects, that construction has commenced, and that Lessee has the ability to complete all Leasehold Improvements, install all necessary Equipment, and obtain all necessary licenses and permits in order to commence operations within 120 days after the date on which such Incomplete Store Assets are leased hereunder.

          (iv) Lessor shall have received all of the items listed in Section I(c) hereof, except that (1) Lessee shall be required to deliver lien waivers only for work completed prior to the date of funding, and (2) Lessee shall not be required to deliver a use and occupancy permit or other evidence of final completion; and

          (v) within one hundred twenty (120) days after the date on which such Incomplete Store Assets are leased hereunder, Lessee shall complete all Leasehold Improvements, install all necessary Equipment, obtain all necessary permits to commence operations, and provide Lessor evidence of the same, and Lessee shall either (1) request Lessor to lease to Lessee all of the new or newly-completed Lease Assets at such Lease Assets Location pursuant to the terms of this Lease (if sufficient commitments remain available and Lessee meets all of the conditions set forth herein), or (2) provide to Lessor evidence that Lessee has paid for all of the Leasehold Improvements and Equipment located at such Lease Assets Location (other than the Incomplete Store Assets funded by Lessor and leased to Lessee pursuant hereto), and provide to Lessor a valid, perfected, first priority security interest in all such Leasehold Improvements and Equipment. In connection therewith, Lessee shall execute and deliver to Lessor such security agreements, mortgages or deeds of trust, financing statements, and other documents and instruments as Lessor reasonably shall require in order perfect such lien and security interest (to be recorded at Lessee's expense).

     In the event that Lessee is unable to commence operations within such one hundred twenty (120) day period, Lessee shall, if required by Lessor, purchase the Incomplete Store Assets from Lessor on the next Rent Payment Date, for a price equal to the Termination Value of such Incomplete Store Assets, together with all taxes and charges upon transfer, and all other reasonable and documented expenses incurred by Lessor in connection with such transfer.

II.  TERM, RENT AND PAYMENT:

     (a) The rent payable hereunder (the "Rent") and Lessee's right to use th Lease Assets shall commence on the date of execution by Lessee of the Certificate of Acceptance for such Lease Assets ("Lease Commencement Date"). The term of lease pursuant to this Agreement and the applicable Schedule (the "Term") shall be the period specified in the applicable Schedule. If any Term is extended or renewed, the word "Term" shall be deemed to refer to all extended or renewed terms, and all provisions of this Agreement shall apply during any extended or renewed terms, except as may be otherwise specifically provided in writing.

     (b) Rent shall be paid to Lessor by wire transfer of immediately available funds for receipt prior to 11:00 a.m. New York time to: Bankers Trust New York, New York, New York 10006, Account No. 50-202-962, ABA No. 021-001-033, or to such other account as Lessor may direct in writing; and shall be effective upon receipt. Payments of Rent shall be in the amount set forth in, and due in accordance with, the provisions of the applicable Schedule. In no event shall any Rent payments be refunded to Lessee (except in instances of manifest error). If Rent is not paid within ten (10) days of its due date, Lessee agrees to pay a late charge of Five Cents ($0.05) per dollar on, and in addition to, the amount of such Rent but not exceeding the lawful maximum, if any. Without affecting Lessee's absolute and unconditional obligation to pay Rent hereunder, in an independent suit Lessee may seek damages for breach by Lessor of its obligations under this Lease. All payments due under this Agreement whether or not specifically denominated as Rent shall be collectible in the same manner as Rent.


III. TAXES:

     (a) Taxes in General. Lessee shall have no liability for taxes imposed by the United States of America or any state or political subdivision thereof which are on or measured by the net income of Lessor or any Participant (as hereinafter defined). Lessee shall report (to the extent that it is legally permissible) and, subject to Section III (b) hereof, pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against any Lease Assets (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rentals or receipts hereunder), any Schedule, Lessor (to the extent relating to the transactions contemplated by this Agreement) or Lessee by any foreign, Federal, state or local government or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, real property, excise, gross receipts, franchise, transfer, recordation, stamp or other taxes, imposts, duties and charges (including those related to the original acquisition of any Lease Assets, any transfer of any interest in any Lease Assets, the granting of any lien by Lessee, or the sale of any Lease Assets to any third party pursuant to the terms hereof), together with any penalties, fines or interest thereon (all hereinafter called "Taxes"). Lessee shall (i) reimburse Lessor upon receipt of written request for reimbursement for any Taxes charged to or assessed against Lessor and submission of written evidence of payment, (ii) on request of Lessor, submit to Lessor written evidence of Lessee's payment of Taxes, (iii) on all reports or returns with respect to personal property taxes show the ownership of the Lease Assets by Lessee or Sublessee (as hereinafter defined), and (iv) send a copy of all reports or returns pertaining to personal property taxes to Lessor. Lessee shall not be obligated to indemnify Lessor under this Section for any Taxes that are attributable to a transfer by Lessor of the Lease Assets or any interest therein, unless such transfer arises as a result of (1) the occurrence of a Default (as hereinafter defined), or (2) the exercise by Lessee of its options pursuant to Sections XVIII(a) or (d) or Section XXII hereof, or (3) the exercise by Lessee of its option pursuant to Section V(e) hereof, or (4) the occurrence of a Casualty Occurrence (as hereinafter defined).

     (b) Special Provisions Related to Real Estate Taxes. From and after the date of each Schedule relating to Real Estate, Lessee shall pay directly to the appropriate taxing authority all Real Estate Taxes (as hereinafter defined) applicable to such Real Estate . If the Term of such Schedule expires or otherwise terminates at any time other than the beginning of a taxable year, Lessee's obligation to pay Real Estate Taxes shall be prorated on the basis of a 365-day year so as to include only that portion of the taxable year which is part of the Term of such Schedule. Unless the termination of a Schedule results from the purchase of the Real Estate pursuant to Section XVIII(d) below, any Real Estate Taxes levied against any Real Estate which accrue during the Term of such Schedule but which would not yet be due and payable to the appropriate taxing authority until after the expiration of the Term of such Schedule shall be paid by Lessee to Lessor upon termination of such Schedule. Lessor shall pay such amounts to the appropriate taxing authority on a timely basis. Unless the termination of a Schedule results from the purchase of the Real Estate pursuant to Section XVIII(d) hereof, or unless a Default or event which, with the giving of notice, or the lapse of time, or both, would constitute a Default has then occurred hereunder, all Real Estate Taxes paid by Lessee with respect to the Real Estate described on such Schedule prior to such termination, but attributable to the period following such termination, shall be paid by Lessor to Lessee upon such termination.

     Except to the extent that Real Estate Tax bills are sent directly to Lessee by the taxing authorities, upon receipt by Lessor of such tax bills or statements, Lessor shall use reasonable efforts to advise Lessee promptly in writing of all Real Estate Taxes and shall use reasonable efforts promptly (but not less than fifteen (15) days prior to delinquency) to deliver copies of all applicable tax bills or statements to Lessee. Lessee shall, subject to Section III(c) below, pay directly to the taxing authority all Real Estate Taxes prior to the earlier of (i) thirty (30) days after receipt by Lessee of a copy of the applicable tax bills or statements, or (ii) five (5) days prior to delinquency. Lessor shall use reasonable efforts to direct the appropriate taxing authority to send Real Estate Tax bills directly to Lessee. As used herein, "Real Estate Taxes" shall mean any and all taxes, governmental fees and similar charges and assessments levied or assessed against the Real Estate, including, without limitation, ad valorem taxes and special assessments applicable to the Real Estate.

     (c) Right to Contest. Lessee shall not be required to pay any Real Estate Taxes or other Taxes for which Lessee is liable hereunder so long as (i) Lessee is contesting the same in good faith and by appropriate proceedings, which postpone the collection thereof, (ii) Lessee has provided to Lessor evidence that the position taken by Lessee would have a realistic possibility of success if litigated, such evidence to be satisfactory to Lessor in its discretion,
(iii) Lessee provides, if required under applicable law, a bond or similar surety pending appeal, in a manner acceptable to the appropriate taxing authority, if approval is required, prior to the time when penalty attaches for non-payments, (iv) such proceedings do not involve any substantial danger (as determined in Lessor's sole discretion) of the sale, forfeiture or loss of the Lease Assets or any interest therein, and (v) Lessee shall indemnify and hold Lessor harmless from and against any costs and expenses incurred in connection with the contest of such taxes, and any interest, fees, or penalties attaching with respect thereto.

IV.  REPORTS:

     (a) Lessee will notify Lessor in writing, within ten (10) days after Lessee becomes aware that any tax or other lien (with respect to an amount in excess of $50,000.00 (other than a Permitted Lien, as hereinafter defined) shall attach to any Lease Assets, of the full particulars thereof and of the location of such Lease Assets on the date of such notification.

     (b) Lessee will permit Lessor (at Lessor's expense) to inspect any Lease Assets during normal business hours upon reasonable notice, whether the Equipment is located on Lessee's premises or on the premises of any Sublessee (as hereinafter defined) to whom Lessee has leased any or all of the Lease Assets hereunder, provided that such inspections shall not unreasonably interfere with the day to day business of Lessee or such Sublessee (provided, however, that if a Default has then occurred and is continuing, at Lessee's expense, Lessor may inspect any Lease Assets without restriction).

     (c) Subject to the other terms of this Agreement, Lessee will keep the Equipment at the Lease Assets Location specified in the applicable Schedule within the continental United States and will notify Lessor of any relocation of Equipment in accordance with Section V(h) hereof. As used herein, "Lease Assets Location" means the location at which the Lease Assets initially are located as specified in the applicable Schedule. Upon the written request of Lessor not more than once per calendar quarter, Lessee will notify Lessor forthwith in writing of the location of any Equipment as of the date of such notification.

     (d) Lessee will promptly and fully report to Lessor in writing if any Lease Assets are lost or damaged (where the estimated repair costs would exceed $100,000 per Lease Assets Location, or is otherwise involved in an accident causing personal injury or property damage which is likely to result in liability to Lessor in excess of $100,000).

     (e) Lessee promptly will give Lessor copies of any notices received by Lessee from the landlord under any Ground Lease or Premises Lease.


V.   DELIVERY, USE AND OPERATION, SUBSTITUTION:

     (a) The parties acknowledge that a portion of this transaction relating to the Equipment and Leasehold Improvements is a sale/leaseback transaction and a portion of the Equipment and Leasehold Improvements is in Lessee's or Sublessee's possession as of the Lease Commencement

Date. All other Equipment shall be shipped directly from the supplier to Lessee or the Sublessee. All Fee Property acquired after the date hereof shall be acquired, and all Leasehold Improvements for which construction is commenced after the date hereof shall be constructed, pursuant to the Agency Agreement.

     (b) The parties acknowledge and agree that Lessee and/or the FADs may close or relocate stores in the ordinary course of its or their business, subject in all events to the provisions of this Agreement. Lessee agrees that the Lease Assets will be used by Lessee or by FADs pursuant to Section XII(a) hereof operating under franchise agreements with Lessee, solely in the conduct of its or their business and in a manner complying with all applicable Federal, state, and local laws and regulations, and any applicable insurance policies, and Lessee or the FAD, as applicable, shall not discontinue use of the Lease Assets, except (i) as provided in Sections V(e) and VII hereof, and (ii) that Lessee may temporarily discontinue use of and store Equipment or temporarily discontinue use of other Lease Assets, in either case only in connection with the closing or relocation of Lessee's store at a Lease Assets Location, for a period not to exceed forty-five (45) days; provided, however, that Lessee shall not temporarily discontinue use of and store Equipment or discontinue use of other Lease Assets pursuant to clause (ii) hereof with respect to more than twenty-five (25) of Lessee's stores at any one time.

     (c) Lessee will keep the Lease Assets free and clear of all liens and encumbrances other than (1) those which result from acts of Lessor or of the Loan Agent, (2) those arising from the rights and interest of Lessee in any Sublease which shall have been assigned to Lessor, (3) liens for fees, taxes, levies, duties or other governmental charges of any kind, liens of mechanics, materialmen, laborers, employees or suppliers and similar liens arising by operation of law incurred by Lessee or a Sublessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger (as determined in Lessor's sole discretion) of the sale, forfeiture or loss of the Lease Assets or any interest therein), (4) liens arising out of any judgments or awards against Lessee or a Sublessee which have been adequately bonded to protect Lessor's interest or with respect to which a stay of execution has been obtained pending an appeal or a proceeding for review, (5) any collateral assignment of lease in respect of any Premises Lease or Ground Lease made by a Sublessee to Lessee, and (6) minor encumbrances (including, without limitation, easements, rights of way, covenants, zoning variances and similar encumbrances) which do not materially affect the value of the Lease Assets. The liens and encumbrances described in clauses (1) through (6) hereof are referred to as "Permitted Liens". Lessee will defend, at its own expense, Lessor's interest in the Lease Assets from such claims, liens or legal processes. Lessee will also notify Lessor immediately upon receipt of notice of any lien, attachment or judicial proceeding affecting the Lease Assets in whole or in part.

     (d) Lessee shall, and shall cause each Sublessee to, comply with each and every covenant, term and condition of each applicable Ground Lease and Premises Lease.

     (e) Provided that no Default shall then have occurred and be continuing, at Lessee's expense, Lessee may elect to replace a unit of Equipment (a "Substituted Item") with another unit of Equipment (a "Replacement Item"), due to the obsolescence (as determined by Lessee in accordance with Lessee's customary method of operation) of the Substituted Item (in accordance with the provisions of this Paragraph) or upon the occurrence of a Casualty Occurrence (as hereinafter defined). Each Replacement Item shall be free and clear of all liens and encumbrances (other than Permitted Liens) and shall have at least the value, residual value, utility and remaining useful life and be in as good an operating condition as the Substituted Item, assuming that the Substituted Item had been maintained in accordance with the provisions of this Agreement. Lessee shall provide to Lessor such substantiation with respect to the lien status, the value, residual value, utility and remaining useful life, and the operating condition, of the Replacement Item as reasonably may be required by Lessor and such substitution is expressly conditioned upon Lessor having determined to its reasonable satisfaction that the conditions specified in this paragraph have been satisfied.

          (1) Lessee shall notify Lessor within fifteen (15) days after the end of each quarter of Lessee's fiscal year of all replacements of items of Equipment having a Capitalized Lessor's Cost per item in excess of $10,000 effected during such fiscal quarter, identifying the Substituted Items and the Replacement Items per Lease Assets Location; provided, however, that if the Capitalized Lessor's Cost of any Substituted Item of Equipment exceeds $15,000, then replacement of such Substituted Item shall be subject to Lessor's prior written consent, which consent shall not unreasonably be withheld or delayed. Such request for consent to replacements pursuant hereto shall be limited to once per quarter for any number of Substituted Items. Notwithstanding the foregoing, Lessor's consent shall not be required with respect to any replacement pursuant to this Section V(e) made in connection with a "FAST track" refit by Lessee of a store.

          (2) In addition to, and apart from, any rights and obligations Lessee may have under Section VII(b) hereof, if the store at a particular Lease Assets Location has been closed and the Equipment previously used at such Lease Assets Location has been relocated in accordance with the provisions of Section V(f) hereof, then Lessee may elect to substitute for the Real Estate at such Lease Assets Location fee simple property and/or leasehold improvements, as applicable, having an equal or greater value (as determined to the reasonable satisfaction of Lessor), with respect to such new Lease Assets Location, provided that the acquisition of such substituted Real Estate satisfies the conditions for acquisition of the original Real Estate so replaced, and Lessee shall be responsible for all costs and expenses incurred by Lessor in connection with such substitution.

          (3) Lessee shall execute and deliver, or shall cause to be executed and delivered, to Lessor a Bill of Sale, special or limited warranty deed and related documents, copy of any applicable Ground Lease or Premises Lease, Collateral Assignment of Lease, Landlord's Waiver, Estoppel/Waiver Agreement (all as applicable), and an amended Annex A to the applicable Schedule with respect to each Replacement Item, together with such documents and instruments as reasonably may be required by Lessor in connection with such replacement, including (without limitation) title insurance policies, environmental audits, surveys, Uniform Commercial Code financing statements and mortgage documents, if applicable, to be filed at Lessee's expense, all of such documents and instruments to be in form and substance reasonably satisfactory to Lessor.

          (4) Upon compliance by Lessee with the provisions hereof, provided that no Default shall then have occurred and be continuing, Lessor will transfer to Lessee, on an AS IS BASIS (as hereinafter defined), without recourse or warranty, express or implied, of any kind whatsoever, all of Lessor's interest in and to the Substituted Item and/or the replaced Real Estate. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Substituted Item and/or the replaced Real Estate and any other matters (except that Lessor shall warrant that it conveyed whatever interest it received in such Substituted Item and/or the replaced Real Estate free and clear of any lien or encumbrance created by Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code statements of termination, deeds of the Fee Property, releases of Collateral Assignments of Leases, releases of Mortgages, and other documents and instruments, as reasonably may be required in order to terminate any interest of Lessor in and to such Substituted Item and/or the replaced Real Estate.

     (f) Provided that no Default shall then have occurred and be continuing, at Lessee's expense, (1) Lessee may elect to replace all (but not less than all) of the Equipment located at any one or more Lease Assets Locations operated by a FAD with Equipment located at Lease Assets Locations not operated by such FAD, if Lessee has acquired a majority interest in such FAD, (2) Lessee may elect to replace all (but not less than all) of the Equipment located at any one or more Lease Assets Locations operated by Mid-Atlantic Restaurant Systems L.P. or any other subsidiary of Lessee with Equipment located at Lease Assets Locations not operated by Mid-Atlantic Restaurant Systems L.P. or any other subsidiary of Lessee, and (3) Lessee may elect to replace all (but not less than all) of the Affected Equipment (as hereinafter defined) with Equipment, on the following terms and conditions:

          (A) The new Equipment shall: (i) be free and clear of all liens and encumbrances (other than Permitted Liens); (ii) have at least the value, utility and remaining useful life and be in as good an operating condition as the Equipment which is replaced, assuming that the Equipment which is replaced had been maintained in accordance with the provisions of this Agreement; (iii) constitute all of the equipment used at the new Lease Assets Location; and (iv) be less than twelve (12) months old. Lessee shall provide to Lessor such substantiation with respect to the conditions specified in this Paragraph (A) as reasonably may be required by Lessor and such substitution is expressly conditioned upon Lessor having determined to its reasonable satisfaction that the conditions specified in this Paragraph (A) have been satisfied.

          (B) Lessee shall notify Lessor not less than thirty (30) days prior to the proposed substitution of Equipment pursuant to Section V(f)(1) or (2) hereof. Such replacement pursuant to Section V(f)(1) or (2) hereof shall be limited to once per quarter. If Lessee elects to substitute Equipment pursuant to Section V(f)(3) hereof, Lessee shall notify Lessor of its election within ten
(10) days of the Notice Date (as hereinafter defined) and such substitution shall be completed within twenty (20) days of the Notice Date.

          (C) Lessee shall execute and deliver, or shall cause to be executed and delivered, to Lessor a Bill of Sale, an Estoppel/Waiver Agreement, and an amended Annex A to the applicable Schedule with respect to the new Equipment, together with such documents and instruments as reasonably may be required by Lessor in connection with such replacement, including (without limitation) Uniform Commercial Code financing statements to be filed at Lessee's expense, all of such documents and instruments to be in form and substance reasonably satisfactory to Lessor. Lessee shall be responsible for all costs and expenses incurred by Lessor in connection with such substitution.

          (D) Upon compliance by Lessee with the provisions hereof, provided that no Default shall then have occurred and be continuing, Lessor will transfer to Lessee, on an AS IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever, all of Lessor's interest in and to the replaced Equipment. Lessor shall not be required to make and may specifically declaim any representation or warranty as to the condition of the replaced Equipment and any other matters (except that the Lessor shall warrant that it conveyed whatever interest it received in such replaced Equipment, free and clear of any lien or encumbrance created by Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination and other documents and instruments, as reasonably may be required in order to terminate or convey any interest of Lessor in and to such replaced Equipment.

     (g) Provided that no Default shall then have occurred and be continuing, at Lessee's expense, if (1) Lessee or any FAD defaults under any Ground Lease or any Premises Lease, or (2) there occurs a default under any Collateral Assignment of Lease, any Mortgage, or other document executed by Lessee or a FAD in connection with the Real Estate and such default has not been waived or cured and all applicable waiver or cure periods with respect thereto have then expired, or (3) Lessee is unable timely to comply with any requirement to satisfy any of those conditions specified in Section I(c) hereof which permit satisfaction after the applicable Lease Commencement Date, then, within ten (10) days of Lessee's obtaining knowledge thereof, Lessee shall replace all (but not less than all) of the Lease Assets with respect to which such default or non-compliance has occurred, on the following terms and conditions:

         (A) the new Lease Assets shall (i) be free and clear of all liens and encumbrances other than Permitted Liens; (ii) have at least the value, utility and remaining useful life and be in as good an operating condition as the Lease Assets which are replaced, assuming that the Lease Assets which are replaced had been maintained in accordance with the provisions of this Agreement or, if such new Lease Assets are not of the same type as the Lease Assets to be replaced, having a value, utility and remaining useful life, and being in such operating condition, as is acceptable to Lessor; (iii) constitute all of the Lease Assets used at the new Lease Assets Location; (iv) be less than twelve (12) months old; and (v) the acquisition of any such substituted Real Estate satisfies the conditions for acquisition of any original Real Estate so replaced. Lessee shall provide to Lessor such substantiation with respect to the conditions specified in this Paragraph (A) as reasonably may be required by Lessor and such substitution is expressly conditioned upon Lessor having determined to its reasonable satisfaction that the conditions specified in this Paragraph (A) have been satisfied.

          (B) Lessee shall execute and deliver, or shall cause to be executed and delivered, to Lessor, a Bill of Sale, special or limited warranty deed and related documents, copy of any applicable Ground Lease or Premises Lease, Collateral Assignment of Lease, Landlord's Waiver, Estoppel/Waiver Agreement (all as applicable) and an amended Annex A to the applicable Schedule with respect to the new Lease Assets, together with such documents and instruments as reasonably may be required by Lessor in connection with such replacement, including (without limitation) title insurance policies, environmental audits, surveys, Uniform Commercial Code financing statements and mortgage documents, if applicable, to be filed at Lessee's expense, all of such documents and instruments to be in form and substance reasonably satisfactory to Lessor. Lessee shall be responsible for all costs and expenses incurred by Lessor in connection with such substitution.

          (C) Upon compliance by Lessee with the provisions hereof, provided that no Default shall then have occurred and be continuing, Lessor will transfer to Lessee, on an AS IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever, all of Lessor's interest in and to the replaced Lease Assets. Lessor shall not be required to make and may specifically declaim any representation or warranty as to the condition of the replaced Lease Assets and any other matters (except that Lessor shall warrant that it conveyed whatever interest it received in such replaced Lease Assets, free and clear of any lien or encumbrance created by Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination and other documents and instruments, as reasonably may be required in order to terminate or convey any interest of Lessor in and to such replaced Lease Assets.

     (h) Lessee may relocate any unit of Equipment to a store operated by Lessee, the same FAD or another FAD with written notice to Lessor within thirty
(30) days after such relocation, describing the subject Equipment, the prior Lease Assets Location of such Equipment and the new Lease Assets Location where the Equipment has been relocated. In addition, Lessee shall deliver to Lessor such documents and instruments as reasonably may be required by Lessor in connection with such relocation, including, in each case if necessary, an Estoppel/Waiver Agreement with respect to the new Lease Assets Location or an opinion of local counsel satisfactory to Lessor, and Uniform Commercial Code financing statements to be filed at Lessee's expense.

     (i) Conditioned upon Lessee performing all of the covenants and conditions hereof on its part to be performed, neither Lessor nor any person acting by, through or under Lessor, shall take any actions to interfere with Lessee's quiet enjoyment of the Lease Assets during the Term. Conditioned upon Lessee performing all of the covenants and conditions hereof and upon a Sublessee performing all of the covenants and conditions of the applicable Sublease, neither Lessor nor any person acting by or through Lessor, shall take any actions to interfere with Sublessee's quiet enjoyment of the applicable Lease Assets during the term of such Sublease.


VI.  SERVICE:

     (a) Lessee will, or will cause each Sublessee to, at its sole expense, maintain all Lease Assets in good operating order, repair, condition and appearance in accordance with Lessee's customary practices which are intended to ensure the continuing utility of such Lease Assets to Lessee's or Sublessee's (as applicable) business, but in no event less than industry standards, normal wear and tear excepted. As between Lessor and Lessee, Lessee shall pay all costs, expenses, fees and charges incurred during the Term of a Schedule in connection with the use, occupancy, construction, installation, repair, maintenance, or replacement of any of the Lease Assets described on such Schedule.

     (b) Lessee will not, without the prior consent of Lessor, affix or install any accessory, equipment or device on any Lease Assets if such addition will impair the value, utility, residual value, useful life, originally intended function or use of such Lease Assets. Notwithstanding the foregoing, Lessee, from time to time, at its own expense: (1) may affix or install any equipment, device or accessory or make any improvements to the Lease Assets in connection with any remodeling, or similar undertaking in the ordinary course of business, of such Lease Assets so long as such remodeling or undertaking does not impair the value, utility, or residual value of or useful life of the Lease Assets; and
(2) shall affix or install any accessory, equipment or device on any Lease Assets, and shall make any alterations or modifications to the Lease Assets, that may be necessary, from time to time, to comply in all material respects with any applicable laws, rules or regulations or any provision of any insurance policy required to be kept under Section IX hereof; provided, however, that in connection with Lessee's obligations under the foregoing clause (2), Lessee may contest by appropriate proceedings or actions, diligently conducted in good faith, the validity or application of any law or regulation or provisions of any insurance policy, provided that any such delay in compliance therewith will not result in the incurrence of any lien or any charge of any kind against the Lease Assets and will not subject Lessor to any criminal liability for failure so to comply. All additions and repairs made, and all parts, supplies, accessories, equipment, and devices furnished, attached or affixed to any Lease Assets which are not readily removable shall be made or furnished, attached or affixed only in compliance with applicable law, shall be free and clear of all liens, encumbrances or rights of others (other than Permitted Liens), and shall become subject to the interest of Lessor. Lessee will not, without the prior written consent of Lessor and subject to such conditions as Lessor may impose for its protection, affix or install more than fifteen (15) percent of the Capitalized Lessor's Cost of the Equipment to or in any other personal property or real property (other than the Real Estate).

     (c) Any alterations or modifications to the Lease Assets that may, at any time during the Term, be required to comply with any applicable law, rule, regulation, or insurance policy, shall be made at the expense of Lessee. Except as expressly provided herein or in the Agency Agreement, Lessor shall not be required to build any improvements, make any repairs, replacements, alterations or renewals of any nature or description, or make any expenditure in connection with this Agreement or to maintain the Lease Assets. Lessee waives any right to
(i) require Lessor to maintain, repair, or rebuild all or any of the Lease Assets, or (ii) make repairs at the expense of Lessor pursuant to any applicable law, contract, insurance agreement or other covenant at any time in effect.

VII. LOSS OR DAMAGE; STIPULATED LOSS VALUE:

     If any Lease Assets shall be or become worn out, lost, stolen, destroyed, irreparably damaged in the reasonable determination of Lessee, or permanently rendered unfit for use from any cause whatsoever, including but not limited to an exercise of eminent domain or condemnation rights (such occurrences being hereinafter called "Casualty Occurrences"), Lessee shall promptly and fully notify Lessor in writing thereof if the aggregate original Capitalized Lessor's Cost of all Lease Assets at any single Lease Assets Location subject to Casualty Occurrences is in excess of $100,000.

     (a) With respect to any unit of Equipment having suffered a Casualty Occurrence, on the Rent Payment Date next succeeding the later of the Casualty Occurrence or thirty (30) days after such Casualty Occurrence (but in no event later than the date of expiration of the Term with respect to such unit of Equipment having suffered the Casualty Occurrence) (the "Equipment Payment Date"), Lessee shall (regardless of whether Lessee is required to notify Lessor thereof pursuant hereto) either (as selected by Lessee, if applicable):

          (1) so long as no Default or event which, with the giving of notice or the lapse of time (or both), would become such a Default has then occurred hereunder and the Real Estate upon which the Equipment having suffered the Casualty Occurrence is installed has not also suffered a Casualty Occurrence, replace the unit of Equipment having suffered the Casualty Occurrence with equipment of at least the value, utility and remaining useful life and in as good an operating condition as the unit of Equipment having suffered the Casualty Occurrence immediately before the Casualty Occurrence, assuming that such unit of Equipment had been maintained in accordance with the provisions of this Agreement, and otherwise in accordance with the provisions of Section V(e) hereof; or

          (2) pay Lessor the sum of (x) the Stipulated Loss Value of such unit of Equipment calculated in accordance with Annex D to the applicable Schedule as of the Rent Payment Date next preceding such Casualty Occurrence (the "Equipment Calculation Date"); and (y) all Rents and other amounts which are due hereunder as of the Equipment Payment Date. Upon payment of all sums due hereunder, the Term as to such unit of Equipment shall terminate and (except in the case of the loss, theft or complete destruction of such of Equipment) Lessee shall be entitled to recover possession of such unit of Equipment and, to the extent not previously applied toward the payment of such sums, to receive and keep all insurance and/or condemnation proceeds paid to Lessee (or Lessor) on account of such Casualty Occurrence.

     (b) With respect to any Real Estate having suffered a Casualty Occurrence, on the Rent Payment Date next succeeding the later of the Casualty Occurrence or ninety (90) days after such Casualty Occurrence (but in no event later than the date of expiration of the Term with respect to such unit of Equipment having suffered the Casualty Occurrence) (the "Real Estate Payment Date"), Lessee shall (regardless of whether Lessee is required to notify Lessor thereof pursuant hereto) either (as selected by Lessee):

          (1) proceed to repair, rebuild, or replace such Real Estate (and replace any Equipment located thereon in accordance with Section V(e) hereof), subject to the terms and conditions set forth herein (provided that such repair, rebuilding or replacement is completed within (1) year after the Real Estate Payment Date); or

          (2) pay Lessor the sum of (x) the Stipulated Loss Value of such Real Estate calculated in accordance with Annex D to the applicable Schedule as of the Rent Payment Date next preceding such Casualty Occurrence (the "Real Estate Calculation Date"); and (y) all Rents and other amounts which are due hereunder as of the Real Estate Payment Date. Upon payment of all sums due hereunder, the Term as to such Real Estate shall terminate and Lessee shall be entitled to recover possession of such Real Estate and, to the extent not previously applied toward the payment of such sums, to receive and keep all insurance and/or condemnation proceeds paid to Lessee (or Lessor) on account of such Casualty Occurrence.

               Lessee shall have the option of repairing, rebuilding or replacing damaged or destroyed Real Estate only if:

               (i) no Default or event which, with the giving of notice or the lapse of time (or both), would become such a Default has then occurred hereunder;

               (ii) such restoration or replacement is permitted by the terms of the Ground Lease or Premises Lease (if applicable) or the landlord under such Ground Lease or Premises Lease otherwise consents in writing to such restoration or replacement;

               (iii) restoration or replacement of the damaged Real Estate will not result in any decrease in value or other impairment of the Real Estate; and

               (iv) the funds available for any restoration or replacement (including, without limitation, any insurance or condemnation proceeds) are sufficient to pay the cost of restoration or replacement of the damaged Real Estate.

               If Lessee chooses to repair, rebuild, or replace the Real Estate, any condemnation proceeds or the proceeds of any casualty insurance covering such Real Estate may be applied to the restoration or replacement if all of the following conditions are met, to the satisfaction of Lessor in its reasonable discretion:

                    (A) the proceeds and, if deemed necessary by Lessor, additional deposits made by Lessee which may be necessary to restore or replace the Real Estate to substantially the same condition as existed immediately prior to the damage, shall be deposited in an interest- bearing escrow account to be held by Lessor or, if no Default or event which, with the giving of notice or the lapse of time, or both, would become a Default has then occurred hereunder, Lessor may invest such amount in Permitted Investments (as hereinafter defined) at the risk and expense of Lessee;

                    (B) Lessee promptly shall proceed to restore or replace that portion of the Real Estate so damaged to substantially the same condition as existed prior to the Casualty Occurrence, with such non-material changes, alterations and modifications (including the substitution and addition of other property) as may be desired by Lessee, permitted by the Ground Lease or Premises Lease (if any), and approved by Lessor, such approval not to be unreasonably withheld, conditioned or delayed;

                    (C) all work shall be performed in accordance with all applicable laws and regulations;

                    (D) Lessee will cause and Lessor shall permit withdrawals to be made from the escrow account to pay the costs of such restoration or replacement as the work progresses, as certified by Lessee's in-house architect or engineer reasonably acceptable to Lessor, by submitting to Lessor such requisitions and accompanying documents as Lessor reasonably shall require; and

                    (E) Lessee promptly will replace any lost or damaged Equipment located on or in such Real Estate in accordance with the provisions of
Section V(e) hereof.

As used herein, "Permitted Investments" shall mean investments of the type expressly provided in clauses (6) through (9) of Section 4.8 of the Facilities Agreement.


VIII.  RISK OF LOSS:

     As between Lessor and Lessee, Lessee hereby assumes and shall bear the entire risk of any loss, theft, damage to, or destruction of, any Equipment from any cause whatsoever from the time the Equipment is shipped or delivered to Lessee or a FAD, and Lessee hereby assumes and shall bear the entire risk of any loss, theft, damage to, or destruction of, any Real Estate from any cause whatsoever from the time Lessee enters into a Ground Lease or Premises Lease, or from the time a deed is delivered under the Agency Agreement, as applicable during the Term of a Schedule with respect to the Lease Assets described on such Schedule unless Lessee or a FAD, as applicable, shall not be in actual possession of such Lease Assets by reason of Lessor's exercise of its remedies of repossession or dispossession pursuant to Article XI hereof and such loss, theft, damage to, or destruction of, such Lease Assets was not caused by acts or omissions prior to any such repossession or dispossession. No loss of or damage to the Lease Assets or any item thereof shall impair any obligation of Lessee hereunder or under the Agency Agreement, and all such obligations of Lessee shall continue in full force and effect.


IX.  INSURANCE:

     Lessee agrees, at its own expense, to keep or cause the FADs, at their own expense, to keep: (a) all Equipment insured for such amounts as specified in Paragraph D of the applicable Schedule and against such hazards as Lessor may require, including, but not limited to, insurance for damage to or loss of such Equipment, with a loss payable clause in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessee; (b) all Real Estate insured in an amount at least equal to the replacement value of such Real Estate, against such hazards as Lessor shall require, including (but not limited to) loss or damage resulting from fire and other risks insured against by extended coverage, with a standard mortgagee's endorsement in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or act or omission of Lessee; (c) in full force and effect liability coverage against personal injuries, death or property damage, relating to the Lease Assets for such amounts as specified in Paragraph D of the applicable Schedule, with Lessor named as additional insured; and (d) in full force and effect a flood insurance policy in an amount equal to the maximum limit of coverage available with respect to any Real Estate located in a special flood hazard area; provided that Lessee shall not be required to have such flood insurance policy with respect to such Real Estate if Lessor receives an acceptable flood zone determination from Transamerica, a registered land surveyor, or another reputable flood certification company reasonably acceptable to Lessor to the effect that such Real Estate is not located in a special flood hazard area. All such policies shall be with companies, and on terms, satisfactory to Lessor. All insurance required hereunder may be subject to such deductibles as reasonably are acceptable to Lessor. Lessee agrees to deliver to Lessor evidence of insurance satisfactory to Lessor. No insurance shall be subject to any co-insurance clause. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made as a result of such insurance policies to the extent that they cover the Lease Assets. Any expense of Lessor in adjusting or collecting insurance shall be borne by Lessee. Lessee will not make adjustments with insurers except (i) with respect to claims for damage to any Lease Assets at any one Lease Assets Location where the repair costs do not exceed $100,000, or (ii) with Lessor's written consent. Said policies shall provide that the insurance may not be altered or canceled by the insurer until after thirty (30) days written notice to Lessor. Provided that Lessee is not then in Default, Lessor will (subject to Lessee's election pursuant to Section VII hereof) apply any insurance proceeds received by Lessor on account of a Casualty Occurrence to the cost of repairing or replacing the Lease Assets having suffered such Casualty Occurrence or to Lessee's obligation to pay the Stipulated Loss Value pursuant to Sections VII(a)(2) or VII(b)(3) hereof. After Default, Lessor may (subject to the Intercreditor Agreement), at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Lease Assets or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor hereunder and/or any obligation of Lessee pursuant to the Facilities Agreement, the Credit Agreement or related documents.

X.   RETURN OF LEASE ASSETS:

     (a) Upon the expiration or termination of the Term of any Schedule, unless Lessee shall have exercised its early termination option pursuant to Section XXII hereof or its extension option pursuant to Section XVIII(a) hereof, or its purchase option pursuant to Section XVIII(d) hereof or unless Lessee shall be deemed to have elected to exercise its purchase option pursuant to Section XVIII(e) hereof, Lessee shall promptly, at its own cost and expense: (i) perform any testing and repairs required to place the affected units of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for their originally intended purpose; (ii) if deinstallation, disassembly or crating is required, cause such units of Equipment to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is satisfactory to Lessor; (iii) return such units of Equipment, free and clear of all liens and encumbrances (other than those described in Section V(c)(1) hereof), to a location within the continental United States as Lessor shall direct; (iv) remove all debris and rubbish and such items of furniture and equipment owned by Lessee and placed on any Real Estate as Lessor shall require to be removed, and (v) surrender possession of the Real Estate and (if applicable) assign the applicable Ground Lease or Premises Lease to Lessor. In addition, Lessee shall comply with the provisions of Annex F to the applicable Schedule. At Lessor's sole discretion, Lessor may elect to abandon any or all of the Real Estate upon written notice to Lessee; whereupon all interest of Lessor in such Real Estate shall be conveyed to Lessee.

     (b) If Lessee is required to comply with the requirements of Paragraph (a) above, until Lessee has fully complied with the requirements of Paragraph (a) above, Lessee's Rent payment obligation with respect to the applicable Lease Assets and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the Term. Lessor may terminate such continued leasehold interest upon ten (10) days' written notice to Lessee. In addition to these Rents, Lessor shall have all of its other rights and remedies available as a result of such nonperformance. The delivery of keys to any Real Estate other than in connection with the termination of this Agreement or any Schedule or pursuant to any termination option validly exercised by Lessee, shall not constitute a surrender of such Real Estate or effect a termination of the Lease as to such Real Estate, whether or not such keys are retained by Lessor. The return of Lease Assets, whether or not acceptable by Lessor, or the mutual termination of this Agreement, shall not work a merger and, at the option of Lessor, shall operate as an assignment to Lessor of all subleases or subtenancies.

     (c) Lessee hereby waives, to the extent permitted by law, all claims for damages or other liability in connection with Lessor's re-entering and taking possession of the Lease Assets after the occurrence of a Default hereunder, and Lessee shall indemnify, defend, protect, and hold Lessor harmless from and against any such claims, damages, or other liability, and no such re-entry shall be considered or construed to be a forcible entry, nor shall Lessor be guilty of forcible entry or forcible detainer.

XI.  DEFAULT; REMEDIES:

     (a) Lessor may in writing declare this Agreement in default ("Default") if:
(1) Lessee breaches its obligation to pay Rent or any other sum hereunder to Lessor as and when due and payable and such failure shall continue for two (2) Business Days; (2) Lessee breaches any of its insurance obligations under
Section IX hereof, or its obligations under Sections I(c), V(g) or XVI(i) hereof, or its payment obligations under Section III hereof; (3) Lessee breaches any of its obligations under any Subordination and Intercreditor Agreement; (4) Lessee breaches any of its other obligations hereunder and fails to cure that breach within thirty (30) days after written notice thereof; (5) Lessee ceases to do business as a going concern; (6) Lessee is in default under the Facilities

Agreement and such default has not been waived or cured and all applicable grace or cure periods with respect thereto have then expired; or (7) this Agreement or any document executed and delivered in connection herewith shall (except in accordance with the terms thereof) cease to be effective, or any security interest or lien granted in connection herewith shall (except as a result of a failure by Lessor to file a continuation statement) cease to be a perfected first lien. Such declaration of Default shall apply to all Schedules. IN CONNECTION WITH THE DECLARATION OF ANY DEFAULT HEREUNDER, LESSEE HEREBY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY REQUIREMENT UNDER APPLICABLE LAW OR REGULATIONS THAT A NOTICE FROM LESSOR NOT BECOME EFFECTIVE UNTIL A PERIOD OF DAYS HAS ELAPSED.

     (b) After a Default, Lessee shall, without further demand, forthwith pay to Lessor (i) as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Lease Assets (calculated in accordance with Annex D to the applicable Schedule(s) as of the Rent Payment Date next preceding the declaration of Default), and (ii) all Rents and other sums then due hereunder (including any breakage expense actually incurred by Lessor or any Participant in connection with such Default). If Lessee fails to pay the amounts specified in the preceding sentence, then in addition to the obligation to pay such amounts, at the request of Lessor, Lessee shall comply with the provisions of
Section X hereof relating to the return of Lease Assets. Lessee hereby authorizes Lessor to enter, with or without legal process, any Real Estate or Lease Assets Location and take possession of the Lease Assets. Lessor may, but shall not be required to, sell Lease Assets at private or public sale, in bulk or in parcels, with or without notice, and without having the Lease Assets present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Lease Assets and Lessor may use Lessee's premises for the foregoing without liability for rent, costs, damages or otherwise. Lessor may also exercise any and all available remedies under the Mortgages, including selling any of the Fee Property; or any and all available remedies under the Collateral Assignments of Lease, including (but not limited to) selling, transferring or assigning the leasehold estate created by the Ground Leases or the Premises Leases. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Lease Assets; then, (2) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee hereunder; then (3) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (4) any surplus shall be paid to Lessee. Lessee shall pay any deficiency in clauses (1) and (2) forthwith. Upon the occurrence of any Default hereunder, Lessor shall have a period of twelve (12) months in which to sell the Equipment and Leasehold Improvements on site at the Lease Assets Locations which are Fee Properties. During such period, Lessee shall continue to insure and maintain the Lease Assets as provided herein (but shall not be required to pay Rent with respect thereto) and shall provide Lessor and its authorized representatives and prospective purchasers access to the Lease Assets for remarketing purposes.

     (c) In addition to the foregoing rights, after a Default, Lessor may, by notice to Lessee, rescind or terminate this Agreement as to any or all of the Lease Assets; provided, however, that (1) no reletting, reentry or taking possession of any of the Lease Assets by Lessor shall be construed as an election on Lessor's part to terminate this Agreement, (2) notwithstanding any reletting, reentry, or taking of possession, Lessor may at any time thereafter elect to terminate this Agreement for a continuing Default, and (3) no agreement accepting a surrender of any or all of the Lease Assets shall be valid unless the same be made in writing and executed by the Lessor.

     (d) After a Default, Lessor may, at its option, elect not to terminate this Agreement and continue to collect all Rent payments and other amounts due hereunder and enforce Lessee's obligations hereunder as and when the same become due, or are to be performed; provided that it does not require Lessee to return any of the Lease Assets or to pay the amounts specified in the first sentence of
Section XI(b) hereof, and at the option of Lessor, upon any abandonment of the Lease Assets by Lessee or reentry of same by Lessor, Lessor may, at its sole discretion, make necessary repairs in order to relet the Leased Assets, and relet the Leased Assets (or any part thereof) for such term or terms (which may be for a term extending beyond the Term of this Agreement) and at such rental or rentals, and upon such other terms and conditions as Lessor in its discretion shall deem advisable; and upon such reletting, all rentals actually received by Lessor shall be applied to Lessee's obligations hereunder in the order set forth in the fifth sentence of Section XI(b) hereof. Anything in this Agreement or applicable law to the contrary notwithstanding Lessor shall have no obligation to relet the Lease Assets after a Default.

     (e) After a Default, and only if Lessee fails to pay the amounts specified in the first sentence of Section XI(b) hereof, separate suits may be brought to collect any damages for any periods, and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent periods, or Lessor may defer any such suits until after the expiration of the Term, in which event the right to bring such suits shall not be deemed to have accrued until the end of the Term.

     (f) After a Default, and only if Lessee fails to pay the amounts specified in the first sentence of Section XI(b) hereof, Lessor may, as a matter of right and without notice to Lessee, and without regard to the value of the Lease Assets or the solvency of Lessee, apply to any court having jurisdiction to appoint a receiver or receivers of the Lease Assets, and Lessee irrevocably consents to any such appointment. Any such receiver(s) shall have all of the usual powers of receivers in similar cases and all of the powers and duties of Lessor in case of entry, and shall continue to have such powers until confirmation of the sale of the Lease Assets, unless such receivership is sooner terminated.

     (g) After a Default, and only if Lessee fails to pay the amounts specified in the first sentence of Section XI(b) hereof, Lessor may require any subtenant or other person in possession of any or all of the Lease Assets to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under any Sublease; provided, however, that Lessor shall not be liable for any amounts paid by a Sublessee to Lessee or for any defaults by Lessee.

     (h) After a Default, and only if Lessee fails to pay the amounts specified in the first sentence of Section XI(b) hereof, an action of mortgage foreclosure and trustee's sale as now or hereafter provided by law may be commenced and prosecuted to judgment, execution, and sale, for the collection of all amounts due hereunder (including any Rent payments and Stipulated Loss

Value), together with costs, fees, and expenses of such proceedings, including a reasonable attorney's fee. All errors in any such proceedings, together with any stays of or exemptions from execution, or extensions of time of payment, which may be given by any applicable laws are hereby forever waived and released.

     (i) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies which may be available at law, in equity, or under statute and Lessee may exercise any or all such remedies to enforce the terms hereof or recover damages for breach hereof. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. If permitted by law, Lessee shall pay reasonable attorney's fees actually incurred by Lessor or any Participant after the occurrence of a Default in connection with such Default or otherwise in enforcing the provisions of this Lease and any ancillary documents. Waiver of any Default shall not be a waiver of any other or subsequent Default.

     (j) Any Default under the terms of this Agreement may be declared by Lessor a default under any other agreement between Lessor and Lessee (other than the Facilities Agreement, the Intercreditor Agreement, or (except in accordance with the express terms thereof) the 1995 Master Lease Agreement) with respect to any material obligation for borrowed money, for the deferred purchase price of property or any lease agreement for an amount in excess of One Million Dollars ($1,000,000) (a "GE Agreement"); and any default which is not cured within any applicable grace periods specified therein, under the terms of any GE Agreement may be declared by Lessor a default under this Agreement.

     (k) The provisions of this Section XI are subject to the terms and conditions of the Intercreditor Agreement.

WAIVER OF CERTAIN RIGHTS. IF THIS AGREEMENT OR ANY SCHEDULE SHALL BE TERMINATED AS HEREIN ABOVE SET FORTH, LESSEE WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, (A) ANY NOTICE OF RE-ENTRY OR THE INSTITUTION OF LEGAL PROCEEDINGS TO OBTAIN RE-ENTRY OR REPOSSESSION; (B) ANY RIGHT OF RE-ENTRY OR REPOSSESSION; AND
(C) THE BENEFIT OF ANY LAW NOW OR HEREAFTER EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT OR LIMITING LESSOR WITH RESPECT TO THE ELECTION OF REMEDIES.

XII.  ASSIGNMENT; SUB-LETTING:

     (a)(1) EXCEPT AS EXPRESSLY PROVIDED HEREIN (INCLUDING, WITHOUT LIMITATION, SUBLEASING A PORTION OF ANY REAL ESTATE FOR OPERATION OF AN "EINSTEIN BROS. BAGELS" OR "NOAH'S NEW YORK BAGELS" LOCATION), LESSEE SHALL NOT ASSIGN, MORTGAGE, SUBLET OR HYPOTHECATE ANY LEASE ASSETS OR THE INTEREST OF LESSEE HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR WHICH MAY BE WITHHELD IN LESSOR'S SOLE AND ABSOLUTE DISCRETION. Notwithstanding the foregoing, Lessee may, subject to the following terms and conditions, without any consent of Lessor being required, sublease the Lease Assets to FADs (collectively referred to as "Sublessee") pursuant to the terms and provisions hereof and pursuant to written subleases satisfying the conditions hereof and in substantially the form attached hereto as Exhibit No. 3 (each being hereinafter referred to as a "Sublease" and, collectively, as the "Subleases"). Lessee promptly shall reimburse Lessor for all expenses incurred by Lessor in connection with any Sublease or with the enforcement of any Sublease. Lessee hereby acknowledges that it is now and continues to be obligated and bound by all of the provisions hereof, including but not limited to the provisions relating to the indemnity and the obligation to pay Rent, notwithstanding any delegation of duties or other term of the Sublease. Any such delegation shall be effective only as between Lessee and Sublessee. Lessee further acknowledges that it is not authorized to dispose of the Lease Assets (except as otherwise expressly provided herein and by sublease in accordance with the terms hereof). Lessee is not prohibited from terminating any Sublease at any time; provided, however, that notwithstanding any such termination of a Sublease, Lessee's use of the Lease Assets shall remain subject to the terms and conditions of this Agreement.

     (2) Lessee agrees that at any time and from time to time, upon the written request of Lessor, Lessee will promptly and duly execute and deliver or cause to be duly executed and delivered any and all further instruments and documents as Lessor reasonably may deem desirable to perfect and maintain the priority of its security interest in the Subleases. Lessee shall deliver to Lessor the original copies of the Subleases promptly upon execution thereof, and shall mark prominently all other copies of the Subleases "Not an Original".

     (b)(1) Lessor may, upon written notice to Lessee (but without Lessee's consent, except as provided in Section XII(b)(2) hereof), assign this Agreement or any Schedule, or the right to enter into any Schedule. Lessee agrees that it will pay all Rent and other amounts payable under each Schedule to Lessor named therein; provided, however, if Lessee receives written notice of an assignment from Lessor, Lessee will pay all Rent and other amounts payable under any assigned Schedule to such assignee or as instructed by Lessor. Each Schedule, incorporating by reference the terms and conditions of this Agreement, constitutes a separate instrument of lease, and the Lessor named therein or its assignee shall have all rights as "Lessor" thereunder separately exercisable by such named Lessor or assignee as the case may be, exclusively and independently of Lessor or any assignee with respect to other Schedules executed pursuant hereto, but in all events subject to the Intercreditor Agreement. Lessee further agrees to confirm in writing receipt of a notice of assignment as reasonably may be requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor or any other person for any reason whatsoever.

     (2) Lessee acknowledges that it has been advised that General Electric Capital Corporation is acting hereunder for itself and as agent for certain third parties (each being herein referred to as a "Participant" and, collectively, as the "Participants"); that the interest of the Lessor in this Agreement, the Schedules, related instruments and documents and/or the Lease Assets may be conveyed to, in whole or in part, and may be used as security for financing obtained from, one or more third parties upon notice to Lessee (but without Lessee's consent, except as provided in Section XII(b)(3) hereof) (the "Syndication"). Each participation interest syndicated hereunder shall be in a minimum principal amount of $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof. Lessee agrees reasonably to cooperate with Lessor in connection with the Syndication, including the execution and delivery of such other documents, instruments, notices, opinions, certificates and acknowledgments as reasonably may be required by Lessor or such Participant; provided, however in no event shall Lessee be required to consent to any change that would adversely affect any of the material terms of the transactions contemplated herein. Lessor agrees that it shall continue to act hereunder as agent for the Participants and any assignees of the Participants or shall cause a trust to be created to serve as agent hereunder.

     (3) Anything to the contrary set forth herein notwithstanding, so long as no Default has occurred hereunder, any assignee or Participant hereunder shall
(x) (i) not be a direct competitor of Lessee or any of its subsidiaries, or any Affiliate (hereinafter defined) of such a competitor, or be engaged in the same or similar business as Lessee or any of its subsidiaries, and (ii) have (or its ultimate parent shall have) a net worth or combined capital and surplus of not less than $50,000,000, or (y) be approved by Lessee (which approval shall not be unreasonably withheld, delayed or conditioned) upon Lessor's request. As used herein, "Affiliate" shall mean any person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such person.

     (c) Subject always to the foregoing, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto and the Participants.


XIII.  NET LEASE; NO SET-OFF, ETC.:

     This Agreement is a net lease. Lessee's obligation to pay Rent and other amounts due hereunder shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reductions of, or set-offs against, said Rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict liability in tort or negligence of Lessor) of Lessee against Lessor or any Participant under this Agreement or otherwise. This Agreement shall not terminate and the obligations of Lessee shall not be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Lease Assets from whatsoever cause. It is the intention of the parties that Rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.


XIV.  INDEMNIFICATION:

     (a) Lessee hereby agrees to indemnify, save and keep harmless Lessor, the Participants, and its and their Affiliates, successors and assigns, directors, officers, employees and agents, from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature, in contract or tort, and including, but not limited to, Lessor's strict liability in tort, arising out of (i) the selection, manufacture, purchase, construction, acceptance or rejection of Lease Assets, the ownership of Lease Assets during the Term, and the delivery, lease, possession, maintenance, uses, condition, return or operation of the Lease Assets (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage), or
(ii) the condition of Lease Assets sold or disposed of after use by Lessee, any Sublessee or employees of Lessee or any Sublessee; provided, however, that Lessee shall have no obligation hereunder to Lessor, any Participant, or their agents, employees, successors and assigns to the extent that any of the foregoing results from the gross negligence or willful misconduct of Lessor or any such Participant, respectively. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

     (b) Lessee shall defend, indemnify and hold harmless Lessor, the Participants, and its and their Affiliates, successors and assigns, directors, officers, employees and agents, from and against any Environmental Claim or Environmental Loss and, unless Lessee is then contesting in good faith such Environmental Claim or Environmental Loss and Lessee has set aside on its books appropriate reserves therefor, Lessee shall fully and promptly pay, perform and discharge any such Environmental Claim or Environmental Loss; provided, however, that Lessee shall have no obligation hereunder with respect to any Environmental Claim or Environmental Loss (i) to the extent any of the foregoing arises from the gross negligence or willful misconduct of Lessor, any such Participant, or any of their respective Affiliates, respectively, or (ii) for any use, generation, storage, Environmental Emission, or presence in violation of any Environmental Laws of any Contaminant initially introduced onto a Lease Assets Location after (x) Lessor's exercise of its remedies of repossession or dispossession pursuant to Section XI hereof with respect to such Lease Assets Location, or (y) the return or surrender of the Real Estate at such Lease Assets Location by Lessee in accordance with Section X hereof.

          As used herein,

          (1) "Adverse Environmental Condition" shall refer to (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any Contaminant, odor or audible noise in violation of any applicable Environmental Law, at, in, by, from or related to any Lease Assets, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Lease Assets in violation of any applicable Environmental Law, or (iii) the violation, or alleged violation, of any Environmental Law connected with any Lease Assets.

          (2) "Affiliate" shall refer, with respect to any given Person, to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

          (3) "Contaminant" shall refer to those substances which are regulated by or form the basis of liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances.

          (4) "Environmental Claim" shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order or direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

          (5) "Environmental Emission" shall refer to any actual or threatened release, spill, omission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Lease Assets, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater, or property.

          (6) "Environmental Law" shall mean any Federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
     Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361 et seq.), and the Occupational Safety and Health Act (19 U.S.C. Section
     651 et seq.), as these laws have been or may hereafter be amended or supplemented, and any analogous foreign, Federal, state or local statutes, and the regulations promulgated pursuant thereto.

          (7) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred to the extent required by Environmental Laws) and damages to, loss of the use of or decrease in value of the Lease Assets arising out of or related to any Adverse Environmental Condition.

          (8) "Person" shall include any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

     (c) All of Lessor's rights, privileges and indemnities contained in this Section shall survive the expiration or other termination of this Agreement and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, the Participants, and its and their successors and assigns.


XV.  DISCLAIMER:

     LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE LEASE ASSETS WITHOUT ANY ASSISTANCE FROM LESSOR, THE PARTICIPANTS, ITS AND THEIR AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. LESSOR AND THE PARTICIPANTS DO NOT MAKE, HAVE NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor and the Participants shall have no responsibility or liability to Lessee or any other person with respect to any of the following
(i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Lease Assets, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Lease Assets or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Lease Assets. If, and so long as, no Default exists under this Lease, Lessee shall be, and hereby is, authorized during the term of this Lease to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Lease Assets (which claims and rights Lessee may allow FADs to exercise on its behalf).


XVI. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE:

     Lessee hereby represents, warrants and covenants to Lessor that on the date hereof and on the date of execution of each Schedule:

     (a) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property, regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof. Any Leasehold Improvements which do not constitute personal property shall be affixed only to real property leased to Lessee or a FAD pursuant to Ground Leases or Premises Leases which have been duly and validly collaterally assigned to Lessor.

     (b) The Lease Assets will at all times be used for commercial or business purposes.

     (c) Assuming the recordation of a Memorandum of Lease and a Mortgage among the land records of the jurisdiction in which any of the Fee Property is located, Lessor will have a first priority perfected lien on the Fee Property.

     (d) Lessee and the FADs are in compliance in all material respects with all applicable Environmental Laws with respect to the Real Estate and each Lease Assets Location where Leasehold Improvements are located and, to Lessee's knowledge, no circumstances exist which would prevent or interfere with such compliance. Except as set forth in any Phase I environmental audit delivered to Lessor in connection with the acquisition by Lessor of Real Property after the date hereof, to the knowledge of Lessee, (1) there are no pending or threatened Environmental Claims related to any of the Real Estate or any of the Lease Assets Locations where Leasehold Improvements are located which, if adversely determined, would have a material adverse effect on Lessee or any of the FADs,
(2) no Contaminants are present on any of the Real Estate or Lease Assets Locations where Leasehold Improvements are located other than such materials as
(i) are handled or stored in accordance with all applicable Environmental Laws, or (ii) would not require the conduct of investigative or remedial action pursuant to Environmental Laws, and (3) Lessee and its Sublessees have not transported, disposed of, or arranged for the disposal of any Contaminants on any of the Real Estate or Lease Assets Locations where Leasehold Improvements are located except (i) in accordance with all applicable Environmental Laws, or
(ii) in concentrations or conditions which would not require the conduct of investigative or remedial action pursuant to Environmental Laws.

     (e) The current and proposed use of the Real Estate is authorized under all applicable laws and regulations which, absent such authorization, would have a material adverse effect on the operations of Lessee or any FAD, and Lessee or such FAD, as applicable, has obtained all licenses and permits necessary for the operation of each unit of Real Estate and each Lease Assets Location as a "Boston Market" or "Boston Carver" location. Lessee shall not modify or rescind any such licenses or permits or take any action which would cause the loss of such licenses or permits. Lessee shall take all action to obtain all necessary extensions or renewals of such licenses and permits.

     (f) Each unit of Real Estate is connected to and serviced by all water, sewage, disposal, gas and electrical facilities necessary for the operation of such unit of Real Estate.

     (g) There are no claims for payment for labor performed or materials furnished to any of the Real Estate which could give rise to a mechanic's lien or materialman's lien on such Real Estate except those being contested in good faith, for which Lessee has obtained a bond pending appeal.

     (h) All Leasehold Improvements and Fee Improvements have been constructed in a good and workmanlike manner, substantially in accordance with (1) approved prototype plans, (2) all land use and construction permits and approvals and (3) all applicable laws and regulations, including all zoning rules and the Americans with Disabilities Act.

     (i) Each FAD delivering to Lessor a Bill of Sale shall represent to Lessor that it has good title to the Equipment and/or the Leasehold Improvements described therein, free and clear of all liens and encumbrances (subject only to Lessee's security interest therein, which security interest shall be released upon Lessee's execution and delivery of a Certificate of Acceptance relating thereto, and to the lien of this Agreement and the Sublease). In the event Lessor determines that such representation as to title by any FAD shall prove untrue in any material respect, then, within ten (10) days of written notice from Lessor to Lessee of such occurrence (the date on which Lessee receives such notice from Lessor is referred to as the "Notice Date"), Lessee shall purchase all units of the Equipment (the "Affected Equipment") with respect to which such representation is untrue for a purchase price equal to the then Stipulated Loss Value of such units of the Affected Equipment or (if applicable) Lessee may exercise its option to replace such Equipment pursuant to Section V(f)(3) hereof.


XVII.  OWNERSHIP FOR TAX PURPOSES, ETC.; GRANT OF SECURITY INTEREST; USURY
SAVINGS:

     (a) For income tax purposes, Lessor will treat Lessee as the owner of the Lease Assets. Accordingly, Lessor agrees (i) to treat Lessee as the owner of the Lease Assets on its Federal income tax return, (ii) not to take actions or positions inconsistent with such treatment on or with respect to its Federal income tax return, and not claim any tax benefits available to an owner of the Lease Assets on or with respect to its Federal income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor's taking a tax position through inadvertence so long as such inadvertent tax position is reversed by Lessor promptly upon its discovery. Lessor shall in no event be liable to Lessee if Lessee fails to secure any of the tax benefits available to the owner of the Lease Assets unless (x) Lessor has breached its undertakings set forth in the second sentence of this Section XVII(a), and (y) such breach is the direct cause of the Lessee's failure to secure such tax benefits. It is the intent of the parties hereto that: (i) for the purposes of Lessee's financial reporting, the transaction contemplated hereby shall be treated by Lessee as an operating lease from Lessor to Lessee, (ii) for other purposes, including Federal and state income tax, bankruptcy and Uniform Commercial Code purposes (1) Lessee shall be treated as the owner of the Lease Assets, (2) this Agreement grants a security interest or lien, as the case may be, in the Lease Assets and other collateral to Lessor, and (3) the obligations of Lessee to pay Rent shall be treated as payments of principal and interest to Lessor by Lessee.

     (b) The parties acknowledge and agree that the obligations of Lessee under this Agreement and all Schedules, and the obligations of Lessee under the Facilities Agreement and the Credit Agreement, are to be cross-collateralized. If the Credit Agreement is terminated, Lessee shall cause the Loan Agent to assign to Lessor (at Lessee's expense) all right, title and interest of the Loan

Agent in and to all Collateral (as such term is defined in the Credit Agreement) as further security hereunder. In order to secure the prompt payment of the Rent and all of the other amounts from time to time outstanding hereunder and with respect to the Schedules and the Credit Agreement, and the performance and observance by Lessee of all the agreements, covenants and provisions hereof (including, without limitation, all of the agreements, covenants and provisions hereof that are incorporated in the Schedules) and thereof and of the Facilities
Agreement:

          (1) Lessee hereby grants to Lessor, as Agent, a first priority security interest in the Equipment and Leasehold Improvements leased hereunder, together with all additions, attachments, accessories and accessions thereto whether or not furnished by the supplier of the Equipment or Leasehold Improvements and any and all substitutions or replacements therefor, in each such case in which Lessee shall from time to time acquire an interest, and any and all insurance and/or other proceeds (but without Lessee having any power of sale) of the property in and against which a security interest is granted hereunder;

          (2) Lessee hereby grants to Lessor, as Agent, a first priority security interest in, and assigns, sets over, and transfers to Lessor, as Agent, its successors and assigns, all (except as otherwise provided herein) of its right, title and interest in and to (i) the Subleases and all extensions and renewals thereof, (ii) all rentals and other sums due, now or hereafter, under the Subleases (including, without limitation, all amounts paid pursuant to the exercise by Sublessee of any option contained in the Sublease), (iii) any and all proceeds of any insurance required under the Subleases, except proceeds used to purchase a Replacement Item or to substitute Real Estate pursuant to Section V(e) hereof, or to restore or replace Lease Assets pursuant to Sections VII(a) or (b) hereof, (iv) the security interest granted to Lessee by the Sublessees pursuant to the Subleases, and (v) all products and proceeds of the foregoing; provided, however, that Lessor shall not exercise its rights hereunder unless and until a Default or event which, with notice and the lapse of time or both, would constitute a Default hereunder has occurred and is continuing. Notwithstanding the foregoing assignment, Lessee shall cause Sublessee to pay Lessee all rentals and other sums payable under the Subleases until Lessor delivers to Lessee notice of a Default hereunder. Upon giving such notice to Lessee, Lessor may notify Sublessee (or, if requested by Lessor, Lessee shall notify Sublessee) to pay directly to Lessor all rentals and other sums payable and to become payable under the Subleases. Upon Sublessee's receipt of such notice, Lessee hereby authorizes and directs Sublessee to pay Lessor all rentals and other sums payable and to become payable under the Subleases; provided however, that so long as no Default or event which, with the giving of notice or the lapse of time (or both), would become a Default has then occurred, Lessor shall retain only such of the rentals herein assigned as are required from time to time to discharge Lessee's obligations hereunder and shall remit any excess to Lessee. If any remittance is received by Lessee relating to such Subleases after a Default, such remittances immediately will be delivered to Lessor bearing the endorsement "Pay to the order of General Electric Capital Corporation, for Itself and as Agent for Certain Participants." If the remittance is in a form which precludes an endorsement, Lessee shall, after a Default, hold all such funds in trust for Lessor and immediately pay the amount of the remittance to Lessor. Lessee hereby appoints Lessor its attorney-in-fact to negotiate any remittance which is received by Lessor from Sublessee after a Default and made payable to Lessee. Notwithstanding the foregoing, if after a Default Lessee receives the proceeds of any insurance maintained by a Sublessee as a result of a casualty suffered by subleased Equipment, Lessee immediately will remit such insurance proceeds to Lessor;

          (3) to the extent the Equipment and Leasehold Improvements may constitute or be deemed to be Lessee's inventory (the "Inventory"), Lessee hereby grants to Lessor, as Agent, a security interest in such Inventory, which shall mean all Equipment and Leasehold Improvements offered or furnished under any contract of service or intended for sale or lease, any and all additions, attachments, accessories and accessions thereto, any and all substitutions, replacements or exchanges therefor, any and all leases, subleases, rentals, accounts and contracts with respect to the Equipment and Leasehold Improvements which may now exist or hereafter arise, together with all rights thereunder and all rental and other payments and purchase options due and to become due thereunder, any and all sales proceeds payable for such property, all insurance, bonds and/or other proceeds of the property and all returned or repossessed Equipment and Leasehold Improvements now or at any time or times hereafter in the possession or under the control of Lessee or Lessor; PROVIDED, HOWEVER, THAT LESSEE IS NOT AUTHORIZED TO SELL THE EQUIPMENT AND/OR LEASEHOLD IMPROVEMENTS OR THE INVENTORY EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS AND CONDITIONS OF CERTAIN OPTIONS IN THE SUBLEASE AFTER PRIOR WRITTEN NOTICE TO LESSOR OF THE EXERCISE BY SUBLESSEE OF ANY OF SUCH OPTIONS;

          (4) Lessee hereby grants to Lessor, as Agent, a first priority security interest in, and assigns, sets over and transfers to Lessor, as Agent, its successors and assigns, all (except as otherwise provided herein) of its right, title and interest in and to each Ground Lease and Premises Lease and all extensions and renewals thereof; and, in furtherance thereof, shall execute and deliver to Lessor a Collateral Assignment of Lease with respect to each Ground Lease and Premises Lease; provided, however, that Lessee or the FAD, as applicable, shall continue to pay and perform all obligations required to be paid and performed by Lessee or the FAD, as applicable, pursuant to the Ground Leases and Premises Leases notwithstanding such assignment for collateral security purposes; and provided, further, that Lessor shall not exercise its rights hereunder unless and until a Default or event which, with notice or the lapse of time or both, would constitute a Default hereunder has occurred and is continuing; and

          (5) Lessee also grants to Lessor, as Agent, a security interest in all accounts receivable now owned by Lessee or hereafter acquired or owned by Lessee that might arise or result from any lease or other disposition of any of the Lease Assets or the Inventory, including, but not limited to, the Sublease or any right of Lessee to payment for Lease Assets sold or leased or for services rendered whether or not evidenced by an instrument or chattel paper, and whether or not such right has been earned by performance (the "Sublease Accounts Receivable").

          (6) Upon Lessee's request, Lessor shall at such time as all of the obligations with respect to Lease Assets under this Agreement have been paid or performed in full (including, without limitation, the payment in full of all amounts required pursuant to the first sentence of Section XI(b) hereof) execute and deliver termination statements and other appropriate documentation reasonably requested by Lessee, all at Lessee's expense, to evidence Lessor's release of its security interest in such Lease Assets, and the related Subleases, Inventory, and Sublease Accounts Receivable.

          (7) Notwithstanding anything to the contrary set forth herein, the parties acknowledge and agree that (a) solely with respect to any Schedule describing Lease Assets located in any of the States of California, Florida, Tennessee or Maryland (each such Schedule being hereinafter referred to as an "Allocated Schedule" and, collectively, as the "Allocated Schedules"), the security interest granted herein with respect to any collateral described in an Allocated Schedule or relating to the Lease Assets described in such Allocated Schedule separately shall secure only the prompt payment and performance of the obligations of Lessee pursuant to such separate Allocated Schedule (including the provisions of this Agreement to the extent incorporated by reference in such separate Allocated Schedule) and the security interest granted herein with respect to any other collateral shall not secure such obligations, and (b) any Collateral Assignment of Lease executed and delivered by Lessee or a FAD in connection with a Ground Lease or Premises Lease of property located in the States of California, Florida, Tennessee, or Maryland shall secure only the prompt payment and performance of the obligations of Lessee pursuant to the Allocated Schedule describing the Lease Assets located at such property and any other Collateral Assignment of Lease shall not secure such obligations.

     (c) To the extent that any Uniform Commercial Code financing statement filed pursuant to this Agreement inadvertently covers property which Lessee specifically identifies and demonstrates, to the reasonable satisfaction of Lessor, is not intended to be subject to the security interest granted pursuant to this Agreement, Lessor shall, at Lessee's sole cost and expense, execute such instruments as are provided to it by Lessee and as reasonably may be necessary to release such property from such financing statements, without representation or warranty, except that such property is free and clear of any liens in favor of Lessor or arising by reason of any act or omission of Lessor not contemplated by this Agreement.

     (d) Lessee has advised Lessor that the FADs have granted to Lessee a security interest in some or all of the Equipment which has been perfected by the filing of certain Uniform Commercial Code financing statements ("Lessee's Security Interest"). On or before the Lease Commencement Date with respect to a Schedule hereunder, Lessee shall release Lessee's Security Interest in the Equipment described on such Schedule and shall cause Lessee's Security Interest in such Equipment to be released of record in all applicable Uniform Commercial Code filing offices.

     (e) If Lessor receives a Uniform Commercial Code lien search report which report reflects a financing statement purporting to perfect a security interest granted to a third party with respect to the Equipment described on a Schedule, then Lessor shall notify Lessee thereof in writing (the date on which Lessee receives such notice from Lessor is hereinafter referred to as the "Notice Date"). Within twenty (20) days after the Notice Date, Lessee shall cause such third party security interest in the Equipment to be released of record in the applicable Uniform Commercial Code filing office(s).

     (f) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any Schedule is determined to be subject to such laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in any Schedule or the Agreement, in no event shall any Schedule require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under any Schedule or the Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Schedule or the Agreement shall exceed the maximum amount of interest permitted by applicable law, then in such event (1) the provisions of this paragraph shall govern and control, (2) neither Lessee nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessee, at the option of the Lessor, and (4) the effective rate of interest automatically shall be reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under any Schedule or the Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Lessee or otherwise by Lessor in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, the Lessee agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America (but not in excess of the interest rate contemplated hereunder).


XVIII.  END OF LEASE OPTIONS.

     Upon the expiration of the Basic Term or any Renewal Term, as applicable, of each Schedule, Lessee shall return, or purchase, or renew (if applicable) the Term with respect to, all (but not less than all) of the Lease Assets (i) leased under all Schedules executed hereunder during any calendar year (if Lessee returns the Lease Assets), or (ii) leased under all Schedules of a particular series executed hereunder during any calendar year (if Lessee elects to purchase, or renew the Term with respect to, the Lease Assets) (the Schedules having the same Maximum Lease Term executed hereunder during each calendar year shall be designated as being Schedules of a particular series), upon the following terms and conditions. The parties acknowledge and agree that the option set forth in Section XVIII(c) hereof is exercisable by Lessee with respect to all (but not less than all) of the Lease Assets leased under all Schedules executed hereunder during any calendar year, and the options set forth in Sections XVIII(a), (b) and (d) hereof are exercisable by Lessee with respect to all (but not less than all) of the Lease Assets leased under all Schedules of a particular series executed hereunder during any calendar year, and that the options applicable with respect to the first Schedule of a series automatically shall be applicable with respect to all Schedules of such series.

     (a) Extension. So long as Lessee shall not have exercised its early termination option pursuant to Section XXII hereof, or its option to return the Lease Assets, or its purchase option pursuant to this Section, and provided that Lessee shall have exercised its option to renew this Agreement pursuant to this Section with respect to all applicable Renewal Terms, with Lessor's prior written consent (which consent may be withheld at Lessor's sole discretion) Lessee shall have the option, upon the expiration of the applicable Renewal Term of the first Schedule of a particular series to be executed under this Agreement, to extend the Agreement with respect to all, but not less than all, of the Lease Assets leased under all Schedules of such series for an additional term of one (1) year (the "Extension Term") at a quarterly rental to be paid in arrears on the same day of each quarter on which the prior Renewal Term Rent installment was paid, and calculated as the product of (i) the Capitalized Lessor's Cost, times (ii) a lease rate factor calculated by Lessor, which when so multiplied times the Capitalized Lessor's Cost, will result in a product that is equal to the amount necessary fully to repay to Lessor any unpaid balance of the Capitalized Lessor's Cost (determined as of the date on which such Renewal Term expired), together with interest thereon at the Interest Rate, in four (4) equal quarterly installments. At the end of the Extension Term, provided that Lessee is not then in Default under this Agreement or any other agreement between Lessor and Lessee, Lessee shall purchase all, and not less than all, such Lease Assets, for $1.00 cash, together with all Rent and other sums then due on such date, plus all taxes and charges upon transfer and all other reasonable and documented expenses incurred by Lessor in connection with such transfer. Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer to the Purchaser of such Lease Assets, on an AS IS, WHERE IS BASIS, without recourse to or warranty from Lessor, express or implied, of any kind whatsoever ("AS IS BASIS"), all of Lessor's interest in and to such Lease Assets and assign Lessee's or Sublessee's rights under the applicable Ground Leases and Premises Leases. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Lease Assets and any other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in such Lease Assets free and clear of any lien or encumbrance created by Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code statements of termination, bills of sale, quitclaim deeds, and other documents and instruments as reasonably may be required in order to terminate or convey any interest of Lessor in and to such Lease Assets.

     (b) Renewal. So long as Lessee shall not have exercised its early termination option pursuant to Section XXII hereof, or its option to return the Lease Assets or its purchase option pursuant to this Section, Lessee shall have the option, upon the expiration of the Basic Term of the first Schedule of a particular series executed hereunder, or the initial Renewal Term, as applicable, to renew the Agreement with respect to all, but not less than all, of the Lease Assets leased under all Schedules of such series, for the Renewal Term at the Renewal Term Rent. Including the Renewal Term, the maximum term of any Schedule of a particular series executed hereunder shall be the Maximum Lease Term.

     (c) Return. Unless Lessee shall have exercised its early termination option pursuant to Section XXII hereof, or its extension option or its purchase option pursuant to this Section, upon the expiration of the Term of each Schedule of a particular series executed hereunder, Lessee shall return to Lessor all (but not less than all) of the Lease Assets described on all Schedules of a particular series executed hereunder, upon the following terms and conditions: Lessee shall (i) pay to Lessor on the last day of the Term of this Agreement with respect to each individual Schedule of that particular series, in addition to the scheduled Rent then due on such date and all other sums then due hereunder, a terminal rental adjustment amount equal to the Lessee's Obligation with respect to such Lease Assets, (ii) return the Lease Assets to Lessor in accordance with Section X hereof , and (iii) assign the applicable Ground Leases and Premises Leases to Lessor or its assignee. Thereafter, upon return of all of the Lease Assets described on all Schedules of such series, Lessor and Lessee shall arrange for the commercially reasonable sale, scrap or other disposition of such Lease Assets and the assignment of Lessee's or Sublessee's rights under the applicable Ground Leases and Premises Leases. Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer to the purchaser of such Lease Assets, on an AS IS BASIS, all of Lessor's interest in and to such Lease Assets and assign Lessee's or Sublessee's rights under the applicable Ground Leases and Premises Leases. Lessor shall not be required to make and may specifically disclaim any representation or warranty as the condition of such Lease Assets and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in such Lease Assets free and clear of any liens or encumbrances created by Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code statements of termination, bills of sale and other documents and instruments, as reasonably may be required in order to terminate or convey any interest of Lessor in and to such Lease Assets. Upon the sale, scrap or other disposition of such Lease Assets the net sales proceeds with respect to such Lease Assets sold will be paid to, and held and applied by, Lessor as follows:
Lessor shall promptly thereafter pay to Lessee an amount equal to the net proceeds, if any, of such sale (less all reasonable costs, expenses and fees, including storage, reasonable and necessary maintenance and other remarketing fees incurred by Lessor in connection with the sale, scrap, or disposition of such Lease Assets) in excess of the Residual Risk Amount of such Lease Assets and applicable taxes, if any.

     (d) Purchase. So long as Lessee shall not have exercised its early termination option pursuant to Section XXII hereof, or its extension option or its option to return the Lease Assets pursuant to this Section, Lessee shall have the option, upon the expiration of the Term of the first Schedule of a particular series, to purchase all (but not less than all) of the Lease Assets described on all Schedules of such series upon the following terms and conditions: If Lessee desires to exercise this option, Lessee shall pay to Lessor on the last day of the Term with respect to each individual Schedule of such series, in addition to the scheduled Rent (if any) then due on such date and all other sums then due hereunder, in cash the purchase price for the Lease Assets so purchased, determined as hereinafter provided. The purchase price of the Lease Assets shall be an amount equal to the Fixed Purchase Price of such Lease Assets, plus all taxes and charges upon sale and all other reasonable and documented expenses incurred by Lessor in connection with such sale, including, without limitation, any such expenses incurred based on a notice from Lessee to Lessor that Lessee intended to return any such items of Lease Assets. Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to such Lease

Assets and release the applicable Collateral Assignment of Lease. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Lease Assets and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in such Lease Assets free and clear of any lien or encumbrance created by Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code statements of termination, bills of sale, quit claim deeds, and other documents and instruments, as reasonably may be required in order to terminate or convey any interest of Lessor in and to such Lease Assets.

     (e) Notice of Election. Lessee shall give Lessor written notice of its election of the options specified in this Section not less than one hundred eighty (180) days nor more than three hundred sixty-five (365) days before the expiration of the Basic Term or the Renewal Term of the first Schedule of a particular series to be executed under this Agreement. Such election shall be effective with respect to all Lease Assets described on all Schedules of such series. If Lessee fails timely to provide such notice, without further action Lessee automatically shall be deemed to have elected (1) to renew the term of this Agreement pursuant to Paragraph (b) of this Section if a Renewal Term is then available hereunder, or (2) to purchase the Lease Assets pursuant to Paragraph (d) of this Section if a Renewal Term is not then available hereunder.


XIX.  MISCELLANEOUS:

     (a) EACH OF LESSOR AND LESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     (b) Any cancellation or termination by Lessor, pursuant to the provisions of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder.

     (c) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith.

     (d) Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor. Lessor shall, to the extent reasonably requested by Lessee, cooperate with Lessee to allow Lessee to obtain the contemplated tax benefits of this Agreement, including, without limitation, the filing of any statement with respect to any tax abatements or other requirements.

     (e) All notices required to be given hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated above or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

     (f) This Agreement and its exhibits, and any Schedule and Annexes thereto, the Agency Agreement and the Facilities Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof. If there is any inconsistency between the terms of the Agency Agreement and this Agreement, this Agreement shall control. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (g) The representations, warranties and covenants of Lessee herein shall be deemed to survive the closing hereunder. The obligations of Lessee under Sections III, X, XIV, XVIII(c) and XIX (k) hereof which accrue during the Term of this Agreement and obligations which by their express terms survive the termination of this Agreement, shall survive the termination of this Agreement.

     (h) In case of a failure of Lessee to comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such compliance (together with interest thereon at the rate specified in Paragraph (i) of this Section) shall constitute additional Rent due to Lessor within five (5) days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default.

     (i) Any Rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law.

     (j) Any provisions in this Agreement and any Schedule which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

     (k) Lessee agrees to pay on demand all reasonable costs and expenses incurred by Lessor (provided, however, that Lessee shall not be responsible for such costs and expenses incurred by any Participant) in connection with the preparation, execution, delivery, filing, recording, and administration of any of the 1996 Lease Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lessor, and all costs and expenses, if any, in connection with the enforcement of any of the 1996 Lease Documents. In addition, Lessee shall pay any and all stamp and other taxes and fees payable or determined to be payable by Lessor in connection with the execution, delivery, filing and recording of any of the 1996 Lease Documents and the other documents to be delivered under the 1996 Lease Documents, and agrees to save Lessor harmless from and against any and all liabilities with respect to or resulting from any delay attributed to Lessee in paying or failing to pay such taxes and fees.

     (l) Lessee agrees to pay on demand the interest paid by GE Capital to the Participants (as such term is defined in that certain Participation Agreement dated as of the date hereof, among GE Capital and the financial institutions now or hereafter specified therein; the "Participation Agreement"), in connection with the pre-closing funding of such Participants' Purchase Price on the Funding Date (as such terms are defined in the Participation Agreement). In addition, if the funding by GE Capital of the Capitalized Lessor's Cost of the Lease Assets on the Closing Date (as such term is defined in the Participation Agreement) relating to such Funding Date does not occur on the Closing Date as a result of the failure of Lessee to satisfy the conditions specified in Section I(c) hereof (as applicable), then Lessee agrees to pay on demand any breakage costs incurred by the Participants as a result thereof.

     (m) Lessee agrees to pay to Lessor a non-refundable unused commitment fee on the average daily amount by which the Total Lease Commitment exceeds the aggregate amount of Capitalized Lessor's Cost then having been funded by Lessor pursuant hereto, at a rate per annum equal to the Applicable Commitment Fee from time to time in effect, for the period commencing on the date hereof and continuing to but not including the Expiration Date, payable quarterly in arrears on the first Business Day of March, June, September and December of each year and at maturity. As used herein, "Total Lease Commitment " shall mean the aggregate amount of the commitments of GE Capital and the Participants, it being understood that on the date hereof, the Total Lease Commitment is $173,991,959.97 (provided, that in no event shall the Total Lease Commitment exceed $300,000,000.00); "Applicable Commitment Fee" shall mean a per annum fee based on the Implied Debt Rating Level then in effect as follows:


         Implied Debt Rating Level      Applicable Commitment Fee
                   I                            0.200%
                  II                            0.250%
                 III                            0.300%
                  IV                            0.375%
                   V                            0.500%


It is acknowledged that, as of the date hereof, the Implied Debt Rating Level is V; "Implied Debt Rating" means the implied senior unsecured debt rating issued for Lessee by S&P or Moody's, as the case may be ; "Implied Debt Rating Level" means (1) in the event the Implied Debt Rating by both S&P and Moody's is in the same Rating Category Level (as defined below), such Rating Category Level, (2) in the event the Implied Debt Rating by S&P and Moody's falls into different Rating Category Levels, (a) in the event such two Rating Category Levels are consecutive, then the higher of such Rating Category Levels, (b) in the event such two Rating Category Levels are not consecutive but have one Rating Category Level between them, then such middle Rating Category Level, and (c) in the event such two Rating Category Levels are not consecutive but have more than one Rating Category Level between them, then the Rating Category Level which is one lower than the higher of such Rating Category Levels; provided, that if either the S&P or Moody's Implied Debt Rating Level falls within rating Category Level V, then the Implied Debt Rating Level shall be V. For purposes of this definition, "Rating Category Levels" shall be as follows:


     Rating Category Level         S&P Implied Debt            Moody's Implied
                                        Rating                   Debt Rating

              I                    BBB- and higher             Baa3 and higher
             II                    BB+                         Ba1
            III                    BB                          Ba2
             IV                    BB-                         Ba3
              V                    B+ and below                B1 and below


For purposes of relativity between Rating Category Levels, Rating Category Level I will be considered the "highest" and Rating Category Level V will be considered the "lowest". "Moody's" means Moody's Investors Services, Inc.; "S&P" means Standard and Poor's Rating Group, a division of The McGraw-Hill Companies, Inc.; and "Expiration Date" shall mean December 31, 1996.


XX.  CHOICE OF LAW; JURISDICTION:

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE

LOCATION OF THE LEASE ASSETS. The parties agree that any action or proceeding arising out of or relating to this Agreement may be commenced in the United States District Court for the Southern District of New York.


XXI. CHATTEL PAPER:

     To the extent that any Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Agreement in and of itself without the transfer or possession of the original of a Schedule executed pursuant to this Agreement and incorporating this Agreement by reference; and no security interest in this Agreement and a Schedule may be created by the transfer or possession of any counterpart of the Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".


XXII.  EARLY TERMINATION:

     (a) Lessee may, so long as no Default exists hereunder, terminate this Agreement as to all (but not less than all) of the Lease Assets described on all Schedules executed hereunder, as of a Rent Payment Date ("Termination Date") upon at least thirty (30) days' prior written irrevocable notice to Lessor. In such notice, Lessee shall specify whether Lessee elects to purchase the Lease Assets pursuant to Paragraph (ii) hereof, or to cause the Lease Assets to be sold to a third party pursuant to Paragraph (i) hereof.

          (i) If Lessee elects to cause the Lease Assets to be sold to a third party, Lessee shall, and Lessor may, solicit cash bids for the Lease Assets on an AS IS BASIS. Prior to the Termination Date, Lessee shall (1) certify to Lessor any bids received by Lessee and (2) pay to Lessor the sum of (A) the Termination Value (calculated as of the Termination Date) for the Lease Assets, plus (B) all Rent and other sums due and unpaid as of the Termination Date , plus (C) any applicable Prepayment Premium. As used herein, "Prepayment Premium" shall mean an amount equal to one and one-half percent (1.5%) of the Termination Value (calculated as of the Termination Date) if the Termination Date is on or before the fourth (4th) Rent Payment Date with respect to the first Schedule executed hereunder, or one percent (1%) of the Termination Value (calculated as of the Termination Date) if the Termination Date is after the fourth (4th) Rent Payment Date but on or before the eighth (8th) Rent Payment Date with respect to the first Schedule executed hereunder; or zero if the Termination Date occurs after the eighth (8th) Rent Payment Date with respect to the first Schedule executed hereunder. Provided that all amounts due hereunder have been paid on or before the Termination Date, Lessor and Lessee shall sell the Lease Assets on an AS IS BASIS for cash to the bidder specified by Lessee and Lessor shall refund to Lessee the proceeds of such sale (net of any related expenses incurred by Lessor ) up to the amount of the Termination Value to Lessee. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Lease Assets and any other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in such Lease Assets free and clear of any lien or encumbrance created by, through or under Lessor). If such sale is not consummated, no termination shall occur and (provided that no Default shall then have occurred and be continuing) Lessor shall refund to Lessee an amount equal to the sum of (A) the Termination Value and (B) any applicable Prepayment Premium (less any expenses incurred by Lessor).

          (ii) If Lessee elects to purchase the Lease Assets, on the Termination Date, Lessee shall pay to Lessor in cash the purchase price for the Lease Assets, determined as hereinafter provided. The purchase price of the Lease Assets shall be an amount equal to the sum of (A) the Termination Value (calculated as of the Termination Date) for the Lease Assets, plus (B) all taxes and charges upon sale, plus (C) all Rent and other sums due and unpaid as of the Termination Date, plus (D) any applicable Prepayment Premium. Upon satisfaction of the conditions specified in this Paragraph (ii), Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to the Lease Assets and release the applicable Collateral Assignment of Lease. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Lease Assets and other matters. Lessor shall execute and deliver to Lessee such Uniform Commercial Code statements of termination, bills of sale and other documents and instruments, as reasonably may be required in order to terminate or convey any interest of Lessor in and to the Lease Assets.

     (b) So long as no Default exists hereunder, if the store at a particular Lease Assets Location has been closed and the Lease Assets previously used at such Lease Assets Location have not been relocated in accordance with Sections V(b) or (f) hereof, or substituted in accordance with Section V(e) hereof, then Lessee may terminate this Agreement as to all (but not less than all) of the Lease Assets located at such Lease Assets Location, as of a Rent Payment Date (the "Special Termination Date"), upon at least thirty (30) days' prior written irrevocable notice to Lessor. In such notice, Lessee shall specify whether Lessee elects to purchase the Lease Assets pursuant to Paragraph (ii) hereof, or to cause the Lease Assets to be sold to a third party pursuant to Paragraph (i) hereof.

          (i) If Lessee elects to cause the Lease Assets to be sold to a third party, Lessee shall, and Lessor may, solicit cash bids for the Lease Assets on an AS IS BASIS. Prior to the Special Termination Date, Lessee shall (1) certify to Lessor any bids received by Lessee and (2) pay to Lessor the sum of (A) the Termination Value (calculated as of the Special Termination Date) for the Lease Assets, plus (B) all rent and other sums due and unpaid as of the Special
Termination Date, plus (C) any applicable Special Prepayment Premium.   As used
herein, "Special Prepayment Premium" shall mean an amount equal to one and one-half percent (1.5%) of the Termination Value (calculated as of the Special Termination Date) if the Special Termination Date is on or before the fourth
(4th) Rent Payment Date with respect to the first Schedule executed hereunder, or one percent (1%) of the Termination Value (calculated as of the Special Termination Date) if the Special Termination Date is after the fourth (4th) Rent Payment Date but on or before the eighth (8th) Rent Payment Date with respect to the first Schedule executed hereunder; or zero if the Special Termination Date occurs after the eighth (8th) Rent Payment Date with respect to the first Schedule executed hereunder; provided, however, that there shall be no prepayment premium unless the aggregate Capitalized Lessor's Cost of the Lease Assets so terminated pursuant to this Section XXII(b) during any calendar year exceeds $7,500,000, and any prepayment penalty shall be based on the excess above $7,500,000. Provided that all amounts due hereunder have been paid on or before the Special Termination Date, Lessor and Lessee shall sell the Lease Assets and assign Lessee's or Sublessee's rights under the applicable Ground Leases and Premises Leases on an AS IS BASIS for cash to the bidder specified by Lessee and refund to Lessee the proceeds of such sale (net of any related expenses) up to the amount of the Termination Value to Lessee. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Lease Assets and any other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in such Lease Assets free and clear of any lien or encumbrance created by Lessor). If such sale is not consummated, no termination shall occur and (provided that no Default shall then have occurred and be continuing) Lessor shall refund to Lessee an amount equal to the sum of
(A) the Termination Value and (B) any applicable Special Prepayment Premium (less any expenses incurred by Lessor).

          (ii) If Lessee elects to purchase the Lease Assets, on the Special Termination Date, Lessee shall pay to Lessor in cash the purchase price for the Lease Assets, determined as hereinafter provided. The purchase price of the Lease Assets shall be an amount equal to the sum of (A) the Termination Value (calculated as of the Special Termination Date) for the Lease Assets, plus (B) all taxes and charges upon sale, plus (C) all Rent and other sums due and unpaid as of the Special Termination Date, plus (D) any applicable Special Prepayment Premium. Upon satisfaction of the conditions specified in this Paragraph (ii), Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to the Lease Assets and release the applicable Collateral Assignment of Lease. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Lease Assets and other matters. Lessor shall execute and deliver to Lessee such Uniform Commercial Code statements of termination, bills of sale and other documents and instruments, as reasonably may be required in order to terminate or convey any interest of Lessor in and to the Lease Assets.

     (c) So long as no Default exists hereunder, if Lessee acquires a majority interest in a FAD, then Lessee may terminate this Agreement as to all (but not less than all) of the Lease Assets (as to which Lessee has not then exercised its substitution option pursuant to Section V(f) hereof), located at all Lease Assets Locations operated by such FAD, as of a rent payment date (the "FAD Special Termination Date"), upon at least thirty (30) days' prior written irrevocable notice to Lessor. In such notice, Lessee shall specify whether Lessee elects to purchase the Lease Assets pursuant to Paragraph (ii) hereof, or to cause the Lease Assets to be sold to a third party pursuant to Paragraph (i) hereof.

          (i) If Lessee elects to cause the Lease Assets to be sold to a third party, Lessee shall, and Lessor may, solicit cash bids for the Lease Assets on an AS IS BASIS. Prior to the FAD Special Termination Date, Lessee shall (1) certify to Lessor any bids received by Lessee and (2) pay to Lessor the sum of
(A) the Termination Value (calculated as of the FAD Special Termination Date) for the Lease Assets, plus (B) all rent and other sums due and unpaid as of the FAD Special Termination Date. Provided that all amounts due hereunder have been paid on or before the FAD

Special Termination Date, Lessor and Lessee shall sell the Lease Assets on an AS IS BASIS for cash to the bidder specified by Lessee and refund to Lessee the proceeds of such sale (net of any related expenses incurred by Lessor) up to the amount of the Termination Value. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Lease Assets and any other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in such Lease Assets free and clear of any lien or encumbrance created by Lessor). If such sale is not consummated, no termination shall occur and (provided that no Default shall then have occurred and be continuing) Lessor shall refund the Termination Value (less any expenses incurred by Lessor) to Lessee.

          (ii) If Lessee elects to purchase the Lease Assets, on the FAD Special Termination Date, Lessee shall pay to Lessor in cash the purchase price for the Lease Assets, determined as hereinafter provided. The purchase price of the Lease Assets shall be an amount equal to the sum of (A) the Termination Value (calculated as of the FAD Special Termination Date) for the Equipment, plus (B) all taxes and charges upon sale, plus (C) all Rent and other sums due and unpaid as of the FAD Special Termination Date. Upon satisfaction of the conditions specified in this Paragraph (ii), Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to the Lease Assets. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Lease Assets and other matters. Lessor shall execute and deliver to Lessee such Uniform Commercial Code statements of termination, bills of sale and other documents and instruments, as reasonably may be required in order to terminate or convey any interest of Lessor in and to the Lease Assets.



               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Master Lease Agreement No. 2 to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                      LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION,        BOSTON CHICKEN, INC.
FOR ITSELF AND AS AGENT FOR CERTAIN
PARTICIPANTS


By:  /s/ David Avigdor                       By: /s/ M. David White
   ---------------------------------            -------------------------------
Name: David Avigdor                          Name:   M. David White
     -------------------------------              -----------------------------
Title: Transaction & Syndication            Title:   V. P. Finance
      ------------------------------               ----------------------------
       Senior Manager
      ------------------------------

                                 EXHIBIT NO. 1

                                   SCHEDULE

                          SCHEDULE SERIES NO. _______
               DATED THIS ___________ DAY OF ____________, 199__
         TO MASTER LEASE AGREEMENT NO. 2 DATED AS OF DECEMBER 9, 1996


Lessor & Mailing Address:                            Lessee & Mailing Address:

GENERAL ELECTRIC CAPITAL CORPORATION,                BOSTON CHICKEN, INC.
FOR ITSELF AND AS AGENT FOR CERTAIN                  14103 Denver West Parkway
PARTICIPANTS                                         Golden, Colorado 80401-4086
4 Northpark Drive
Suite 500
Hunt Valley, Maryland  21030

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above (as amended, modified or supplemented, the "Agreement"; said Agreement and this Schedule being collectively referred to as "Lease"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease. This Schedule is designated as a Series ___ Schedule.

A.   Lease Assets.
     ------------

     Pursuant to the terms of the Lease, Lessor agrees to lease to Lessee the Lease Assets listed on Annex A attached hereto and made a part hereof.

B.   Financial Terms.
     ----------------

     1.  Capitalized Lessor's Cost: $________________________________________.

     2.  Daily Lease Rate Factor:___________________________________________%.

     3.  Basic Term: [Two (2) years/Three (3) years].

     4.  Basic Term Commencement Date:_________________________________, 199_.

     5.  Lease Asset Location:________________________________________________

     6.  Lessee Federal Tax ID No.:___________________________________________

     7.  Supplier: various

     8.  Last Delivery Date:___________________________________________, 199_.

     9.  Lessee agrees and acknowledges that the Assets as stated on the
         Schedule is equal to the fair market value of the Lease Capitalized Lessor's Cost of the Lease Assets on the date hereof.

     10. Renewal Term: [One (1) year/Two (2) one (1)-year terms/Three (3) one (1)-year terms].

     11. Maximum Lease Term: [Three (3) years/Four (4) years/Five (5) years].

     12.  Stipulated Loss Values:  See Annex D.
     13.  Termination Values:  See Annex D.

C.   Term and Rent.
     -------------

     1. Interim Rent. For the period from and including the Lease Commencement Date to the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of the Equipment times the number of days in the Interim Period. Interim Rent shall be due on __________, 199__ (the "Interim Rent Payment Date").

     2. Basic Term and Renewal Term Rent. Commencing on ___________, 199__, and on the third day of each fiscal quarter of Lessee thereafter (each, a "Rent Payment Date") during the Basic Term ("Basic Term Rent") and any Renewal Term ("Renewal Term Rent"), Lessee shall pay as rent quarterly installments of principal and interest, in arrears, each installment in the principal amount specified on the attached Amortization Schedule together with interest on the Unamortized Principal Balance (specified on the attached Amortization Schedule) as of the immediately preceding Rent Payment Date (after application of the Rent paid on such date) at the Interest Rate for the Interest Period following such immediately preceding Rent Payment Date. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed. Said Rent consists of principal and interest components, such principal components being as provided in the Amortization Schedule attached hereto.

     3. Contingent Rent. Contingent Rent calculated as hereinafter specified shall accrue on a quarterly basis and shall be payable by Lessee to Lessor upon return of the Lease Assets pursuant to Section XVIII(c) of the Lease. As used herein, "Contingent Rent" shall be calculated as the product of (x) ninety-five percent (95%) of any per annum increase in the Consumer Price Index ("CPI") for all items as published by the Department of Labor Bureau of Economics and Statistics (or if the CPI is not available, such replacement index as is acceptable to Lessor) reported during the preceding calendar quarter, and (y) the Capitalized Lessor's Cost of the Lease Assets; provided, however, that the maximum Contingent Rent shall not exceed that amount calculated as ____________________ percent (______%) of the Capitalized Lessor's Cost of the Lease Assets.

     As used herein, the following terms shall have the following meanings:

     "Interest Period" shall mean the period beginning on the Lease Commencement Date and ending on the next Rent Payment Date (provided, however, that if such Rent Payment Date is not a Business Day, then the Interest Period shall end on the immediately preceding Business Day), and each subsequent quarterly period ending on the next Rent Payment Date (provided, however, that if such Rent Payment Date is not a Business Day, then the Interest Period shall end on the immediately preceding Business Day).

     "Interest Rate" shall mean that percentage per annum calculated as the sum of (a) the LIBOR Rate redetermined quarterly, plus (b) [250/300/350] basis points (or [350/400/450] basis points during any Extension Term).

     "LIBOR Rate" shall mean, with respect to any Interest Period occurring during the term of the Lease, an interest rate per annum equal at all times during such Interest Period to the quotient of

(1) the rate per annum as determined on the basis of the average of the offered rates for deposits in U.S. dollars for ninety (90) days, which appears on Telerate Page 3750 as of 11:00 a.m., London, England time on the date that is two (2) Business Days prior to the first day of such Interest Period, divided by
(2) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the LIBOR Reserve Requirements current on the date that is two (2) Business Days prior to the first day of the Interest Period; provided, however, that if Telerate Page 3750 is not available, then the Reuters Rate shall be used in lieu thereof.

     "LIBOR Reserve Requirements" shall mean the daily average for the applicable Interest Period of the maximum rate applicable to Lessor or its Participants at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "Eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that include deposits by reference to which the interest rates on Eurodollar loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any lender to United States residents), having a term equal to such Interest Period, subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto.

     "Reuters Rate" means a rate equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) for deposits in U.S. dollars for ninety (90) days, which appears on the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on the service for the purpose of displaying London interbank offered rates of major banks) as of 11:00 a.m., London, England time on the date which is two (2) Business Days prior to the first day of such Interest Period; provided, however, that the Reuters Rate shall not be calculated if fewer than two (2) such offered rates appear on such Reuters Screen LIBO Page.

     "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

     If at any time Lessor or any Participant determines that either adequate and reasonable means do not exist for ascertaining the LIBOR Rate, or it becomes impractical for Lessor or any Participant to obtain funds to make or maintain the financing hereunder with interest at the LIBOR Rate, or Lessor or any Participant shall have determined that the LIBOR Rate will not adequately and fairly reflect the cost to Lessor or any Participant (or, without duplication, the bank holding company of which such Participant is a subsidiary) of making, maintaining, or funding the transaction hereunder at the LIBOR Rate, or Lessor or any Participant reasonably determines that, as a result of changes to applicable law after the date of execution of the Agreement, or the adoption or making after such date of any interpretations, directives or regulations (whether or not having the force of law) by any court, governmental authority or reserve bank charged with the interpretation or administration thereof, it shall be or become unlawful or impossible to make, maintain, or fund the transaction hereunder at the LIBOR Rate, then Lessor promptly shall give notice to Lessee of such determination, and Lessor and Lessee shall negotiate in good faith a mutually acceptable alternative method of calculating the Interest Rate (which shall produce an alternative rate of interest which is comparable to the Interest Rate) and shall execute and deliver such documents as reasonably may be required to incorporate such alternative method of calculating the Interest Rate in this Schedule, within thirty (30) days after the date of Lessor's notice to Lessee. If the parties are unable mutually to agree to such alternative method of calculating the Interest Rate in a timely fashion, on the Rent Payment Date next succeeding the expiration of such thirty (30) day period Lessee shall purchase all (but not less than all) of the Lease Assets described on all Schedules executed pursuant to the Agreement and shall pay to Lessor, in cash, the purchase price for the Lease Assets so purchased, determined as hereinafter provided. The purchase price of the Lease Assets shall be an amount equal to the Stipulated Loss Value of such Lease Assets calculated in accordance with Annex D as of the date of payment, together with all rent and other sums then due on such date, plus all taxes and charges upon sale and all other reasonable and documented expenses incurred by Lessor in connection with such sale. Upon satisfaction of the conditions specified in this paragraph, Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to the Lease Assets. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Lease Assets and other matters. Lessor shall (simultaneously with such transfer) execute and deliver to Lessee such Uniform Commercial Code statements of termination, bills of sale and other documents and instruments, as reasonably may be required in order to terminate any interest of Lessor in and to the Lease Assets.

     4. If the Interim Rent Payment Date or any Rent Payment Date is not a Business Day, the Rent otherwise due on such date shall be payable on the immediately preceding Business Day. As used herein, "Business Day" shall mean any day other than Saturday, Sunday, and any day on which banking institutions located in London, England, or in the States of Connecticut, New York or Colorado are authorized by law or other governmental action to close.

     5. Lessee shall pay to Lessor, for the account of each Participant, from time to time the amounts as such Participant may determine to be necessary to compensate it for any costs which such Participant determines are attributable to its making or maintaining its interest in the Lease and the Equipment (the "Interest") or any reduction in any amount receivable by such Participant in respect of any such Interest (such increases in costs and reductions in amounts receivable being herein called "Additional Costs") resulting from any Regulatory Change (as defined below) which:

          (i) changes the basis of taxation of any amounts payable to Lessor for the account of such Participant in respect of such Interest (other than taxes imposed on or measured by the overall net income of such Participant in respect of the Interest by the jurisdiction in which such Participant has its principal office or its lending office); or

          (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Participant; or

          (iii) imposes any other condition adversely affecting this Lease or any Interest.

For purposes hereof, "Regulatory Change" shall mean any change after the date of this Lease in United States Federal, state or foreign law or regulations (including, without limitation, Regulation

D of the Board of Governors of the Federal Reserve System (or any successor), as amended or supplemented from time to time) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including any Participant or any financial institution which provides funds to such Participant in connection with the funding of the Interest, or under any United States Federal, state or foreign law (and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     Without limiting the effect of the foregoing paragraph (but without duplication), Lessee shall pay to Lessor, for the account of each Participant, from time to time on request such amounts as such Participant may determine to be necessary to compensate such Participant (or, without duplication, the bank holding company of which such Participant is a subsidiary) for any costs which it determines are attributable to the maintenance by such Participant (or any lending office or such bank holding company) or which are payable by such Participant to a financial institution which provides funds to such Participant in connection with the funding of the Interest, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of such Participant's Interest (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Participant or such financial institution which provides funds to such Participant in connection with the funding of the Interest (or any lending office or bank holding company) to a level below that which such Participant or such financial institution which provides funds to such Participant in connection with the funding of the Interest (or any lending office or bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this paragraph, "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof. Notwithstanding the foregoing, Lessee shall not be required to pay such amounts to the extent that such costs are already included in the interest rate calculation hereunder.

     Each Participant shall notify Lessee in writing of any event occurring after the date of this Lease that will entitle such Participant to compensation under the preceding two paragraphs as promptly as practicable, but in any event within forty-five (45) days, after such Participant obtains actual knowledge thereof; provided, that (i) if such Participant fails to give such notice in writing within forty-five (45) days after it obtains actual knowledge of such an event, such Participant shall, with respect to compensation payable pursuant to the preceding two paragraphs in respect of any costs resulting from such event, only be entitled to payment under the referenced paragraphs for costs incurred from and after the date forty-five (45) days prior to the date that such Participant does give such notice, and (ii) prior to requesting such compensation hereunder, such Participant will designate a different lending office for the Interest if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Participant, be disadvantageous to such Participant. Each Participant will furnish to Lessee a certificate of an authorized officer of such Participant setting forth the basis and amount of each request by such Participant for compensation under the preceding two paragraphs. Determinations and allocations by each Participant for purposes of the preceding two paragraphs shall be conclusive, absent manifest error.

     If a Participant notifies Lessee of the occurrence of an event, as contemplated in the proceeding paragraph, then Lessee may, so long as no Default exists under the Lease, elect to prepay all (but not less than all) of such Participant's interest in the Lease, as of a Rent Payment Date (the "Prepayment Date"), upon at least thirty (30) days' prior written irrevocable notice to Lessor. On the Prepayment Date, Lessee shall pay to Lessor the amount calculated by Lessor as is required to prepay in full such Participant's interest in the Lease, together with any required breakage or make-whole amount, if any.


D.  Insurance.
    ----------

    1.   Public Liability:  $2,000,000.00, total liability per occurrence.

    2. Casualty and Property Damage: An amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Lease Assets.

E.  Fixed Purchase Price, Lessee's Obligation and Residual Risk Amount
    ------------------------------------------------------------------

    End of Term            Fixed       Lessee's Obligation    Residual
    -----------          Purchase      -------------------      Risk
                           Price                               Amount
                         --------                             --------

    Basic Term

    [First] Renewal
    Term

    [Second Renewal
    Term]


expressed as a percentage of the Capitalized Lessor's Cost of the Equipment.

     This Schedule is not binding or effective with respect to the Agreement or the Lease Assets until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                       LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION,         BOSTON CHICKEN, INC.
FOR ITSELF AND AS AGENT FOR CERTAIN
PARTICIPANTS


By:_____________________________              By:______________________________
Name:___________________________              Name:____________________________
Title:__________________________              Title:___________________________



                                              Attest:


                                              By:______________________________
                                              Name:____________________________
                                              Title:___________________________

                                    ANNEX A
                                       TO
                          SCHEDULE SERIES NO. ________
                    DATED THIS _____ DAY OF ________, 199__
          TO MASTER LEASE AGREEMENT NO. 2 DATED AS OF DECEMBER 9, 1996


                          DESCRIPTION OF LEASE ASSETS

================================================================================

Initials:----------      ----------
     Lessor              Lessee

                                   ANNEX B-1
                                       TO
                           SCHEDULE SERIES NO. ______
                    DATED THIS _____ DAY OF ________, 199__
          TO MASTER LEASE AGREEMENT NO. 2 DATED AS OF DECEMBER 9, 1996

                                  BILL OF SALE


     KNOW ALL MEN BY THESE PRESENTS: BOSTON CHICKEN, INC. ("Seller"), for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, provided by GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS ("Buyer"), with offices at 4 Northpark Drive, Suite 500, Hunt Valley, Maryland 21030, the receipt of which is hereby acknowledged, does hereby sell, assign, transfer, set over and convey to Buyer the equipment (the "Equipment") leased under Schedule No. _____ dated as of __________, 199_, between Seller and Buyer, executed pursuant to the Master Lease Agreement No. 2 dated as of December 9, 1996 ("Lease"), between Seller and Buyer.

     Buyer and Seller agree and acknowledge that the sale and conveyance contemplated hereby is solely for the purpose of granting to Buyer a security interest in the Equipment and Seller shall retain legal title to such Equipment. All Equipment in which an interest is conveyed hereby shall remain in the possession of Seller pursuant to the Lease.

     Buyer is purchasing the Equipment described above in reliance upon its personal inspection and knowledge of the Equipment and in an "AS-IS, WHERE-IS", condition.

     SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE EXCEPT THAT (1) SELLER HAS GOOD TITLE TO THE EQUIPMENT, FREE AND CLEAR OF ALL LIENS, CLAIMS AND ENCUMBRANCES (SUBJECT ONLY TO PERMITTED LIENS (AS SUCH TERM IS DEFINED IN THE LEASE)), AND (2) BUYER WILL ACQUIRE ITS INTEREST IN THE EQUIPMENT FREE FROM ALL LIENS, CLAIMS AND ENCUMBRANCES (SUBJECT ONLY TO PERMITTED LIENS AND TO THE LIEN OF THE LEASE), AND (3) SELLER HAS THE RIGHT TO SELL AND CONVEY THE EQUIPMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER MAKES NO WARRANTIES WITH RESPECT TO THE QUALITY, CONTENT, CONDITION, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE EQUIPMENT AND NO WARRANTIES AGAINST PATENT INFRINGEMENT OR THE LIKE.

     IN WITNESS WHEREOF, Buyer and Seller have executed this Bill of Sale this _____ day of _______________, 199_.


BUYER:                                        SELLER:

GENERAL ELECTRIC CAPITAL CORPORATION,         BOSTON CHICKEN, INC.
FOR ITSELF AND AS AGENT FOR CERTAIN
PARTICIPANTS



By:_____________________                      By:_____________________
Name:___________________                      Name:___________________
Title:__________________                      Title:__________________

                                   ANNEX B-2
                                      TO
                           SCHEDULE SERIES NO. ______
                    DATED THIS _____ DAY OF ________, 199__
          TO MASTER LEASE AGREEMENT NO. 2 DATED AS OF DECEMBER 9, 1996

                                  BILL OF SALE


     KNOW ALL MEN BY THESE PRESENTS: __________________ ("Seller"), for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, provided by GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS ("Buyer"), with offices at 4 Northpark Drive, Suite 500, Hunt Valley, Maryland 21030, the receipt of which is hereby acknowledged, does hereby sell, assign, transfer, set over and convey to Buyer the equipment (the "Equipment") leased under Schedule No. _____ dated as of __________, 199_, between Boston Chicken, Inc. ("Lessee") and Buyer, executed pursuant to the Master Lease Agreement No. 2 dated as of December 9, 1996 ("Lease"), between Lessee and Buyer. The Equipment is to be subleased under Schedule No. ____ dated as of ________________, 199_, between Lessee and Seller, executed pursuant to the Master Sublease Agreement No. 2 dated as of ____________________, 1996 ("Sublease"), between Lessee, as sublessor, and Seller, as sublessee.

     Buyer and Seller agree and acknowledge that the sale and conveyance contemplated hereby is solely for the purpose of Lessee granting to Buyer a security interest in the Equipment and Seller shall retain legal title to such Equipment. All Equipment in which an interest is conveyed hereby shall remain in the possession of Seller pursuant to the sublease.

     Buyer is purchasing the Equipment described above in reliance upon its personal inspection and knowledge of the Equipment and in an "AS-IS, WHERE-IS", condition.

     SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE EXCEPT THAT (1) SELLER HAS GOOD TITLE TO THE EQUIPMENT, FREE AND CLEAR OF ALL LIENS, CLAIMS AND ENCUMBRANCES (SUBJECT ONLY TO LESSEE'S SECURITY INTEREST THEREIN, WHICH SECURITY INTEREST SHALL BE RELEASED UPON LESSEE'S EXECUTION AND DELIVERY OF A CERTIFICATE OF ACCEPTANCE RELATING THERETO, AND TO PERMITTED LIENS (AS SUCH TERM IS DEFINED IN THE LEASE)), (2) BUYER WILL ACQUIRE ITS INTEREST IN THE EQUIPMENT FREE FROM ALL LIENS, CLAIMS AND ENCUMBRANCES (SUBJECT ONLY TO PERMITTED LIENS AND TO THE LIEN OF THE LEASE AND THE SUBLEASE), AND (3) SELLER HAS THE RIGHT TO SELL AND CONVEY THE EQUIPMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER MAKES NO WARRANTIES WITH RESPECT TO THE QUALITY, CONTENT, CONDITION, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE EQUIPMENT AND NO WARRANTIES AGAINST PATENT INFRINGEMENT OR THE LIKE.

     IN WITNESS WHEREOF, Buyer and Seller have executed this Bill of Sale this_____ day of _______________, 199_.

BUYER:                                       SELLER:

GENERAL ELECTRIC CAPITAL CORPORATION,
FOR ITSELF AND AS AGENT FOR CERTAIN
PARTICIPANTS


By:___________________________               By:__________________________
Name:_________________________               Name:________________________
Title:________________________               Title:_______________________

                                    ANNEX C
                                      TO
                            SCHEDULE SERIES NO. ___
                   DATED THIS _____ DAY OF __________, 199__
          TO MASTER LEASE AGREEMENT NO. 2 DATED AS OF DECEMBER 9, 1996

                           CERTIFICATE OF ACCEPTANCE


To:  General Electric Capital Corporation,
     for Itself and as Agent for Certain Participants

     Pursuant to the provisions of the above-referenced Schedule and Master Lease Agreement No. 2 (collectively, the "Lease"), Lessee hereby certifies and warrants that (a) all Lease Assets described on Annex A to the Schedule are in good condition and appearance, installed (if applicable), and in working order; and (b) Lessee accepts the Lease Assets for all purposes of the Lease and all attendant documents.

     Lessee does further certify that as of the date hereof (i) Lessee is not in Default under the Lease; and (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof.



                                              __________________________________
                                              Lessee's Authorized Representative


Dated:  ______________, 199__

                                    ANNEX D
                                      TO
                              SCHEDULE SERIES NO.
             DATED THIS _____ DAY OF ______________________, 199__
          TO MASTER LEASE AGREEMENT NO. 2 DATED AS OF DECEMBER 9, 1996

                 STIPULATED LOSS AND TERMINATION VALUE TABLE*





  RENT PAYMENT DATE          STIPULATED LOSS VALUE          TERMINATION VALUE
  -----------------          ---------------------          -----------------



















Initials:_______________         ___________________
         Lessor                  Lessee





-------------------------

*The Stipulated Loss and Termination Value for any Lease Assets shall be equal to the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

                                    ANNEX E
                                      TO
                              SCHEDULE SERIES NO.
                    DATED THIS _____ DAY OF _________, 199__
          TO MASTER LEASE AGREEMENT NO. 2 DATED AS OF DECEMBER 9, 1996

                            AMORTIZATION SCHEDULE*


                                                  UNAMORTIZED PRINCIPAL
            RENT PAYMENT DATE    PRINCIPAL*              BALANCE*
            -----------------    ----------       ---------------------






Initials:____________________          ____________________
         Lessor                        Lessee



----------------------------

*The Principal and Unamortized Principal Balance as of any Rent Payment Date shall be equal to the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table.

                                    ANNEX F
                                       TO
                              SCHEDULE SERIES NO.
                  DATED THIS _____ DAY OF ____________, 199__
          TO MASTER LEASE AGREEMENT NO. 2 DATED AS OF DECEMBER 9, 1996

RETURN PROVISIONS: In addition to the provisions provided for in Section X of this Lease, and provided that Lessee has elected not to exercise its extension option pursuant to Section XVIII(a) of the Lease or its purchase option pursuant to Section XVIII(d) of the Lease, Lessee shall, at its expense:

     (A) At least one hundred eighty (180) days and not more than two hundred forty (240) days prior to expiration or earlier termination of the Lease, provide to Lessor a detailed inventory of all components of the Equipment. The inventory should include, but not be limited to, a listing of model, serial numbers and size description (length, width, height, diameter) for all components comprising the Equipment.

     (B) At least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, provide or cause the vendor(s) or manufacturer(s) to provide to Lessor the following documents: (1) one set of service manuals, blue prints, process flow diagrams and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date; and (2) one set of documents, detailing equipment configuration, operating requirements, maintenance records, and other technical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to-date.

     (C) At least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, make the Equipment available for on-site operational inspections by potential purchasers, under power, and provide personnel, power and other requirements necessary to demonstrate electrical, mechanical and functionality of each item of the Equipment.

     (D) At least forty-five (45) days prior to expiration or earlier termination of the Lease, cause the manufacturer's representative(s) or qualified equipment maintenance provider(s), acceptable to Lessor, to perform a comprehensive physical inspection, including testing all material and workmanship of the Equipment. The authorized inspector should ensure the equipment is clean and cosmetically acceptable, and in such condition so that it may be immediately installed and placed into use in a similar retail store environment. There shall be no missing screws, bolts, fasteners, etc. The equipment will be free from all large scratches, marks, gouges, dents, discoloration or stains. There shall be no evidence of extreme use or overloading, i.e. bowed or sagging shelves, etc. If during such inspection, examination and test, the authorized inspector finds any of the material or workmanship to be defective or the Equipment not operating within manufacturer's specifications, then Lessee shall repair or replace such defective material and, after corrective measures are completed, Lessee will provide for a follow-up inspection of the Equipment by the authorized inspector as outlined in the preceding clause.

     (E) Have each item of Equipment returned with an in-depth field service report detailing said inspection as outlined in Section D of this Annex F. The report shall certify that the Equipment has been properly inspected, examined and tested and is operating within the manufacturer's specifications.

     (F) Properly remove all Lessee installed markings which are not necessary for the operation, maintenance or repair of the Equipment.

     (G) Ensure all Equipment and equipment operations conform to all applicable local, state, and federal laws, health and safety guidelines.

     (H) Redeliver the Equipment with all component parts in good operating condition. All components must meet or exceed the manufacturer's minimum recommended specifications unless otherwise specified.

     (I) Provide for the deinstallation, packing, transporting, and certifying of the Equipment to include, but not be limited to, the following: (1) the manufacturer's representative shall de-install all Equipment (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer; (2) each item of the Equipment will be returned with a certificate supplied by the manufacturer's representative qualifying the Equipment to be in good condition and (where applicable) to be eligible for the manufacturer's maintenance plan; the certificate of eligibility shall be transferable to another operator of the Equipment; (3) the Equipment shall be packed properly and in accordance with the manufacturer's recommendations; and (4) Lessee shall transport the Equipment in a manner consistent with the manufacturer's recommendations and practices.

     (J) Upon sale of the Equipment to a third party, provide transportation to any locations anywhere in the continental United States selected by Lessor.

     (K) Obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance.

     (L) Promptly deliver to Lessor any Real Estate, clean and in good condition, reasonable wear and tear excepted.

     (M) Promptly remove from the Real Estate all of Lessee's property, and all trash and debris, and repair any damage caused by or during the removal of Lessee's property.

     (N) Promptly deliver to Lessor all keys to the Real Estate and any improvements located thereon, and all combinations to any vaults, secure areas, and security systems.

     (O) Permit Lessor and its authorized representatives to enter the Real Estate at all reasonable times to inspect or show the Real Estate, or make any repairs thereto.

     (P) Deliver to Lessor any personal property, licenses, permits, and other instruments as reasonably are necessary to continue to operate the Real Estate as a retail food establishment, together with such assignments, consents, and other documents as shall be necessary to transfer any such property, licenses, permits, or other instruments to Lessor or its nominee.

Initials:____________        ____________
         Lessor              Lessee

                                 EXHIBIT NO. 2

                           ESTOPPEL/WAIVER AGREEMENT
                           -------------------------



Address of Property:_____________________
                    _____________________
                    _____________________

     THIS ESTOPPEL/WAIVER AGREEMENT is made as of the date of execution hereof by the undersigned in favor of General Electric Capital Corporation, for Itself and as Agent for Certain Participants ("Equipment Lessor").

     Equipment Lessor has entered into, or is about to enter into, a Master Equipment Lease Agreement No. 2 dated as of December 9, 1996 (the "Equipment Lease"), with Boston Chicken, Inc. ("Lessee"), pursuant to which the Lessee has leased, or will lease, from Equipment Lessor certain Equipment described in the attached Annex A (such property, together with any replacements thereof; the "Equipment"). Some or all of the Equipment is, or will be, located at the premises described above (the "Premises"). Execution of this Agreement is a condition precedent to Equipment Lessor's obligations under the Equipment Lease.

     The undersigned agrees that: (i) the Equipment is, and shall remain, personal property regardless of the method by which it may be, or becomes, affixed to the Premises; (ii) Equipment Lessor's interest in the Equipment and any proceeds thereof (including, without limitation, proceeds of any insurance therefor) shall be, and remain, subject to the rights and interests of Equipment Lessor (until and unless Equipment Lessor shall formally release or transfer its interest in the Equipment to Lessee); (iii) the undersigned waives and agrees not to assert any lien, claim or interest which the undersigned may now have or hereafter acquire against or in the Equipment by virtue of the undersigned's interest in the Premises; (iv) the undersigned shall not take any action that would affect the Equipment (or the interest of Equipment Lessor therein) or cause the Equipment to be removed from the Premises without giving Equipment Lessor fifteen (15) days' prior written notice of such action (provided, however, that the foregoing shall not restrict the exercise of remedies against Lessee that do not affect the Equipment or the interest of Equipment Lessor therein; (v) Equipment Lessor, and its employees and agents, shall have the right with prior notice, from time to time, to enter the Premises for the purpose of inspecting the Equipment; and (vi) Equipment Lessor, and its employees and agents, shall have the right, upon any default by Lessee under the Equipment Lease, to enter the Premises and remove the Equipment from the Premises provided that Equipment Lessor reimburses the undersigned for any damages actually caused to the Premises by Equipment Lessor, or its employees or agents, during any such removal. The undersigned acknowledges and agrees that

Equipment Lessor is relying on this Agreement in providing the financing pursuant to the Equipment Lease, and this Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the undersigned and Equipment Lessor.



                                       ____________________________



                                       By:_________________________
                                       Name:_______________________
                                       Title:______________________


Date:_____________________, 199_

Interest in the Premises (check applicable box)

___ Owner

___ Mortgagee

___ Landlord

___ Realty Manager

                                 EXHIBIT NO. 3

                       FORM OF MASTER SUBLEASE AGREEMENT
                       ---------------------------------

                            SUBLEASE AGREEMENT NO. 2

                                    between

                              BOSTON CHICKEN, INC.

                                  as Sublessor

                    [                                      ]

                                  as Sublessee


This Sublease is subject to a senior lien in favor of General Electric Capital Corporation, for Itself and as Agent for Certain Participants ("GECC"), as Lessor, under the Master Lease Agreement No. 2, dated as of December __, 1996, between GECC and Boston Chicken, Inc. This Sublease has been executed in several counterparts. To the extent, if any, that this Sublease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Sublease may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by GECC on the signature page hereof.

                            SUBLEASE AGREEMENT NO. 2

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

I.     LEASING............................................................... 1

II.    TERM, RENT AND PAYMENT................................................ 7

III.   TAXES................................................................. 8

IV.    REPORTS...............................................................10

V.     DELIVERY, USE AND OPERATION, SUBSTITUTION.............................11

VI.    SERVICE...............................................................17

VII.   LOSS OR DAMAGE; STIPULATED LOSS VALUE.................................18

VIII.  RISK OF LOSS..........................................................21

IX.    INSURANCE.............................................................21

X.     RETURN OF LEASE ASSETS................................................22

XI.    DEFAULT...............................................................23

XII.   ASSIGNMENT; SUB-LETTING...............................................27

XIII.  NET LEASE; NO SET-OFF, ETC............................................27

XIV.   INDEMNIFICATION.......................................................28

XV.    DISCLAIMER............................................................30

XVI.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBLESSEE................31

XVII.  OWNERSHIP FOR TAX PURPOSES, ETC.; GRANT OF SECURITY INTEREST;
       USURY SAVINGS.........................................................34

XVIII. END OF SUBLEASE OPTIONS...............................................37
       (a)  Extension........................................................38
       (b)  Renewal..........................................................39
       (c)  Return...........................................................39

       (d)  Purchase.........................................................40
       (e)  Sublessor's Return Option........................................40
       (f)  Purchase in Connection with Default Under the Master Lease.......41
       (g)  Notice of Election...............................................41

XIX.   MISCELLANEOUS.........................................................42

XX.    CHOICE OF LAW; JURISDICTION...........................................44

XXI.   CHATTEL PAPER.........................................................45

XXII.  EARLY TERMINATION.....................................................46


EXHIBIT NO. 1  - FORM OF  SCHEDULE
       ANNEX A - DESCRIPTION OF LEASE ASSETS
       ANNEX B - BILL OF SALE
       ANNEX C - CERTIFICATE OF ACCEPTANCE
       ANNEX D - STIPULATED LOSS AND TERMINATION VALUE TABLE
       ANNEX E - AMORTIZATION SCHEDULE
       ANNEX F - RETURN PROVISIONS

                            SUBLEASE AGREEMENT NO. 2


     THIS SUBLEASE AGREEMENT NO. 2 is made as of the ___ day of December, 1996 ("Sublease" or "Agreement"), between BOSTON CHICKEN, INC., a Delaware corporation with its mailing address and chief place of business at 14103 Denver West Parkway, Golden, Colorado 80401-4086 (hereinafter called "BCI" or "Sublessor"), and the Company whose name and principal address appear on the signature pages hereof (the "Company" or "Sublessee").



                                  WITNESSETH:

     WHEREAS, BCI has entered into the Master Lease Agreement No. 2 (as the same may be amended or supplemented from time to time, the "Master Lease") dated as of December __, 1996 between General Electric Capital Corporation, for Itself and as Agent for Certain Participants (the "Lessor"), and BCI, and certain related documents (the "Master Lease Documents");

     AND WHEREAS, BCI desires to sublease to the Company, and the Company desires to sublease from BCI, the Lease Assets (as hereinafter defined) located at each Lease Assets Location (as hereinafter defined) (specified in each applicable Schedule (as hereinafter defined)) and as described in Annex A to any such Schedule;

     AND WHEREAS, to secure Sublessee's obligations under this Sublease, Sublessee has granted to Sublessor a security interest in the Lease Assets (which security interest together with this Sublease has been assigned by Sublessor to Lessor to secure Sublessor's performance under the Master Lease and the Master Lease Documents).

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


I.  LEASING:

     (a) This Agreement shall be effective from and after the date of execution hereof. Subject to the terms and conditions set forth below, Sublessor will (a) sublease to Sublessee certain parcels of real property, including land, buildings and/or other improvements constructed or made thereon (collectively, the "Fee Property"), (b) sublease to Sublessee certain improvements (collectively, the "Ground-Lease

Leasehold Improvements") located on real property leased by Sublessee pursuant to ground leases (collectively, the "Ground Leases"), (c) sublease to Sublessee certain improvements (collectively, the "Premises-Lease Leasehold Improvements") to be made to or installed in complete buildings leased by Sublessee pursuant to premises leases (collectively, the "Premises Leases") and (d) sublease to Sublessee certain items of equipment (collectively, the "Equipment"). The Ground-Lease Leasehold Improvements and the Premises-Lease Leasehold Improvements are hereinafter sometimes collectively referred to as the "Leasehold Improvements". The Leasehold Improvements subleased hereunder shall be limited to (1) new improvements, and (2) improvements which were completed not more than two (2) years prior to the date on which such Leasehold Improvements are subleased hereunder. The Fee Property and the Leasehold Improvements are hereinafter sometimes collectively referred to as the "Real Estate". The Real Estate and the Equipment are sometimes hereinafter collectively referred to as the "Lease Assets". The Real Estate shall be limited to those locations at which the Equipment will be installed and operated by Sublessee as a "Boston Market" or "Boston Carver" location; provided, however, that a portion of any such location may be further subleased for the operation of an "Einstein Bros. Bagels" or "Noah's New York Bagels" location. Sublessor shall sublease to Sublessee only such Lease Assets as are, or shall from time to time be, described in Annex A to any schedule hereto (which schedule shall be in substantially the form attached hereto as Exhibit No. 1 (the "Schedule")). Terms specified in a Schedule and not otherwise defined or specified herein shall have the meanings ascribed to them in such Schedule.

     (b) Lessor, BCI, BC Real Estate Investments, Inc. ("BCRE") and certain financed area developers (collectively, the "FADs"), including the Company, have heretofore entered into that certain Agency Agreement dated as of September 25, 1996 (as the same may from time to time be amended, modified, or extended, the "Agency Agreement"), pursuant to which Lessor appointed BCI, BCRE and the FADs, including the Company, as its agents to acquire and pay for, in the name and on behalf of Lessor, the Real Estate in accordance with the terms and conditions of the Agency Agreement.

     (c) The obligation of Sublessor to sublease the Lease Assets to Sublessee shall be subject to (1) Sublessor being satisfied that there shall have been no material adverse change in the condition (financial or otherwise), business operations or prospects of Sublessee from the date of execution hereof, and (2) receipt by Sublessor, on or prior to the earlier of the Sublease Commencement Date (as hereinafter defined) or Last Delivery Date therefor, of each of the following documents in form and substance satisfactory to Sublessor (provided, however, that Sections I(c)(vii) through (xviii) shall not be applicable with respect to Lease Assets comprised solely of Equipment):

          (i) Schedules relating to the Lease Assets then to be subleased hereunder (including separate Schedules for each Fee Property);

          (ii) a Bill of Sale with respect to the applicable Equipment and/or Leasehold Improvements executed by Sublessee in favor of Lessor, in the form of Annex B to the applicable Schedule;

          (iii) evidence of insurance with respect to the Lease Assets then to be subleased hereunder, which complies with the applicable requirements of
Section IX hereof;

          (iv) an Estoppel/Waiver Agreement (each an "Estoppel/Waiver Agreement"), in substantially the form of Exhibit No. 2 attached to the Master Lease, from the Landlord with respect to those locations at which Equipment is located and with respect to which Sublessee does not provide to Lessor a Landlord's Waiver (as hereinafter defined) or an opinion of local counsel (reasonably satisfactory to Sublessor);

          (v) a certificate of an authorized officer of Sublessee stating that he has reviewed the activities of Sublessee and that, to the best of his knowledge and without personal liability, there exists no Default (as hereinafter defined) or event which, with the giving of notice or the lapse of time (or both), would become such a Default hereunder;

          (vi) such Uniform Commercial Code financing statements, and statements of termination, release or partial release with respect to the Equipment, as Sublessor reasonably may require;

          (vii) for any Ground-Lease Leasehold Improvements, a copy of the Ground Lease of the real property upon which such Ground-Lease Leasehold Improvements have been constructed, which Ground Lease shall expressly (1) permit a collateral assignment or leasehold mortgage to, and re-assignment by, Lessor and Sublessor, (2) provide for an initial lease term of not less than five (5) years and renewal terms which may be entered into in the discretion of Sublessee such that the total number of years covered by the initial term and discretionary renewal terms shall be not less than ten (10) years, and (3) otherwise be in form and content reasonably satisfactory to Sublessor in all respects (provided, however, that the requirements of clauses (1) and (2) hereof shall not be applicable if the Landlord's Waiver (as hereinafter defined) is delivered to Lessor or Sublessor with respect to such Ground Lease);

          (viii) with respect to any Premises-Lease Leasehold Improvements, a copy of the Premises Lease for the premises in which such Leasehold Improvements are to be placed or constructed, which Premises Lease shall (1) permit a collateral assignment to, and re-assignment by Lessor and Sublessor, (2) provide for an initial lease term and discretionary renewal terms such that the total number of years covered by the initial term and discretionary renewal terms shall be not less than the total term (including any renewal terms) of the applicable Schedule, and (3) otherwise be in form and content reasonably satisfactory to Sublessor in all respects (provided, however, that the requirements of clauses (1) and (2) hereof shall not be applicable if the Landlord's Waiver is delivered with respect to such Premises Lease);

          (ix) with respect to any Ground-Lease Leasehold Improvements, an ALTA title insurance policy (or marked-up title insurance commitment) issued by First American Title Insurance Company or such other title insurance company reasonably acceptable to Sublessor, which policy or commitment shall meet the requirements specified in clause (xiii) of Section I(c) of the Master Lease;

          (x) with respect to any Real Estate, an affidavit or certificate from Sublessee as to zoning compliance, copies of a use and occupancy permit and all other necessary permits or governmental approvals, and evidence reasonably satisfactory to Sublessor of completion of the construction of the Leasehold Improvements or the improvements to be constructed on the Fee Property (the "Fee Improvements") and the installation of the Equipment on the Real Estate such that the Real Estate is suitable for operation by Sublessee as a "Boston Market" or "Boston Carver" location subject to the right of Sublessee to further sublease a portion of such Real Estate for the operation of an "Einstein Bros. Bagels" or "Noah's New York Bagels" location;

          (xi) a certificate or affidavit from Sublessee that the Leasehold Improvements, as constructed, comply in all respects with the requirements of the applicable Ground Lease or Premises Lease;

          (xii) a Phase I environmental audit with respect to any Fee Property and any real property upon which the Ground-Lease Leasehold Improvements are to be made (and such further environmental audits or evidence of the absence of hazardous wastes as Sublessor shall deem necessary), which audit must be satisfactory in Sublessor's sole discretion as to form and substance;

          (xiii) an appraisal of any Fee Property acquired by Sublessee more than one year prior to the Lease Commencement Date with respect to such Fee Property;

          (xiv) with respect to any Fee Property or any real property subject to a Ground Lease, if required by Sublessor, a current ALTA/ALSM survey meeting the requirements specified in clause (xviii) of Section I(c) of the Master Lease;

          (xv) for any Leasehold Improvements, a collateral assignment of lease from Sublessee covering the applicable Ground Lease or Premises Lease (each a "Collateral Assignment of Lease"), in substantially the form of Exhibit No. 4 attached to the Master Lease, with such changes as reasonably may be necessary (in the case of any Ground Lease) to record such Collateral Assignment of Lease among the land records of the jurisdiction in which the Leasehold Improvements are located;

          (xvi) a Landlord's Agreement (each a "Landlord's Waiver"), in substantially the form of Exhibit No. 5A (for any Ground Lease) or Exhibit No. 5B (for any Premises Lease) attached to the Master Lease, duly executed by the landlord of the real property upon which the Leasehold Improvements are located, or evidence satisfactory to Sublessor in all respects that the Ground Lease or Premises Lease (as applicable) expressly permits the collateral assignment of such lease to Lessor, gives Lessor appropriate notice and cure rights and permits the assignment of such lease by Lessor without further consent from or notice to the Landlord or subject only to such restrictions as are acceptable to Sublessor in all respects; provided, however, that such Landlord's Waivers may be provided within thirty (30) days after the Lease Commencement Date of the applicable Schedule;

          (xvii) evidence that all real estate taxes on the Real Estate which are then due and payable (or, if permissible under applicable law, all installments thereof which are then due and payable) have been paid unless any such taxes are being contested by Sublessee in accordance with Section III(c);

          (xviii) lien waivers signed by the general contractor and all major subcontractors and suppliers for all work done and materials furnished in connection with the construction of Leasehold Improvements or the Fee Improvements and the installation of the Equipment therein; provided, however, that in the event that Sublessee shall not, as a result of Sublessee's good faith dispute with any general contractor or subcontractor, have obtained a lien waiver from the same, Sublessee shall be deemed to have complied with the provisions of this clause (xviii), (1) if the amount in dispute is not greater than $50,000.00 and Sublessee is diligently attempting to resolve such dispute, or (2) if the amount in dispute is bonded or guaranteed by a surety in accordance with applicable laws;

          (xix) an opinion of counsel for Sublessee in form and substance satisfactory to Sublessor;

          (xx) Sublessee's Resolution certified by the Secretary or similar officer of Sublessee;

          (xxi) such Uniform Commercial Code financing statements or statements of termination, release, or partial release related to the Mortgages as Sublessor reasonably may require;

          (xxii) if any portion of the Lease Assets are subleased by Sublessee, a subordination agreement executed by the applicable sublessee, which subordination agreement shall be in form and substance satisfactory to Sublessor; and

          (xxiii) such other documents as Sublessor reasonably may request to carry out the intent and purpose of this Agreement.

          Simultaneously with the execution of the Bill of Sale, Sublessee shall execute a Certificate of Acceptance, in the form of Annex C to the applicable Schedule, covering all of the Equipment and/or Leasehold Improvements described in the Bill of Sale. Upon execution by Sublessee of any Certificate of Acceptance, the Lease Assets described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Sublessee for sublease hereunder.

     (d) Anything in the foregoing to the contrary notwithstanding, Sublessor will sublease to Sublessee certain Real Estate and related Equipment in locations which are not yet completed and ready to commence operations (such Real Estate and Equipment being hereinafter called "Incomplete Store Assets"), subject to the following conditions:

          (i) Sublessor shall be satisfied that there shall have been no material adverse change in the condition (financial or otherwise), business operations or prospects of Sublessee from the date of execution hereof;

          (ii) Sublessor shall receive, for each location upon which any Incomplete Store Assets are located, evidence satisfactory to Sublessor in all respects, that the construction has commenced, and that Sublessee has the ability to complete all Leasehold Improvements, install all necessary Equipment, and obtain all necessary licenses and permits in order to commence operations within 120 days after the date on which such Incomplete Store Assets are subleased hereunder;

          (iii) Sublessor shall have received all of the items listed in Section I(c) hereof, except that (1) Sublessee shall be required to deliver lien waivers only for work completed prior to the date of funding, and (2) Sublessee shall not be required to deliver a use and occupancy permit or other evidence of final completion; and

          (iv) within one hundred and twenty (120) days after the date on which such Incomplete Store Assets are subleased hereunder, Sublessee shall complete all Leasehold Improvements, install all necessary Equipment, obtain all necessary permits to commence operations, and provide Sublessor evidence of the same, and Sublessee shall either (1) request Sublessor to sublease to Sublessee all of the new or newly-completed Lease Assets at such Lease Assets Location pursuant to the terms of this Agreement (if Sublessor is then able to lease such Lease Assets under the Master Lease and Sublessee meets all of the conditions set forth herein), or (2) provide to Sublessor evidence that Sublessee has paid for all of the Leasehold Improvements and Equipment located at such Lease Assets Location (other than the Incomplete Store Assets leased by Sublessor under the Master Lease and subleased to Sublessee pursuant hereto), and provide to Sublessor a security interest in all such Leasehold Improvements and Equipment. In connection therewith, Sublessee shall execute and deliver to Sublessor such security agreements, mortgages or deeds of trust, financing statements, and other documents and instruments as Sublessor reasonably shall require in order perfect such lien and security interest (to be recorded at Sublessee's expense).

          In the event that Sublessee is unable to commence operations within such one hundred and twenty (120) day period, Sublessee shall, if required by Sublessor, purchase the Incomplete Store Assets from Sublessor on the next Rent Payment Date, for a price equal to the Termination Value of such Incomplete Store Assets, together with all taxes and charges upon transfer, and all other reasonable and documented expenses incurred by Sublessor in connection with such transfer.

     (e) Sublessor shall have the right to assign, and Sublessee acknowledges that Sublessor has assigned to Lessor pursuant to the Master Lease and granted to Lessor, a security interest in, this Agreement (including the security interest granted under Section XVII(b)(1)) and in the Equipment and Leasehold Improvements. Such assignment and grant shall (i) be superior to Sublessee's rights hereunder; (ii) not relieve Sublessor of any of its obligations hereunder; and (iii) not be construed to be an assumption by Lessor of any obligations of Sublessor hereunder. Sublessee shall, upon request, execute and deliver such instruments and take such other action as may reasonably be requested to protect Sublessor's or Lessor's interests, including (without limitation) the perfection and priority of Lessor's security interest. Sublessee acknowledges the assignments and grants of security interests described in this
Section I(e) and that Sublessee's interest in the Equipment and Leasehold Improvements is subject and subordinated in all respects to the security interest and liens in the Equipment and Leasehold Improvements assigned to Lessor by Sublessor under the Master Lease.

     (f) Sublessee acknowledges that this Agreement is in all respects subject and subordinate to the Master Lease and the liens created thereby. Without limiting the foregoing, if for any reason Lessor shall exercise rights or remedies thereunder, such exercise may include the termination hereof, notwithstanding, to the maximum extent permitted by law, any right of Sublessee hereunder. Upon the occurrence of a default under the Master Lease and notice to Sublessor, Sublessee shall, upon the direction of the Lessor, attorn to Lessor as lessor under this Agreement.


II.   TERM, RENT AND PAYMENT:

     (a) The rent payable hereunder (the "Rent") and Sublessee's right to use the Lease Assets shall commence on the date of execution by Sublessee of the Certificate of Acceptance for such Lease Assets ("Sublease Commencement Date"). The term of sublease pursuant to this Agreement and the applicable Schedule (the "Term") shall be the period specified in the applicable Schedule. If any Term is extended or renewed, the word "Term" shall be deemed to refer to all extended or renewed terms, and all provisions of this Agreement shall apply during any extended or renewed terms, except as may be otherwise specifically provided in writing.

     (b) Rent shall be paid to Sublessor by wire transfer of immediately available funds or other means acceptable to Sublessor for receipt prior to 9:30 a.m. Denver time to Sublessor pursuant to instructions provided from time to time to Sublessee or such other account as Lessor may direct in writing; and shall be effective upon receipt. Payments of Rent shall be in the amount set forth in, and due in accordance with, the provisions of the applicable Schedule. In no event shall any Rent payments be refunded to Sublessee. If Rent is not paid within one (1) day of its due date, Sublessee agrees to pay a late charge of Five Cents ($0.05) per dollar on, and in addition to, the amount of such Rent but not exceeding the lawful maximum, if any. If at any time after the termination of this Agreement (other than following Sublessee's purchase of the Lease Assets) Sublessee shall remain in possession of the Lease Assets, Sublessee shall continue to pay the Rent. Upon termination of the Master Lease pursuant to Section XI(c) thereof, and upon written notice to Sublessor and receipt by Sublessee of written demand from Lessor, payments of all amounts payable hereunder, shall be made as directed by Lessor. All payments due under this Agreement whether or not specifically denominated as Rent shall be collectible in the same manner as Rent.


III.   TAXES:

     (a) Taxes in General. Sublessee shall have no liability for taxes imposed by the United States of America or any state or political subdivision thereof which are on or measured by the net income of Sublessor. Sublessee shall report (to the extent that it is legally permissible) and, subject to Section III (b) hereof, pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against any Lease Assets

(or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rentals or receipts hereunder), any Schedule, Sublessor (to the extent relating to the transactions contemplated by this Agreement) or Sublessee by any foreign, Federal, state or local government or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, real property, excise, gross receipts, franchise, transfer, recordation, stamp or other taxes, imposts, duties and charges (including those related to the original acquisition of any Lease Assets, any transfer of any interest in any Lease Assets, the granting of any lien by Sublessee, or the sale of any Lease Assets to any third party pursuant to the terms hereof), together with any penalties, fines or interest thereon (all hereinafter called "Taxes"). Sublessee shall (i) reimburse Sublessor upon receipt of written request for reimbursement for any Taxes charged to or assessed against Sublessor and submission of written evidence of payment, (ii) on request of Sublessor, submit to Lessor written evidence of Sublessee's payment of Taxes, (iii) on all reports or returns with respect to personal property taxes show the ownership of the Lease Assets by Sublessee, and (iv) send a copy of all reports or returns pertaining to personal property taxes to Sublessor.

     (b) Special Provisions Related to Real Estate Taxes. Unless paid directly to the landlord of the real property on which Leasehold Improvements are located, from and after the date of each Schedule relating to Real Estate, Sublessee shall pay directly to the appropriate taxing authority all Real Estate Taxes (as hereinafter defined) applicable to such Real Estate. If the Term of such Schedule expires or otherwise terminates at any time other than the beginning of a taxable year, Sublessee's obligation to pay Real Estate Taxes shall be prorated on the basis of a 365-day year so as to include only that portion of the taxable year which is part of the Term of such Schedule. Unless the termination of a Schedule results from the purchase of the Real Estate pursuant to Section XVIII(d) below, any Real Estate Taxes levied against any Real Estate which accrue during the Term of such Schedule but which would not yet be due and payable to the appropriate taxing authority until after the expiration of the Term of such Schedule shall be paid by Sublessee to Sublessor upon termination of such Schedule. Sublessee shall pay such amounts to the appropriate taxing authority on a timely basis. Unless the termination of a Schedule results from the purchase of the Real Estate pursuant to Section XVIII(d) hereof, or unless a Default or event which, with the giving of notice, or the lapse of time, or both, would constitute a Default has then occurred hereunder, all Real Estate Taxes paid by Sublessee with respect to the Real Estate described on such Schedule prior to such termination, but attributable to the period following such termination, shall be paid by Sublessor to Sublessee upon such termination.

    Except to the extent that Real Estate Tax bills are sent directly to

Sublessee by the taxing authorities, upon receipt by Sublessor of such tax bills or statements, Sublessor shall use reasonable efforts to advise Sublessee promptly in writing of all Real Estate Taxes and shall use reasonable efforts promptly (but not less than (15) days prior to delinquency) to deliver copies of all applicable tax bills or statements to Sublessee. Sublessee shall, subject to Section III(c) below, pay directly to the taxing authority all Real Estate Taxes prior to the earlier of (i) thirty (30) days after receipt by Sublessee of a copy of the applicable tax bills or statements, or (ii) five (5) days prior to delinquency. Sublessor shall use reasonable efforts to direct the appropriate taxing authority to send Real Estate Tax bills directly to Sublessee. As used herein, "Real Estate Taxes" shall mean any and all taxes, governmental fees and similar charges and assessments levied or assessed against the Real Estate, including, without limitation, ad valorem taxes and special assessments applicable to the Real Estate.

     (c) Right to Contest. Sublessee shall not be required to pay any Real Estate Taxes or other Taxes for which Sublessee is liable hereunder so long as
(i) Sublessee is contesting the same in good faith and by appropriate proceedings, which postpone the collection thereof, (ii) Sublessee has provided to Sublessor evidence that the position taken by Sublessee would have a realistic possibility of success if litigated, such evidence to be satisfactory to Sublessor in its sole discretion, (iii) Sublessee provides, if required under applicable law, a bond or similar surety pending appeal, in a manner acceptable to the appropriate taxing authority, if approval is required, prior to the time when penalty attaches for non-payments, (iv) such proceedings do not involve any substantial danger (as determined in Sublessor's sole discretion) of the sale, forfeiture or loss of the Lease Assets or any interest therein, and (v) Sublessee shall indemnify and hold Sublessor harmless from and against any costs and expenses incurred in connection with the contest of such taxes, and any interest, fees, or penalties attaching with respect thereto.


IV.   REPORTS:

     (a) Sublessee will notify Sublessor in writing, within five (5) days after Sublessee becomes aware that any tax or other lien (other than a Permitted Lien, as hereinafter defined) shall attach to any Lease Assets, of the full particulars thereof and of the location of such Lease Assets on the date of such notification.

     (b) Sublessee will permit (i) Sublessor or its designated employee(s) or agent(s) or (ii) Lessor or its designated employee(s) or agent(s) to inspect any Lease Assets during normal business hours upon reasonable notice (provided, however, that if a Default has then occurred and is continuing, Sublessor or Lessor may, at Sublessee's expense, inspect any Lease Assets without restriction).

     (c) Subject to the other terms of this Agreement, Sublessee will keep the Equipment at one of its stores and will effect the relocation of any Equipment to another of its stores only upon the prior consent in writing of the Sublessor. Upon the written request of Sublessor, Sublessee will notify Sublessor forthwith in writing of the location of any Equipment as of the date of such notification.

     (d) Sublessee will promptly and fully report to Sublessor in writing if any Lease Assets are lost or damaged (where the estimated repair costs would exceed $5,000 per Lease Assets Location, or is otherwise involved in an accident causing personal injury or property damage which is likely to result in liability to Lessor in excess of $5,000). As used herein, "Lease Assets Location" means the location at which the Lease Assets initially are located as specified in the applicable Schedule.

     (e) Sublessee promptly will give Sublessor copies of any notices received by Sublessee from the landlord under any Ground Lease or Premises Lease.

     (f) Within twenty (20) days after any request by Sublessor, Sublessee will furnish a certificate of an authorized officer of Sublessee (an "Officer's Certificate") stating that he or she has reviewed the activities of Sublessee and that, to the best of his or her knowledge and without personal liability, there exists no Default (as hereinafter defined) or event which, with the giving of notice or the lapse of time (or both), would become such a Default.

     (g) Promptly thereafter, Sublessee will notify Sublessor of the existence of any Default or event which, with the giving of notice or the lapse of time (or both), would become such a Default.


V.   DELIVERY, USE AND OPERATION, SUBSTITUTION:

     (a) Sublessee agrees that the Lease Assets will be used by Sublessee solely in the conduct of its business and in a manner complying with all applicable Federal, state, and local laws and regulations, and any applicable insurance policies, and Sublessee shall not discontinue use of the Lease Assets, except
(i) as provided in Sections V(e) and VII hereof, and (ii) that Sublessee may, with the prior written consent of Sublessor, temporarily discontinue use of and store Equipment or temporarily discontinue use of other Lease Assets, in either case only in connection with the closing or relocation of Sublessee's store for a period not to exceed thirty (30) days.

     (b) Sublessee agrees that the Lease Assets will not be used by Sublessee outside the continental United States.

     (c) Sublessee will keep the Lease Assets free and clear of all liens and encumbrances other than (1) those which result from acts of Lessor, the Loan Agent (as defined in the Facilities Agreement, dated as of the date hereof, among BCI, Lessor and Bank of America Illinois, as agent for the lenders party thereto) and Sublessor, (2) those arising from the rights and interest of Lessor or Sublessor in any Sublease which shall have been assigned to Lessor, (3) liens for fees, taxes, levies, duties or other governmental charges of any kind, liens of mechanics, materialmen, laborers, employees or suppliers and similar liens arising by operation of law incurred by Sublessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger (as determined in Sublessor's sole discretion) of the sale, forfeiture or loss of the Lease Assets or any interest therein), (4) liens arising out of any judgments or awards against Sublessee which have been adequately bonded to protect Lessor's and Sublessor's interest or with respect to which a stay of execution has been obtained pending an appeal or a proceeding for review, (5) any collateral assignment of lease in respect of any Premises Lease or Ground Lease made by a Sublessee to Sublessor, and (6) minor encumbrances (including, without limitation, easements, rights of way, covenants, zoning variances and similar encumbrances) which do not materially affect the value of the Lease Assets. The liens and encumbrances described in clauses (1) through (6) hereof are referred to as "Permitted Liens". Sublessee will defend, at its own expense, Lessor's and Sublessor's interest in the Lease Assets from such claims, liens or legal processes. Sublessee will also notify Sublessor immediately upon receipt of notice of any lien, attachment or judicial proceeding affecting the Lease Assets in whole or in part.

     (d) Sublessee shall comply with each and every covenant, term and condition of each applicable Ground Lease and Premises Lease.

     (e) Provided that no Default shall then have occurred and be continuing, at Sublessee's expense, Sublessee may elect to replace a unit of Equipment (a "Substituted Item") with another unit of Equipment (a "Replacement Item"), due to the obsolescence of the Substituted Item (in accordance with the provisions of this Paragraph) or upon the occurrence of a Casualty Occurrence (as hereinafter defined); provided, however, that (i) any replacement pursuant hereto shall be made upon thirty (30) days' written notice to Sublessor, which written notice shall identify the Substituted Items and the Replacement Items per Lease Assets Location, and (ii) replacements of items of Equipment having a Capitalized Sublessor's Cost per item in excess of $10,000 shall be subject to Sublessor's prior consent in writing. Each Replacement Item shall be free and clear of all liens and encumbrances (other than Permitted Liens) and shall have at least the value, residual value, utility and remaining useful life and be in as good an operating condition as the Substituted Item, assuming that the Substituted Item had been maintained in accordance with the provisions of this Agreement. Sublessee shall provide to Sublessor such substantiation with respect to the lien status, the value, residual value, utility and remaining useful life, and the operating condition, of the Replacement Item as reasonably may be required by Sublessor and such substitution is expressly conditioned upon Sublessor having determined to its reasonable satisfaction that the conditions specified in this paragraph have been satisfied.

          (1) If a Boston Market Unit (as hereinafter defined) at a particular Lease Assets Location operated by Sublessee has been closed and the Equipment previously used at such Lease Assets Location has been relocated in accordance with the provisions of Section V(h) hereof, then Sublessee may elect to substitute for the Real Estate at such Lease Assets Location fee simple property and/or leasehold improvements ("Replacement Real Estate"), as applicable, having an equal or greater value (as determined to the reasonable satisfaction of Sublessor), with respect to such new Lease Assets Location, provided that the acquisition of such Replacement Real Estate satisfies the conditions for acquisition of the original Real Estate so replaced, and Sublessee shall be responsible for all costs and expenses incurred by Sublessor in connection with such substitution and provided, further, that any substitution of Real Estate pursuant hereto (i) shall be made upon thirty days' written notice to Sublessor, which written notice shall identify the substituted Real Estate and the Replacement Real Estate per Lease Assets Location, and (ii) shall be subject to Sublessor's prior written consent.

          (2) Sublessee shall execute and deliver to Lessor a Bill of Sale, special or limited warranty deed and related documents, copy of any applicable Ground Lease or Premises Lease, Collateral Assignment of Lease, Landlord's Waiver, Estoppel/Waiver Agreement (all as applicable), and an amended Annex A to the applicable Schedule with respect to each Replacement Item and any Replacement Real Estate, together with such documents and instruments as may be required by Sublessor in connection with such replacement, including (without limitation) title insurance policies, environmental audits, surveys, Uniform Commercial Code financing statements and mortgage documents, if applicable, to be filed at Sublessee's expense, all of such documents and instruments to be in form and substance satisfactory to Sublessor.

          (3) Upon compliance by Sublessee with the provisions hereof, and upon receipt from Lessor of documentation acceptable to Sublessor releasing the Substituted Items and/or the substituted Real Estate from the Agreement, provided that no Default shall then have occurred and be continuing, Sublessor will transfer to Sublessee, on an AS IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever, all of Sublessor's interest in and to the Substituted Item and/or the substituted Real Estate. Sublessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Substituted Item and/or the substituted Real Estate and any other matters (except that Sublessor shall warrant that it conveyed whatever interest it received in such Substituted Item and/or the substituted Real Estate free and clear of any lien or encumbrance created by Sublessor). Sublessor shall, at Sublessee's expense, execute and deliver to Sublessee such Uniform Commercial Code statements of termination and other documents and instruments, as reasonably may be required in order to terminate any interest of Sublessor in and to such Substituted Item and/or the substituted Real Estate.
If Sublessee requests that Sublessor cause Lessor to replace a Substituted Item with a Replacement Item or substituted Real Estate with Replacement Real Estate, and Lessor purchases such Replacement Item and/or Replacement Real Estate and leases same to Sublessor, Sublessor shall sublease to Sublessee such Replacement Item and/or Replacement Real Estate. Without limiting the foregoing, Sublessee shall not remove the Substituted Item from the Lease Assets Location at which such Substituted Item is located or dispose of the substituted Real Estate until such time as Sublessor is satisfied that Sublessee has executed all documents requested by Sublessor to perfect the security interests of Lessor and Sublessor in the Replacement Item and the Replacement Real Estate.

     (f) Upon the written request of Sublessor and at Sublessee's expense, Sublessee shall, in accordance with Section XVI(n), replace all Affected Equipment (as hereinafter defined) with other Equipment, on the following terms and conditions:

          (A) The new Equipment shall: (i) be free and clear of all liens and encumbrances (other than Permitted Liens); (ii) have at least the value, utility and remaining useful life and be in as good an operating condition as the Equipment which is replaced, assuming that the Equipment which is replaced had been maintained in accordance with the provisions of this Agreement; (iii) constitute all of the equipment used at the new Lease Assets Location; and (iv) be less than twelve (12) months old. Sublessee shall provide to Sublessor such substantiation with respect to the requirements specified in this Paragraph (A) as reasonably may be required by Sublessor.

          (B) Sublessee shall execute and deliver to Lessor a Bill of Sale, an

Estoppel/Waiver Agreement and an amended Annex A to the applicable Schedule with respect to the new Equipment, together with such documents and instruments as reasonably may be required by Sublessor in connection with such replacement, including (without limitation) Uniform Commercial Code financing statements to be filed at Sublessee's expense, all of such documents and instruments to be in form and substance reasonably satisfactory to Sublessor. Sublessee shall be responsible for all costs and expenses incurred by Sublessor in connection with such substitution.

          (C) Upon compliance by Sublessee with the provisions hereof, and upon receipt from Lessor of documentation acceptable to Sublessor, provided that no Default shall then have occurred and be continuing, Sublessor will transfer to Sublessee, on an AS IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever, all of Sublessor's interest in and to the replaced Equipment. Sublessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the replaced Equipment and any other matters (except that the Sublessor shall warrant that it conveyed whatever interest it received in such replaced Equipment, free and clear of any lien or encumbrance created by Sublessor). Sublessor shall, at Lessee's expense, execute and deliver to Sublessee such Uniform Commercial Code Statements of Termination and other documents and instruments, as reasonably may be required in order to terminate or convey any interest of Sublessor in and to such replaced Equipment.

     (g) If Sublessee defaults under any Ground Lease or any Premises Lease, or there occurs a default by Sublessee under any Collateral Assignment of Lease, any Mortgage (as defined in the Master Lease), or other document executed by Sublessee in connection with the Real Estate and such default has not been waived or cured and all applicable waiver or cure periods with respect thereto have then expired, then, within five (5) days of Sublessee's receipt of a written request from Sublessor, Sublessee shall replace all of the Lease Assets with respect to which such default has occurred, on the following terms and conditions:

          (A) The new Lease Assets shall (i) be free and clear of all liens and encumbrances other than Permitted Liens; (ii) have at least the value, utility and remaining useful life and be in as good an operating condition as the Lease Assets which are replaced, assuming that the Lease Assets which are replaced had been maintained in accordance with the provisions of this Agreement or, if such new Lease Assets are not of the same type as the Lease Assets to be replaced, having a value, utility and remaining useful life, and being in such operating condition, as is acceptable to Sublessor; (iii) constitute all of the Lease Assets used at the new Lease Assets Location; (iv) be less than twelve (12) months old; and (v) the acquisition of any such substituted Real Estate satisfies the conditions for acquisition of any original Real

Estate so replaced. Sublessee shall provide to Sublessor such substantiation with respect to the requirements specified in this Paragraph (A) as may be required by Sublessor.

          (B) Sublessee shall execute and deliver to Lessor a Bill of Sale, special or limited warranty deed and related documents, copy of any applicable Ground Lease or Premises Lease, Collateral Assignment of Lease, Landlord's Waiver, Estoppel/Waiver Agreement (all as applicable) and an amended Annex A to the applicable Schedule with respect to the new Lease Assets, together with such documents and instruments as reasonably may be required by Sublessor in connection with such replacement, including (without limitation) title insurance policies, environmental audits, surveys, Uniform Commercial Code financing statements and mortgage documents, if applicable, to be filed at Sublessee's expense, all of such documents and instruments to be in form and substance reasonably satisfactory to Sublessor. Sublessee shall be responsible for all costs and expenses incurred by Sublessor in connection with such substitution.

          (C) Upon compliance by Sublessee with the provisions hereof, and upon receipt from Lessor of documentation acceptable to Sublessor, provided that no Default shall then have occurred and be continuing, Sublessor will transfer to Sublessee, on an AS IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever, all of Sublessor's interest in and to the replaced Lease Assets. Sublessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the replaced Lease Assets and any other matters (except that Sublessor shall warrant that it conveyed whatever interest it received in such replaced Lease Assets, free and clear of any lien or encumbrance created by Sublessor). Sublessor shall, at Sublessee's expense, execute and deliver to Sublessee such Uniform Commercial Code Statements of Termination and other documents and instruments, as reasonably may be required in order to terminate or convey any interest of Sublessor in and to such replaced Lease Assets.

     (h)(i) Upon a Store Closure (as hereinafter defined) of a Boston Market Unit (as hereinafter defined) operated by Sublessee at which Lease Assets are located, Sublessee shall, within the sixty (60) day period immediately following such Store Closure and in accordance with Sublessor's instructions, relocate any such items of Equipment constituting such Lease Assets to another Boston Market Unit operated by Sublessee. In connection with any such relocation, Sublessee shall deliver to Lessor such documents and instruments as may be required by Sublessor in connection with such relocation, including, in each case if necessary, an Estoppel/Waiver Agreement with respect to the new Lease Assets Location or an opinion of local counsel satisfactory to Sublessor, and Uniform Commercial Code financing statements to be filed at Sublessee's expense. If Sublessee determines it is impracticable to relocate such items of Equipment as provided in the first sentence of this clause (h)(i), Sublessee shall deliver to Sublessor within such sixty (60) day period an Officer's Certificate certifying that (x) such Boston Market Unit has been permanently closed, (y) it is impracticable to transfer such items of Equipment to any to any other Boston Market Unit operated by Sublessee and (z) Sublessee desires to remove such items of Equipment and the other Lease Assets (other than any Real Estate not acquired pursuant to the Agency Agreement) located at such Boston Market Unit from this Sublease. If such Sublessee delivers the Officer's Certificate described in the preceding sentence, and Sublessor accepts such Officer's Certificate, Sublessee shall, in accordance with Sublessor's instructions and prior to the expiration of such sixty (60) day period, pay to Sublessor in immediately available funds an amount equal to the purchase price for each such item of Equipment and such other Lease Assets to be released from the Sublease, determined as hereinafter provided. The purchase price of such items of Equipment and such other Lease Assets shall be an amount equal to the sum of (A) the Termination Value (calculated as of the Special Termination Date (as defined in the Master Lease)) for such Lease Assets, plus
(B) all taxes and charges upon sale, plus (C) all rent and other sums due and unpaid under this Agreement as of the Special Termination Date, plus (D) any applicable Special Payment Premium (as defined in the Master Lease). Upon Sublessee's payment to Sublessor of such amounts, Sublessor will, upon receipt from Lessor of documentation acceptable to Sublessor releasing such Lease Assets from the Lease, execute and deliver to Sublessee, at Sublessee's expense, such documents and instruments as Sublessor may deem appropriate to release such Lease Assets from the term and scope of this Sublease.

     (ii) A "Store Closure" shall mean, as to a Boston Market Unit, the date that (x) Sublessee notifies Sublessor in writing that such store has ceased selling products authorized by Sublessor to be sold at such store, (y) such store shall be abandoned, or (z) there is a termination of the lease for, or the operator of such store losses possession of, the premises for such store and such possession is not immediately assumed by the Sublessor or a substitute sublessor. "Boston Market Unit" shall mean an open and operating "Boston Market" store or "Boston Carver" store or Boston Market flagship store which is operated either directly by BCI or by a franchisee of BCI that has entered into an agreement with BCI to develop and operate Boston Market Units (an "Authorized Entity") pursuant to a franchise agreement between BCI and such Authorized Entity.


VI.   SERVICE:

     (a) Sublessee will, at its sole expense, maintain all Lease Assets in good operating order, repair, condition and appearance in accordance with, with respect to Equipment, manufacturer's recommendations, and with respect to other Lease Assets, Sublessee's customary practices which are intended to ensure the continuing utility of such Lease Assets to Sublessee's business (but in no event less than industry standards) normal wear and tear excepted. Sublessee shall pay all costs, expenses, fees and charges incurred during the Term of a Schedule in connection with the use, occupancy, construction, installation, repair, maintenance, or replacement of any of the Lease Assets described on such Schedule.

     (b) Sublessee will not, without the prior consent of Sublessor, affix or install any accessory, equipment or device on any Lease Assets if such addition will impair the value, utility, residual value, useful life, originally intended function or use of such Lease Assets. Notwithstanding the foregoing, Sublessee, from time to time, at its own expense: (1) may affix or install any equipment, device or accessory or make any improvements to the Lease Assets in connection with any remodeling, or similar undertaking in the ordinary course of business, of such Lease Assets so long as such remodeling or undertaking does not impair the value, utility, or residual value of or useful life of the Lease Assets; and
(2) shall affix or install any accessory, equipment or device on any Lease Assets, and shall make any alterations or modifications to the Lease Assets, that may be necessary, from time to time, to comply in all material respects with any applicable laws, rules or regulations or any provision of any insurance policy required to be kept under Section IX hereof; provided, however, that in connection with Sublessee's obligations under the foregoing clause (2), Sublessee may contest by appropriate proceedings or actions, diligently conducted in good faith, the validity or application of any law or regulation or provisions of any insurance policy, provided that any such delay in compliance therewith will not result in the incurrence of any lien or any charge of any kind against the Lease Assets and will not subject Sublessor to any criminal liability for failure so to comply. All additions and repairs made, and all parts, supplies, accessories, equipment, and devices furnished, attached or affixed to any Lease Assets which are not readily removable shall be made or furnished, attached or affixed only in compliance with applicable law, shall be free and clear of all liens, encumbrances or rights of others (other than Permitted Liens), and shall become subject to the interest of Lessor and Sublessor.

     (c) Any alterations or modifications to the Lease Assets that may, at any time during the Term, be required to comply with any applicable law, rule, regulation, or insurance policy, shall be made at the expense of Sublessee. Sublessor shall not be required to build any improvements, make any repairs, replacements, alterations or renewals of any nature or description, or make any expenditure in connection with this Agreement or to maintain the Lease Assets. Sublessee waives any right to (i) require

Sublessor to maintain, repair, or rebuild all or any of the Lease Assets, or
(ii) make repairs at the expense of Sublessor pursuant to any applicable law, contract, insurance agreement or other covenant at any time in effect.


VII.   LOSS OR DAMAGE; STIPULATED LOSS VALUE:

     If any Lease Assets shall be or become worn out, lost, stolen, destroyed, irreparably damaged in the reasonable determination of Sublessee, or permanently rendered unfit for use from any cause whatsoever, including but not limited to an exercise of eminent domain or condemnation rights (such occurrences being hereinafter called "Casualty Occurrences"), Sublessee shall promptly and fully notify Sublessor in writing thereof if the aggregate original Capitalized Sublessor's Cost of all Lease Assets at any single Lease Assets Location subject to Casualty Occurrences is in excess of $5,000.

     (a) With respect to any unit of Equipment having suffered a Casualty Occurrence, on the Rent Payment Date next succeeding the later of the Casualty Occurrence or twenty (20) days after such Casualty Occurrence (but in no event later than the date of expiration of the Term with respect to such unit of Equipment having suffered the Casualty Occurrence) (the "Equipment Payment Date"), Sublessee shall (regardless of whether Sublessee is required to notify Sublessor thereof pursuant hereto) either (as selected by Sublessee, if applicable):

          (1) so long as no Default or event which, with the giving of notice or the lapse of time (or both) would become such a Default has then occurred hereunder and the Real Estate upon which the Equipment having suffered the Casualty Occurrence is installed has not also suffered a Casualty Occurrence, request Sublessor to cause Lessor to replace the unit of Equipment having suffered the Casualty Occurrence with equipment of at least the value, utility and remaining useful life and in as good an operating condition as the unit of Equipment having suffered the Casualty Occurrence immediately before the Casualty Occurrence, assuming that such unit of Equipment had been maintained in accordance with the provisions of this Agreement, and otherwise in accordance with the provisions of Section V(e) hereof; or

          (2) pay Sublessor the sum of (x) the Stipulated Loss Value of such unit of Equipment calculated in accordance with Annex D to the applicable Schedule as of the Rent Payment Date next preceding such Casualty Occurrence (the "Equipment Calculation Date"); and (y) all Rents and other amounts which are due hereunder as of the Equipment Payment Date. Upon payment of all sums due hereunder, the Term as to such unit of Equipment shall terminate and (except in the case of the loss, theft or complete destruction of such of Equipment) Sublessee shall be entitled to recover possession of such unit of Equipment and, to the extent not previously applied toward the payment of such sums, to receive and keep all insurance and/or condemnation proceeds paid to Sublessee (or Sublessor) on account of such Casualty Occurrence.

     (b) With respect to any Real Estate having suffered a Casualty Occurrence, on the Rent Payment Date next succeeding the later of the Casualty Occurrence or sixty (60) days after such Casualty Occurrence (but in no event later than the date of expiration of the Term with respect to such unit of Equipment having suffered the Casualty Occurrence) (the "Real Estate Payment Date"), Sublessee shall (regardless of whether Sublessee is required to notify Sublessor thereof pursuant hereto) either:

          (1) proceed to repair, rebuild, or replace such Real Estate (and replace any Equipment located thereon in accordance with Section V(e) hereof), subject to the terms and conditions set forth herein (provided that such repair, rebuilding or replacement is completed within one (1) year after the Real Estate Payment Date); or

          (2) pay Sublessor the sum of (x) the Stipulated Loss Value of such Real Estate calculated in accordance with Annex D to the applicable Schedule as of the Rent Payment Date next preceding such Casualty Occurrence (the "Real Estate Calculation Date"); and (y) all Rents and other amounts which are due hereunder as of the Real Estate Payment Date. Upon payment of all sums due hereunder, the Term as to such Real Estate shall terminate and Sublessee shall be entitled to recover possession of such Real Estate and, to the extent not previously applied toward the payment of such sums, to receive and keep all insurance and/or condemnation proceeds paid to Sublessee (or Sublessor) on account of such Casualty Occurrence.

               Sublessee shall have the option of repairing, rebuilding or replacing damaged or destroyed Real Estate only if (x) Sublessor consents thereto in writing (which consent may be withheld by Sublessor in its sole discretion) and (y):

               (i) no Default or event which, with the giving of notice or the lapse of time (or both), would become such a Default has then occurred hereunder;

               (ii) such restoration or replacement is permitted by the terms of the Ground Lease or Premises Lease (if applicable) or the landlord under such Ground Lease or Premises Lease otherwise consents in writing to such restoration or replacement;

               (iii) restoration or replacement of the damaged Real Estate will not result in any decrease in value or other impairment of the Real Estate; and

               (iv) the funds available for any restoration or replacement (including, without limitation, any insurance or condemnation proceeds) are sufficient to pay the cost of restoration or replacement of the damaged Real Estate.

               If Sublessee chooses to repair, rebuild, or replace the Real Estate, any condemnation proceeds or the proceeds of any casualty insurance covering such Real Estate may be applied to the restoration or replacement if all of the following conditions are met, to the satisfaction of Sublessor in its sole discretion:

                    (A) the proceeds and, if deemed necessary by Sublessor, additional deposits made by Sublessee which may be necessary to restore or replace the Real Estate to substantially the same condition as existed immediately prior to the damage, shall be deposited in an interest-bearing escrow account as provided in clause (2)(A) of Section VII(b) of the Master Lease;

                    (B) Sublessee promptly shall proceed to restore or replace that portion of the Real Estate so damaged to substantially the same condition as existed prior to the Casualty Occurrence, with such non-material changes, alterations and modifications (including the substitution and addition of other property) as may be desired by Sublessee, permitted by the Ground Lease or Premises Lease (if any), and approved by Sublessor;

                    (C) all work shall be performed in accordance with all applicable laws and regulations;

                    (D) Sublessee will request Sublessor to cause withdrawals to be made from the escrow account to pay the costs of such restoration or replacement as the work progresses, as certified by an architect or engineer reasonably acceptable to Sublessor, by submitting to Sublessor such requisitions and accompanying documents as Sublessor shall require; and

                    (E) Sublessee promptly will replace any lost or damaged Equipment located on or in such Real Estate in accordance with the provisions of
Section V(e) hereof.


VIII.   RISK OF LOSS:

          Sublessee hereby assumes and shall bear the entire risk of any loss, theft, damage to, or destruction of, any Equipment from any cause whatsoever from the time the Equipment is shipped or delivered to Sublessee, and Sublessee hereby assumes and shall bear the entire risk of any loss, theft, damage to, or destruction of, any Real Estate from any cause whatsoever from the time Sublessee enters into a Ground Lease or Premises Lease, or from the time a deed is delivered under the Agency Agreement, as applicable during the Term of a Schedule with respect to the Lease Assets described on such Schedule unless Sublessee shall not be in actual possession of such Lease Assets by reason of Sublessor's exercise of its remedies of repossession or dispossession pursuant to Article XI hereof and such loss, theft, damage to, or destruction of, such Lease Assets was not caused by acts or omissions prior to any such repossession or dispossession. No loss of or damage to the Lease Assets or any item thereof shall impair any obligation of Sublessee hereunder or under the Agency Agreement, and all such obligations of Sublessee shall continue in full force and effect.


IX.   INSURANCE:

          Sublessee agrees, at its own expense, to keep: (a) all Equipment insured for such amounts as specified in Paragraph D of the applicable Schedule and against such hazards as Sublessor may require, including, but not limited to, insurance for damage to or loss of such Equipment, with a loss payable clause in favor of Lessor and Sublessor, as their interests may appear, irrespective of any breach of warranty or other act or omission of Sublessee;
(b) all Real Estate insured in an amount at least equal to the replacement value of such Real Estate, against such hazards as Sublessor shall require, including (but not limited to) loss or damage resulting from fire and other risks insured against by extended coverage, with a standard mortgagee's endorsement in favor of Lessor and Sublessor, as their interests may appear, irrespective of any breach of warranty or act or omission of Sublessee; (c) in full force and effect liability coverage against personal injuries, death or property damage, relating to the Lease Assets for such amounts as specified in Paragraph D of the applicable Schedule, with Lessor and Sublessor named as additional insured; and
(d) in full force and effect a flood insurance policy in an amount equal to the maximum limit of coverage available with respect to any Real Estate located in a special flood hazard area; provided that Sublessee shall not be required to have such flood insurance policy with respect to such Real Estate if Sublessor receives an acceptable flood zone determination from Transamerica, a registered land surveyor, or another reputable flood certification company reasonably acceptable to Sublessor to the effect that such Real Estate is not located in a special flood hazard area. All such policies shall be with companies, and on terms, satisfactory to Sublessor. All insurance required hereunder may be subject to such deductibles as reasonably are acceptable to Sublessor. Sublessee agrees to deliver to Sublessor evidence of insurance satisfactory to Sublessor. No insurance shall be subject to any co-insurance clause. Sublessee hereby appoints Sublessor as Sublessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made as a result of such insurance policies to the extent that they cover the Lease Assets. Any expense of Sublessor in adjusting or collecting insurance shall be borne by Sublessee. Sublessee will not make adjustments with insurers except (i) with respect to claims for damage to any Lease Assets at any one Lease Assets Location where the repair costs do not exceed $25,000, or (ii) with Sublessor's written consent. Said policies shall provide that the insurance may not be altered or canceled by the insurer until after thirty (30) days written notice to Sublessor. Provided that Sublessee is not then in Default, Sublessor will (subject to Sublessee's election pursuant to Section VII hereof) apply any insurance proceeds received by Sublessor on account of a Casualty Occurrence to the cost of repairing or replacing the Lease Assets having suffered such Casualty Occurrence or to Sublessee's obligation to pay the Stipulated Loss Value pursuant to Sections VII(a)(2) or VII(b)(3) hereof. After Default, Sublessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Lease Assets or any portion thereof, or (ii) satisfy any obligation of Sublessee to Sublessor hereunder.


X.   RETURN OF LEASE ASSETS:

     (a) Upon the expiration or termination of the Term of any Schedule, or upon exercise of Sublessor's option to return the Lease Assets pursuant to Section XVIII(c) of the Master Lease, unless Sublessee shall have exercised its extension option pursuant to Section XVIII(a) hereof, or its purchase option pursuant to Section XVIII(d) hereof or unless Sublessee shall be deemed to have elected to exercise its purchase option pursuant to Section XVIII(e) hereof, Sublessee shall promptly, at its own cost and expense: (i) perform any testing and repairs required to place the affected units of Equipment in the same condition and appearance as when received by Sublessee (reasonable wear and tear excepted) and in good working order for their originally intended purpose; (ii) if deinstallation, disassembly or crating is required, cause such units of Equipment to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is satisfactory to Sublessor; (iii) return such units of Equipment, free and clear of all liens and encumbrances (other than those described in Section V(c)(1) hereof), to a location within the continental United States as Sublessor shall direct; (iv) remove all debris and rubbish and such items of furniture and equipment owned by Sublessee and placed on any Real Estate as Sublessor shall require to be removed, and (v) surrender possession of the Real Estate and (if applicable) assign the applicable Ground Lease or Premises Lease to Sublessor. In addition, Sublessee shall comply with the provisions of Annex F to the applicable Schedule. At Sublessor's sole discretion, Sublessor may elect to abandon any or all of the Real Estate upon written notice to Sublessee; whereupon all interest of Sublessor in such Real Estate shall be conveyed to Sublessee.

     (b) If Sublessee is required to comply with the requirements of Paragraph
(a) above, until Sublessee has fully complied with the requirements of Paragraph
(a) above, Sublessee's Rent payment obligation with respect to the applicable Lease Assets and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the Term. Sublessor may terminate such continued leasehold interest upon five (5) days' written notice to Sublessee. In addition to these Rents, Lessor shall have all of its other rights and remedies available as a result of such nonperformance. The delivery of keys to any Real Estate other than in connection with the termination of this Agreement or any Schedule or pursuant to any termination option validly exercised by Sublessee, shall not constitute a surrender of such Real Estate or effect a termination of the Lease as to such Real Estate, whether or not such keys are retained by Sublessor. The return of Lease Assets, whether or not accepted by Sublessor, or the mutual termination of this Agreement, shall not work a merger and, at the option of Sublessor, shall operate as an assignment to Sublessor of all subleases or subtenancies.

     (c) Sublessee hereby waives, to the extent permitted by law, all claims for damages or other liability in connection with Sublessor's re-entering and taking possession of the Lease Assets after the occurrence of a Default hereunder, and Sublessee shall indemnify, defend, protect, and hold Sublessor harmless from and against any such claims, damages, or other liability, and no such re-entry shall be considered or construed to be a forcible entry, nor shall Sublessor be guilty of forcible entry or forcible detainer.

XI.   DEFAULT; REMEDIES:

     (a) Sublessor may in writing declare this Agreement in default ("Default") if: (1) Sublessee breaches its obligation to pay Rent or any other sum to Sublessor when due and payable and fails to cure the breach within one (1) day;
(2) Sublessee breaches any of its insurance obligations under Section IX hereof, or its obligations under Sections V(g) or the second sentence of XVI(n) hereof, or its payment obligations under Section III hereof; (3) Sublessee breaches any of its other obligations hereunder and fails to cure that breach within twenty
(20) days after written notice thereof; (4) any representation or warranty made by Sublessee in connection with this Sublease shall be false or misleading in any material respect; (5) Sublessee becomes insolvent or ceases to do business as a going concern; (6) a petition is filed by or against Sublessee under any bankruptcy or insolvency laws and, if such petition is filed against Sublessee, such petition has not been dismissed in 60 days; (7) Sublessee shall have terminated its existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any person without Sublessor's prior consent in writing; (8) Sublessee shall be in default ("Material Indebtedness Default") under any material obligation for borrowed money, for the deferred purchase price of property or any lease agreement for an amount in excess of One Million Dollars ($1,000,000) ("Material Indebtedness") and such Material Indebtedness Default is not cured within the applicable grace period, if any (provided, however, that if such Material Indebtedness is accelerated by the creditor with respect thereto as a result of the Material Indebtedness Default, then such Material Indebtedness Default immediately shall constitute a Default hereunder); (9) Sublessee shall be in default under, or breach any provision of, the Associated Documents (as defined in the [Second] Amended and Restated Inducement Agreement, dated as of the date hereof, between Sublessor and Sublessee); (10) there shall have occurred any default or violation or breach in the performance or observation of any obligation or condition to be performed or observed by Sublessee under any agreement between Sublessor and Sublessee; or (11) this Agreement or any document executed and delivered in connection herewith shall (except in accordance with the terms thereof) cease to be effective, or any security interest or lien granted in connection herewith shall (except as a result of any action taken by Sublessor or a failure by Sublessor to file a continuation statement) cease to be a perfected first lien. Such declaration of Default shall apply to all Schedules. IN CONNECTION WITH THE DECLARATION OF ANY DEFAULT HEREUNDER, SUBLESSEE HEREBY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY REQUIREMENT UNDER APPLICABLE LAW OR REGULATIONS THAT A NOTICE FROM SUBLESSOR NOT BECOME EFFECTIVE UNTIL A PERIOD OF DAYS HAS ELAPSED.

     (b) After a Default, Sublessee shall, without further demand, forthwith pay to Sublessor (i) as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Lease Assets (calculated in accordance with Annex D to the applicable Schedule(s) as of the Rent Payment Date next preceding the declaration of Default), (ii) all Rents and other sums then due hereunder (iii) its allocable share of any other costs incurred by Sublessor as a result of such Default (including its allocable share of breakage expenses paid by Sublessor to Lessor pursuant to Section XI(b) of the Master Lease). If Sublessee fails to pay the amounts specified in the preceding sentence, then in addition to the obligation to pay such amounts, at the request of Sublessor, Sublessee shall comply with the provisions of Section X hereof relating to the return of Lease Assets. Sublessee hereby authorizes Sublessor to enter, with or without legal process, any Real Estate or Lease Assets Location and take possession of the Lease Assets. Sublessor may, but shall not be required to, sell Lease Assets at private or public sale, in bulk or in parcels, with or without notice, and without having the Lease Assets present at the place of sale; or Sublessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Lease Assets and

Sublessor may use Sublessee's premises for the foregoing without liability for rent, costs, damages or otherwise. Sublessor may also exercise any and all available remedies under any collateral assignment of lease made by Sublessee to Sublessor or Lessor including, without limitation, the Collateral Assignments of Lease, including (but not limited to) selling, transferring or assigning the leasehold estate created by the Ground Leases or the Premises Leases. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay Sublessee's pro rata share of any amounts owed by Sublessor to Lessor under the Master Lease; then (2) to pay all of Sublessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Lease Assets; then, (3) to the extent not previously paid by Sublessee, to pay Sublessor all sums due from Sublessee hereunder; and (4) any surplus shall be paid to Sublessee. Sublessee shall pay any deficiency in clauses (1), (2) and (3) forthwith. Upon the occurrence of any Default hereunder, Sublessor shall have a period of twenty-four (24) months in which to sell the Equipment and Leasehold Improvements on site at the Lease Assets Locations which are Fee Properties. During such period, Sublessee shall continue to insure and maintain the Lease Assets as provided herein (but shall not be required to pay Rent with respect thereto) and shall provide Sublessor and its authorized representatives and prospective purchasers access to the Lease Assets for remarketing purposes.

     (c) In addition to the foregoing rights, after a Default, Sublessor may, by notice to Sublessee, rescind or terminate this Agreement as to any or all of the Lease Assets; provided, however, that (1) no reletting, reentry or taking possession of any of the Lease Assets by Sublessor shall be construed as an election on Sublessor's part to terminate this Agreement, (2) notwithstanding any reletting, reentry, or taking of possession, Sublessor may at any time thereafter elect to terminate this Agreement for a continuing Default, and (3) no agreement accepting a surrender of any or all of the Lease Assets shall be valid unless the same be made in writing and executed by the Sublessor.

     (d) After a Default, Sublessor may, at its option, elect not to terminate this Agreement and continue to collect all Rent payments and other amounts due hereunder and enforce Sublessee's obligations hereunder as and when the same become due, or are to be performed, provided that it does not require Sublessee to return any of the Lease Assets or to pay the amounts specified in the first sentence of Section XI(b) hereof; and at the option of Sublessor, upon any abandonment of the Lease Assets by Sublessee or reentry of same by Sublessor, Sublessor may, at its sole discretion, make necessary repairs in order to relet the Leased Assets, and relet the Leased Assets (or any part thereof) for such term or terms (which may be for a term extending beyond the Term of this Agreement) and at such rental or rentals, and upon such other terms and conditions as Sublessor in its discretion shall deem advisable; and upon such reletting, all rentals actually received by Sublessor shall be applied to Sublessee's obligations hereunder in the order set forth in the sixth sentence of Section XI(b) hereof. Anything in this Agreement or applicable law to the contrary notwithstanding Sublessor shall have no obligation to relet the Lease Assets after a Default.

     (e) After a Default, and only if Sublessee fails to pay the amounts specified in the first sentence of Section XI(b) hereof, separate suits may be brought to collect any damages for any periods, and such suits shall not in any manner prejudice Sublessor's right to collect any such damages for any subsequent periods, or Sublessor may defer any such suits until after the expiration of the Term, in which event the right to bring such suits shall not be deemed to have accrued until the end of the Term.

     (f) After a Default, and only if Sublessee fails to pay the amounts specified in the first sentence of Section XI(b) hereof, Sublessor may, as a matter of right and without notice to Sublessee, and without regard to the value of the Lease Assets or the solvency of Sublessee, apply to any court having jurisdiction to appoint a receiver or receivers of the Lease Assets, and Sublessee irrevocably consents to any such appointment. Any such receiver(s) shall have all of the usual powers of receivers in similar cases and all of the powers and duties of Sublessor in case of entry, and shall continue to have such powers until confirmation of the sale of the Lease Assets, unless such receivership is sooner terminated.

     (g) After a Default, and only if Sublessee fails to pay the amounts specified in the first sentence of Section XI(b) hereof, Sublessor may require any subtenant or other person in possession of any or all of the Lease Assets to attorn to Sublessor, in which event Sublessor shall undertake the obligations of Sublessee under any sublease; provided, however, that Sublessor shall not be liable for any amounts paid by a subtenant to Sublessee or for any defaults by Sublessee.

     (h) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies which may be available at law, in equity, or under statute and Sublessor may exercise any or all such remedies to enforce the terms hereof or recover damages for breach hereof. Sublessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. If permitted by law, Sublessee shall pay reasonable attorney's fees actually incurred by Sublessor in enforcing the provisions of this Agreement and any ancillary documents. Waiver of any Default shall not be a waiver of any other or subsequent Default.

     (i) Any Default under the terms of this Agreement may be declared by

Sublessor a default under any other agreement between Sublessor and Sublessee.

WAIVER OF CERTAIN RIGHTS. IF THIS AGREEMENT OR ANY SCHEDULE SHALL BE TERMINATED AS HEREIN ABOVE SET FORTH, SUBLESSEE WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, (A) ANY NOTICE OF RE-ENTRY OR THE INSTITUTION OF LEGAL PROCEEDINGS TO OBTAIN RE-ENTRY OR REPOSSESSION; (B) ANY RIGHT OF REDEMPTION, RE-ENTRY OR REPOSSESSION; AND (C) THE BENEFIT OF ANY LAW NOW OR HEREAFTER EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT OR LIMITING LESSOR WITH RESPECT TO THE ELECTION OF REMEDIES.


XII.   ASSIGNMENT; SUB-LETTING:

     (a) EXCEPT AS EXPRESSLY PROVIDED HEREIN (INCLUDING, WITHOUT LIMITATION, SUBLEASING A PORTION OF ANY REAL ESTATE FOR OPERATION OF AN "EINSTEIN BROS. BAGELS" OR "NOAH'S NEW YORK BAGELS" LOCATION), SUBLESSEE SHALL NOT ASSIGN, MORTGAGE, SUBLET OR HYPOTHECATE ANY LEASE ASSETS OR THE INTEREST OF SUBLESSEE HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF SUBLESSOR WHICH MAY BE WITHHELD IN SUBLESSOR'S SOLE AND ABSOLUTE DISCRETION.

     (b) Subject always to the foregoing, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.


XIII.   NET LEASE; NO SET-OFF, ETC.:

     This Agreement is a net lease. Sublessee's obligation to pay Rent and other amounts due hereunder shall be absolute and unconditional. Sublessee shall not be entitled to any abatement or reductions of, or set-offs against, said Rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict liability in tort or negligence of Sublessor) of Sublessee against Sublessor under this Agreement or otherwise. This Agreement shall not terminate and the obligations of Sublessee shall not be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Lease Assets from whatsoever cause. It is the intention of the parties that Rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.


XIV.   INDEMNIFICATION:

     (a) Sublessee hereby agrees to indemnify, save and keep harmless Sublessor and its Affiliates, successors and assigns, directors, officers, employees and agents, from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature, in contract or tort, and including, but not limited to, Sublessor's strict liability in tort, arising out of (i) the selection, manufacture, purchase, construction, acceptance or rejection of Lease Assets, the ownership of Lease Assets during the Term, and the delivery, lease, possession, maintenance, uses, condition, return or operation of the Lease Assets (including, without limitation, latent and other defects, whether or not discoverable by Sublessor or Sublessee and any claim for patent, trademark or copyright infringement or environmental damage), or (ii) the condition of Lease Assets sold or disposed of after use by Sublessee or employees of Sublessee; provided, however, that Sublessee shall have no obligation hereunder to Sublessor or its agents, employees, successors and assigns to the extent that any of the foregoing results from the gross negligence or willful misconduct of Sublessor. Sublessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

     (b) Sublessee shall defend, indemnify and hold harmless Sublessor and its Affiliates, successors and assigns, directors, officers, employees and agents, from and against any Environmental Claim or Environmental Loss and Sublessee shall fully and promptly pay, perform and discharge any such Environmental Claim or Environmental Loss; provided, however, that Sublessee shall have no obligation hereunder with respect to any Environmental Claim or Environmental Loss (i) to the extent any of the foregoing arises from the gross negligence or willful misconduct of Sublessor or any of its Affiliates or (ii) for any use, generation, storage, Environmental Emission, or presence in violation of any Environmental Laws of any Contaminant initially introduced onto a Lease Assets Location after (x) Sublessor's exercise of its remedies of repossession or dispossession pursuant to Section XI hereof with respect to such Lease Assets Location, or (y) the return or surrender of the Real Estate at such Lease Assets Location by Sublessee in accordance with Section X hereof.

          As used herein,

          (1) "Adverse Environmental Condition" shall refer to (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any Contaminant, odor or audible noise in violation of any applicable Environmental Law, at, in, by, from or related to any Lease Assets, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Lease Assets in violation of any applicable Environmental Law, or (iii) the violation, or alleged violation, of any Environmental Law connected with any Lease Assets.

          (2) "Affiliate" shall refer, with respect to any given Person, to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

          (3) "Contaminant" shall refer to those substances which are regulated by or form the basis of liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances.

          (4) "Environmental Claim" shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order or direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

          (5) "Environmental Emission" shall refer to any actual or threatened release, spill, omission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Lease Assets, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater, or property.

          (6) "Environmental Law" shall mean any Federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation

     Act (49 U.S.C. Section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C.
     Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361 et seq.), and the Occupational Safety and Health Act (19 U.S.C. Section 651 et seq.), as these laws have been or may hereafter be amended or supplemented, and any analogous foreign, Federal, state or local statutes, and the regulations promulgated pursuant thereto.

          (7) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred to the extent required by Environmental Laws) and damages to, loss of the use of or decrease in value of the Lease Assets arising out of or related to any Adverse Environmental Condition.

          (8) "Person" shall include any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

     (c) All of Sublessor's rights, privileges and indemnities contained in this Section shall survive the expiration or other termination of this Agreement and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Sublessor and its successors and assigns.


XV.   DISCLAIMER:

     (a) SUBLESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE LEASE ASSETS WITHOUT ANY ASSISTANCE FROM SUBLESSOR OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. SUBLESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT SUBLEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO

DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Sublessor and Sublessee, are to be borne by Sublessee. Without limiting the foregoing, Sublessor shall have no responsibility or liability to Sublessee or any other person with respect to any of the following (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Lease Assets, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Lease Assets or any risks relating thereto;
(iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Lease Assets. If, and so long as, no Default exists under this Agreement, Sublessee shall be, and hereby is, authorized during the term of this Agreement to assert and enforce, at Sublessee's sole cost and expense, from time to time, in the name of and for the account of Sublessor and/or Sublessee, as their interests may appear, whatever claims and rights Sublessor may have against any supplier of the Lease Assets. In no event shall Lessor be deemed to be a supplier of Lease Assets for purposes of this Section XV(a).

     (b) In the absence of a Default under this Agreement or a Lease Default (as hereinafter defined) and subject to the provisions of Sections I(e) and I(f) hereof, neither Sublessor nor any person acting by, through or under Sublessor, shall take any actions to interfere with Sublessee's quiet enjoyment of the Lease Assets during the Term.

     (c) Sublessee acknowledges and agrees that Sublessor assumes no obligation or liability with respect to this Agreement or the delivery of any document referred to herein, and Sublessee agrees that it shall look solely to Sublessor for the performance of such obligations, except in the event that Sublessee, upon the direction of Lessor, shall attorn to such Lessor as lessor under this Sublease or Lessor has otherwise assumed Sublessor's responsibilities hereunder.


XVI.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBLESSEE:

     Sublessee hereby represents, warrants and covenants to Sublessor that on the date hereof and on the date of execution of each Schedule:

     (a) Sublessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "Documents") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdictions where the Equipment or other Lease Assets are (or are to be) located.

     (b) The Documents have been duly authorized, executed and delivered by Sublessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws.

     (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by Sublessee of the Documents except such as have already been obtained.

     (d) The entry into and performance by Sublessee of the Documents will not:
(i) violate any judgment, order, law or regulation applicable to Sublessee or any provision of Sublessee's articles of incorporation, charter or by-laws, if Sublessee is a corporation, or Sublessee's partnership agreement, if Sublessee is a partnership, or Sublessee's certificate of formation and operating agreement, if Sublessee is a limited liability company; or (ii) result in any breach of, constitute a default (which breaches or default would have, individually or in the aggregate, a material adverse effect) under or result in the creation of any lien, charge, security interest or other encumbrance upon any Lease Assets pursuant to any agreement, indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Sublessee is a party.

     (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Sublessee, which will adversely affect the ability of Sublessee to fulfill its obligations under this Agreement.

     (f) Sublessee is a corporation, limited liability company or partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the State of its organization (specified in the first sentence of this Sublease).

     (g) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property, regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof. Any Leasehold Improvements which do not constitute personal property shall be affixed only to the real property leased to Sublessee pursuant to Ground Leases or Premises Leases which have been duly and validly collaterally assigned to Lessor or Sublessor.

     (h) The Lease Assets will at all times be used for commercial or business purposes.

     (i) Sublessee is in compliance in all material respects with all applicable Environmental Laws with respect to the Real Estate and each Lease Assets Location where Leasehold Improvements are located and, to Sublessee's knowledge, no circumstances exist which would prevent or interfere with such compliance. Except as set forth in any Phase I environmental audit delivered to Lessor and Sublessor in connection with the acquisition of Real Estate after the date hereof, to the knowledge of Sublessee, (1) there are no pending or threatened Environmental Claims related to any of the Real Estate or any of the Lease Assets Locations where Leasehold Improvements are located which, if adversely determined, would have a material adverse effect on Sublessee, (2) no Contaminants are present on any of the Real Estate or Lease Assets Locations where Leasehold Improvements are located other than such materials as (i) are handled or stored in accordance with all applicable Environmental Laws, or (ii) would not require the conduct of investigative or remedial action pursuant to Environmental Laws, and (3) Sublessee has not transported, disposed of, or arranged for the disposal of any Contaminants on any of the Real Estate or Lease Assets Locations where Leasehold Improvements are located except (i) in accordance with all applicable Environmental Laws, or (ii) in concentrations or conditions which would not require the conduct of investigative or remedial action pursuant to Environmental Laws.

     (j) The current and proposed use of the Real Estate is authorized under all applicable laws and regulations which, absent such authorization, would have a material adverse effect on the operations of Sublessee, and Sublessee has obtained all licenses and permits necessary for the operation of each unit of Real Estate and each Lease Assets Location as a "Boston Market" or "Boston Carver" location. Sublessee shall not modify or rescind any such licenses or permits or take any action which would cause the loss of such licenses or permits. Sublessee shall take all action to obtain all necessary extensions or renewals of such licenses and permits.

     (k) Each unit of Real Estate is connected to and serviced by all water, sewage, disposal, gas and electrical facilities necessary for the operation of such unit of Real Estate.

     (l) There are no claims for payment for labor performed or materials furnished to any of the Real Estate which could give rise to a mechanic's lien or materialman's lien on such Real Estate except those being contested in good faith, for which Sublessee has obtained a bond pending appeal.

     (m) All Leasehold Improvements and Fee Improvements have been constructed in a good and workmanlike manner, substantially in accordance with (1) approved prototype plans, (2) all land use and construction permits and approvals and (3) all applicable laws and regulations, including all zoning rules and the Americans with Disabilities Act.

     (n) Sublessee represents to Sublessor that it has good title to the Equipment and/or the Leasehold Improvements described in any Bill of Sale delivered hereunder, free and clear of all liens and encumbrances (subject only to Sublessor's security interest therein and to Permitted Liens). In the event Sublessor determines that such representation as to title by Sublessee shall prove untrue in any material respect, then, within five (5) days of written notice from Sublessor to Sublessee of such occurrence (the date on which Sublessee receives such notice from Sublessor is referred to as the "Notice Date"), Sublessee shall either (i) purchase all units of the Equipment (the "Affected Equipment") with respect to which such representation is untrue for a purchase price equal to the then Stipulated Loss Value of such units of the Affected Equipment or (ii) if Sublessor requires, replace such Equipment pursuant to Section V(f) hereof.

     (o) Sublessee is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


XVII.   OWNERSHIP FOR TAX PURPOSES, ETC.; GRANT OF SECURITY INTEREST; USURY
SAVINGS:

     (a) For income tax purposes, Sublessor will treat Sublessee as the owner of the Lease Assets. Accordingly, Sublessor agrees (i) to treat Sublessee as the owner of the Lease Assets on its Federal income tax return, (ii) not to take actions or positions inconsistent with such treatment on or with respect to its Federal income tax return, and not claim any tax benefits available to an owner of the Lease Assets on or with respect to its Federal income tax return. The foregoing undertakings by Sublessor shall not be violated by Sublessor's taking a tax position through inadvertence so long as such inadvertent tax position is reversed by Sublessor promptly upon its discovery. Sublessor shall in no event be liable to Sublessee if Sublessee fails to secure any of the tax benefits available to the owner of the Lease Assets. It is the intent of the parties hereto that: (i) for the purposes of Sublessee's financial reporting, the transaction contemplated hereby shall be treated by Sublessee as an operating lease from Sublessor to Sublessee, (ii) for other purposes, including Federal and state income tax, bankruptcy and Uniform Commercial Code purposes (1) Sublessee shall be treated as the owner of the Lease Assets, (2) this Agreement grants a security interest or lien, as the case may be, in the Lease Assets and other collateral to Sublessor, and (3) the obligations of Sublessee to pay Rent shall be treated as payments of principal and interest to Sublessor by Sublessee.

     (b) In order to secure the prompt payment of the Rent and all of the other amounts from time to time outstanding hereunder and with respect to the Schedules, and the performance and observance by Sublessee of all the agreements, covenants and provisions hereof and thereof (including, without limitation, all of the agreements, covenants and provisions hereof that are incorporated in the Schedules):

          (1) Sublessee hereby grants to Sublessor a security interest in the Equipment and Leasehold Improvements subleased hereunder, together with all additions, attachments, accessories and accessions thereto whether or not furnished by the supplier of the Equipment or Leasehold Improvements and any and all substitutions or replacements therefor, in each such case in which Sublessee shall from time to time acquire an interest, and any and all insurance and/or other proceeds (but without Sublessee having any power of sale) of the property in and against which a security interest is granted hereunder;

          (2) to the extent the Equipment and Leasehold Improvements may constitute or be deemed to be Sublessee's inventory (the "Inventory"), Sublessee hereby grants to sublessor a security interest in such Inventory, which shall mean all Equipment and Leasehold Improvements offered or furnished under any contract of service or intended for sale or lease, any and all additions, attachments, accessories and accessions thereto, any and all substitutions, replacements or exchanges therefor, any and all leases, subleases, rentals, accounts and contracts with respect to the Equipment and Leasehold Improvements which may now exist or hereafter arise, together with all rights thereunder and all rental and other payments and purchase options due and to become due thereunder, any and all sales proceeds payable for such property, all insurance, bonds and/or other proceeds of the property and all returned or repossessed Equipment and Leasehold Improvements now or at any time or times hereafter in the possession or under the control of Sublessee or Sublessor;

          (3) Sublessee hereby grants to Sublessor a security interest in, and assigns, sets over and transfers to Sublessor, its successors and assigns, all (except as otherwise provided herein) of its right, title and interest in and to each Ground Lease and Premises Lease and all extensions and renewals thereof; and, in furtherance thereof, shall execute and deliver to Sublessor a Collateral Assignment of Lease with respect to each Ground Lease and Premises Lease; provided, however, that Sublessee shall continue to pay and perform all obligations required to be paid and performed by

Sublessee, pursuant to the Ground Leases and Premises Leases notwithstanding such assignment for collateral security purposes; and provided, further, that Sublessor shall not exercise its rights hereunder unless and until a Default or event which, with notice or the lapse of time or both, would constitute a Default hereunder has occurred and is continuing.

          (4) Upon Sublessee's request, and upon receipt from Lessor of documentation acceptable to Sublessor, Sublessor shall at such time as all of the obligations with respect to Lease Assets under this Agreement have been indefeasibly paid or performed in full (including, without limitation, the payment in full of all amounts required pursuant to the first sentence of
Section XI(b) hereof) execute and deliver termination statements and other appropriate documentation reasonably requested by Sublessee, all at Sublessee's expense, to evidence Sublessor's release of its security interest in such Lease Assets and the related Inventory.

          (5) Notwithstanding anything to the contrary set forth herein, the parties acknowledge and agree that (a) solely with respect to any Schedule describing Lease Assets located in any of the States of California, Florida, Tennessee or Maryland (each such Schedule being hereinafter referred to as an "Allocated Schedule" and, collectively, as the "Allocated Schedules"), the security interest granted herein with respect to any collateral described in an Allocated Schedule or relating to the Lease Assets described in such Allocated Schedule separately shall secure only the prompt payment and performance of the obligations of Sublessee pursuant to such separate Allocated Schedule (including the provisions of this Agreement to the extent incorporated by reference in such separate Allocated Schedule), and (b) any Collateral Assignment of Lease executed and delivered by Sublessee in connection with a Ground Lease or Premises Lease of property located in the States of California, Florida, Tennessee or Maryland shall secure only the prompt payment and performance of the obligations of Sublessee pursuant to the Allocated Schedule describing the Lease Assets located at such property.

     (c) To the extent that any Uniform Commercial Code financing statement filed pursuant to this Agreement inadvertently covers property which Sublessee specifically identifies and demonstrates, to the reasonable satisfaction of Sublessor, is not intended to be subject to the security interest granted pursuant to this Agreement, Sublessor shall, at Sublessee's sole cost and expense, execute such instruments as are provided to it by Sublessee and as reasonably may be necessary to release such property from such financing statements, without representation or warranty, except that such property is free and clear of any liens in favor of Sublessor or arising by reason of any act or omission of Sublessor.

     (d) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any Schedule is determined to be subject to such laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in any Schedule or the Agreement, in no event shall any Schedule require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under any Schedule or the Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Schedule or the Agreement shall exceed the maximum amount of interest permitted by applicable law, then in such event (1) the provisions of this paragraph shall govern and control, (2) neither Sublessee nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Sublessee, at the option of the Sublessor, and (4) the effective rate of interest automatically shall be reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under any Schedule or the Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Sublessee or otherwise by Sublessor in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Sublessor to receive a greater interest per annum rate than is presently allowed, Sublessee agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America (but not in excess of the interest rate contemplated hereunder).


XVIII.   END OF SUBLEASE OPTIONS.

     Upon the expiration of the Basic Term or any Renewal Term, as applicable, of each Schedule, Sublessee shall, provided Sublessee is not then in default under this Agreement, return, or purchase, or renew (if applicable) the Term with respect to, all (but not less than all) of the Lease Assets (i) subleased under all Schedules executed hereunder during any calendar year (if Sublessee returns the Lease Assets) or
(ii) subleased under all Schedules of a particular series executed hereunder during any calendar year if Sublessee elects to purchase, or renew the Term with respect to, the Lease Assets) (the Schedules having the same Maximum Sublease Term executed hereunder during each calendar year shall be designated as being Schedules of a particular series) upon the following terms and conditions. The parties acknowledge and agree that the options set forth in Section XVIII(c) hereof are exercisable by Sublessee with respect to all (but not less than all) of the Lease Assets leased under all Schedules executed hereunder during any calendar year and the options set forth in Sections XVIII(a), (b), and (d) hereof are exercisable by Sublessee with respect to all (but not less than all) of the Lease Assets leased under all Schedules of a particular series executed hereunder during any calendar year and that the options applicable with respect to the first Schedule of such series automatically shall be applicable with respect to all Schedules of such series.

     (a) Extension. So long as Sublessee shall not have exercised its option to return the Lease Assets, or its purchase option pursuant to this Section, and provided that Sublessee shall have exercised its option to renew this Agreement pursuant to this Section with respect to all applicable Renewal Terms, with Sublessor's and Lessor's prior written consent (which consent may be withheld at their sole discretion) Sublessee shall have the option, upon the expiration of the applicable Renewal Term of the first Schedule of a particular series to be executed under this Agreement, to extend the Agreement with respect to all, but not less than all, of the Lease Assets leased under all Schedules of such series for an additional term of one (1) year (the "Extension Term") at a quarterly rental to be paid in arrears on the same day of each quarter on which the prior Renewal Term Rent installment was paid, and calculated as the product of (i) the Capitalized Sublessor's Cost, times (ii) a lease rate factor calculated by Sublessor, which when so multiplied times the Capitalized Sublessor's Cost, will result in a product that is equal to the amount necessary fully to repay to Sublessor any unpaid balance of the Capitalized Sublessor's Cost (determined as of the date on which such Renewal Term expired), together with interest thereon at the Interest Rate, in four (4) equal quarterly installments. At the end of the Extension Term, provided that Sublessee is not then in Default under this Agreement or any other agreement between Sublessor and Sublessee, Sublessee shall purchase all, and not less than all, such Lease Assets, for $1.00 cash, together with all Rent and other sums then due on such date, plus all taxes and charges upon transfer and all other reasonable and documented expenses incurred by Sublessor in connection with such transfer. Upon satisfaction of the conditions specified in this Paragraph, and upon receipt from Lessor of documentation acceptable to Sublessor, Sublessor will transfer to the purchaser of such Lease Assets, on an AS IS, WHERE IS BASIS, without recourse to or warranty from Sublessor, express or implied, of any kind whatsoever ("AS IS BASIS"), all of

Sublessor's interest in and to such Lease Assets and assign Sublessee's rights under the applicable Ground Leases and Premises Leases. Sublessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Lease Assets and any other matters (except that Sublessor shall warrant that it has conveyed whatever interest it received in such Lease Assets free and clear of any lien or encumbrance created by Sublessor). Sublessor shall, at Sublessee's expense, execute and deliver to Sublessee such Uniform Commercial Code statements of termination and other documents and instruments as reasonably may be required in order to terminate or convey any interest of Sublessor in and to such Lease Assets.

     (b) Renewal. So long as Sublessee shall not have exercised its option to return the Lease Assets or its purchase option pursuant to this Section, and so long as Sublessor shall not have exercised its option to return the Lease Assets pursuant to Section XVIII(c) of the Master Lease, nor its purchase option pursuant to Section XVIII(d) thereof, Sublessee shall have the option, upon the expiration of the Basic Term of the first Schedule of a particular series executed hereunder, or the initial Renewal Term, as applicable, to renew the Agreement with respect to all, but not less than all, of the Lease Assets leased under all Schedules of such series, for the Renewal Term at the Renewal Term Rent. Including the Renewal Term, the maximum term of any Schedule of a particular series executed hereunder shall be the Maximum Sublease Term.

     (c) Return. Unless Sublessee shall have exercised its extension option or its purchase option pursuant to this Section, and so long as Sublessor shall not have exercised its option to return the Lease Assets pursuant to Section XVIII(c) of the Master Lease, nor its purchase option pursuant to Section XVIII(d) thereof, and subject to Sections XVIII(e) and (f) hereof, upon the expiration of the Term of each Schedule of a particular series executed hereunder, Sublessee shall return to Sublessor all (but not less than all) of the Lease Assets described on all Schedules of a particular series executed hereunder, upon the following terms and conditions: Sublessee shall (i) pay to Sublessor on the last day of the Term of this Agreement with respect to each individual Schedule of that particular series, in addition to the scheduled Rent then due on such date and all other sums then due hereunder, a terminal rental adjustment amount equal to the Sublessee's Obligation with respect to such Lease Assets, (ii) return the Lease Assets to Sublessor in accordance with Section X hereof, and (iii) assign the applicable Ground Leases and Premises Leases to Sublessor or its assignee. Thereafter, upon return of all of the Lease Assets described on all Schedules of such series, Sublessor and Sublessee shall arrange for the commercially reasonable sale, scrap or other disposition of such Lease Assets and the assignment of Sublessee's rights under the applicable Ground Leases and Premises Leases. Upon satisfaction of the conditions specified in this Paragraph, Sublessor will transfer to the purchaser of such Lease Assets, on an AS IS BASIS, all of Sublessor's interest in and to such Lease Assets and assign Sublessee's rights under the applicable Ground Leases and Premises Leases. Sublessor shall not be required to make and may specifically disclaim any representation or warranty as the condition of such Lease Assets and other matters (except that Sublessor shall warrant that it has conveyed whatever interest it received in such Lease Assets free and clear of any liens or encumbrances created by Sublessor). Sublessor shall, at Sublessee's expense, execute and deliver to Sublessee such Uniform Commercial Code statements of termination and other documents and instruments, as reasonably may be required in order to terminate or convey any interest of Sublessor in and to such Lease Assets. Upon the sale, scrap or other disposition of such Lease Assets the net sales proceeds with respect to such Lease Assets sold will be paid to, and held and applied by, Sublessor as follows: Sublessor shall promptly thereafter pay to Sublessee an amount equal to the net proceeds, if any, of such sale (less all reasonable costs, expenses and fees, including storage, reasonable and necessary maintenance and other remarketing fees incurred by Sublessor in connection with the sale, scrap, or disposition of such Lease Assets) in excess of the Residual Risk Amount of such Lease Assets and applicable taxes, if any.

     (d) Purchase. So long as Sublessee shall not have exercised its extension option or its option to return the Lease Assets pursuant to this Section, and so long as Sublessor shall not have exercised its option to return the Lease Assets pursuant to Section XVIII(c) of the Master Lease, nor its purchase option pursuant to Section XVIII(d) thereof, and subject to Section XVIII(f) hereof, Sublessee shall have the option, upon the expiration of the Term of the first Schedule of a particular series, to purchase all (but not less than all) of the Lease Assets described on all Schedules of such series (other than any Real Estate not acquired pursuant to the Agency Agreement) upon the following terms and conditions: If Sublessee desires to exercise this option, Sublessee shall pay to Sublessor on the last day of the Term with respect to each individual Schedule of such series, in addition to the scheduled Rent (if any) then due on such date and all other sums then due hereunder, in cash the purchase price for the Lease Assets so purchased, determined as hereinafter provided. The purchase price of the Lease Assets shall be an amount equal to the Fixed Purchase Price of such Lease Assets, plus all taxes and charges upon sale and all other reasonable and documented expenses incurred by Sublessor in connection with such sale, including, without limitation, any such expenses incurred based on a notice from Sublessee to Sublessor that Sublessee intended to return any such items of Lease Assets. Upon satisfaction of the conditions specified in this Paragraph, and upon receipt from Lessor of documentation acceptable to Sublessor, Sublessor will transfer, on an AS IS BASIS, all of Sublessor's interest in and to such Lease Assets and release the applicable Collateral Assignment of Lease. Sublessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Lease Assets and other matters (except that Sublessor shall warrant that it has conveyed whatever interest it received in such Lease Assets free and clear of any lien or encumbrance created by Sublessor). Sublessor shall, at Sublessee's expense, execute and deliver to Sublessee such Uniform Commercial Code statements of termination and other documents and instruments, as reasonably may be required in order to terminate or convey any interest of Sublessor in and to such Lease Assets.

     (e) Sublessor's Return Option. In the event that Sublessor exercises its option to return the Lease Assets pursuant to Section XVIII(c) of the Master Lease, Sublessee shall return the Lease Assets to Sublessor in accordance with Sections X and XVIII(c) hereof.

     (f) Purchase in Connection with Default Under the Master Lease. Within fifteen (15) days of Sublessee's receipt of written notice from Lessor that a default under the Master Lease (a "Master Lease Default") has occurred, Sublessee may, provided there has not occurred a Default under this Agreement, by written irrevocable notice to Lessor, indicate its intention to purchase Lessor's right, title and interest in the Lease Assets (other than any Real Estate not acquired pursuant to the Agency Agreement). Any such purchase must be completed no later than ninety (90) calendar days (the "Purchase Period") from the date Sublessee receives the written notice from Lessor of such Master Lease Default. The purchase price for such Lease Assets shall be an amount equal to the Stipulated Loss Value of such Lease Assets, plus all Rents (as such term is defined in the Master Lease) and other sums then due under the Master Lease with respect to such Lease Assets, plus the allocated portion of any breakage expense actually incurred by Lessor or any Participant (as such term is defined in the Master Lease) in connection with such Master Lease Default (allocated on the basis of the Capitalized Lessor's Cost of such Lease Assets to the Capitalized Lessor's Cost of all Lease Assets (as such term is defined in the Master Lease) lease pursuant to the Master Lease), plus all taxes and charges upon sale and all other reasonable and documented expenses incurred by Lessor in connection with such sale. Sublessee shall be unconditionally obligated to purchase such Lease Assets upon the expiration of the Purchase Period. Upon satisfaction of the conditons specified in this Paragraph, including payment to Lessor of all amounts required hereunder, Lessor will transfer to Sublessee, on an AS IS BASIS, all of Lessor's interest in and to such Lease Assets. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Lease Assets and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in such Lease Assets free and clear of any lien or encumbrance created by Lessor). Lessor shall execute and deliver to Sublessee such Uniform Commercial Code statements of termination and other documents and instruments as reasonably may be required in order to terminate or convey any interest of Lessor in and to such Lease Assets.

     (g) Notice of Election. Sublessee shall give Sublessor written notice of its election of the options specified in this Section not less than two hundred and forty (240) days nor more than three hundred sixty-five (365) days before the expiration of the Basic Term or the Renewal Term of the first Schedule of a particular series to be executed under this Agreement. Such election shall be effective with respect to all Lease Assets described on all Schedules of such series. If Sublessee fails timely to provide such notice, without further action Sublessee automatically shall be deemed to have elected (1) to renew the term of this Agreement pursuant to Paragraph (b) of this Section if a Renewal Term is then available hereunder, or (2) to purchase the Lease Assets pursuant to Paragraph (d) of this Section if a Renewal Term is not then available hereunder.


XIX.   MISCELLANEOUS:

     (a) EACH OF SUBLESSOR AND SUBLESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS SUBLEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN SUBLESSEE AND SUBLESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN SUBLESSEE AND SUBLESSOR. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     (b) Any cancellation or termination by Sublessor, pursuant to the provisions of this Agreement, any Schedule, supplement or amendment hereto shall not release Sublessee from any then outstanding obligations to Sublessor hereunder.

     (c) Time is of the essence of this Agreement. Sublessor's failure at any time to require strict performance by Sublessee of any of the provisions hereof shall not waive or diminish Sublessor's right thereafter to demand strict compliance therewith.

     (d) Sublessee agrees, upon Lessor's or Sublessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor or Sublessor. Sublessor shall, to the extent reasonably requested by Sublessee, cooperate with Sublessee to allow Sublessee to obtain the contemplated tax benefits of this Agreement, including, without limitation, the filing of any statement with respect to any tax abatements or other requirements.

     (e) All notices required to be given hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated above or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

     (f) This Agreement and its exhibits, and any Schedule and Annexes thereto, and the Agency Agreement constitute the entire agreement of the parties with respect to the subject matter hereof. If there is any inconsistency between the terms of the Agency Agreement and this Agreement, this Agreement shall control. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (g) The representations, warranties and covenants of Sublessee herein shall be deemed to survive the closing hereunder. The acquisition and subleasing to Sublessee by Sublessor of specific Lease Assets shall be conditioned upon Sublessee providing to Sublessor such information with respect to Sublessee's financial condition as Sublessor may require, and Sublessor being satisfied that there shall have been no material adverse change in the business or financial condition of Sublessee from the date of execution hereof. The obligations of Sublessee under Sections III, X, XIV, XVIII(c) and XIX (k) hereof which accrue during the Term of this Agreement and obligations which by their express terms survive the termination of this Agreement, shall survive the termination of this Agreement.

     (h) In case of a failure of Sublessee to comply with any provision of this

Agreement, Sublessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Sublessor in effecting such compliance (together with interest thereon at the rate specified in Paragraph (i) of this Section) shall constitute additional Rent due to Sublessor within five (5) days after the date Sublessor sends notice to Sublessee requesting payment. Sublessor's effecting such compliance shall not be a waiver of Sublessee's default.

     (i) Any Rent or other amount not paid to Sublessor when due hereunder shall, in addition to the late charge as provided in Section II(b) hereof, bear interest, both before and after any judgment or termination hereof, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law.

     (j) Any provisions in this Agreement and any Schedule which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

     (k) Sublessee agrees to pay on demand all reasonable costs and expenses incurred by Sublessor in connection with the preparation, execution, delivery, filing, recording, and administration of any of the Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Sublessor, and all costs and expenses, if any, in connection with the enforcement of any of the Documents. In addition, Sublessee shall pay any and all stamp and other taxes and fees payable or determined to be payable by Sublessor in connection with the execution, delivery, filing and recording of any of the Documents and the other documents to be delivered then under, and agrees to save Sublessor harmless from and against any and all liabilities with respect to or resulting from any delay attributed to Sublessee in paying or failing to pay such taxes and fees.

     (l) Sublessee agrees to pay on demand its pro-rata share of any interest paid by Sublessor to Lessor in connection with the pre-closing funding of the Participants' Purchase Price on the Funding Date (as such terms are defined in that certain Participation Agreement, dated as of the date hereof, among Lessor and the financial institutions now or hereafter specified therein (the "Participation Agreement")). In addition, if the funding by Lessor of the Capitalized Lessor's Cost (as defined in the Master Lease) of the Lease Assets on the Closing Date (as defined in the Participation Agreement) relating to such Funding Date does not occur on the Closing Date as a result of any failure to satisfy the conditions specified in Section I(c) hereof or Section I(c) of the Master Lease, then Sublessee agrees to pay on demand its pro rata share of any costs incurred by Sublessor as a result thereof.

     (m) Sublessee waives, and agrees that it will not assert against Lessor or

Sublessor, or any successor or assignee of Lessor or Sublessor, any defense, set-off, recoupment, claim or counterclaim which Sublessee may at any time have against Lessor or Sublessor for any reason whatsoever.


XX.   CHOICE OF LAW; JURISDICTION:

     (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE LEASE ASSETS.

     (b) Each party hereto irrevocably and unconditionally:

          (1) submits for itself and its property in any legal action or proceeding relating to this Sublease, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of any courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (2) consents that any such action or proceeding may be brought to such court, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or any objection that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (3) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in the Preamble hereto or referred to herein or at such other address of which the other parties hereto shall have been notified pursuant to
Section XIX(f); and

          (4) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.


XXI.   CHATTEL PAPER:

     To the extent that any Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Agreement in and of itself without the transfer or possession of the original of a Schedule executed pursuant to this Agreement and incorporating this Agreement by reference; and no security interest in this Agreement and a Schedule may be created by the transfer or possession of any counterpart of the Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".


XXII.   EARLY TERMINATION:

     (a) If Sublessor exercises its early termination option pursuant to Section XXII(a) of the Master Lease, Sublessor shall provide thirty (30) days' prior written notice to Sublessee. Within twenty (20) days after receipt of such notice, Sublessee shall, in a written notice to Sublessor, specify whether Sublessee elects to purchase the Lease Assets (other than any Real Estate not acquired pursuant to the Agency Agreement) pursuant to Paragraph (ii) hereof, or to cause the Lease Assets to be sold to a third party pursuant to Paragraph (i) hereof.

          (i) If Sublessee elects to cause the Lease Assets to be sold to a third party, Sublessee shall cooperate with Sublessor in soliciting cash bids for the Lease Assets on an AS IS BASIS. Prior to the Termination Date (as defined in the Master Lease), Sublessee shall (1) certify to Sublessor any bids received by Sublessee and (2) pay to Sublessor the sum of (A) the Termination Value (calculated as of the Termination Date) for the Lease Assets, plus (B) all Rent and other sums due and unpaid as of the Termination Date , plus (C) any applicable Prepayment Premium (as defined in the Master Lease). Provided that all amounts due hereunder have been paid on or before the Termination Date, Sublessor and Sublessee shall sell the Lease Assets on an AS IS BASIS for cash to the bidder specified by Sublessor and Sublessor shall refund to Sublessee the proceeds of such sale (net of any related expenses incurred by Sublessor) up to the amount of the Termination Value. Sublessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Lease Assets and any other matters (except that Sublessor shall warrant that it has conveyed whatever interest it received in such Lease Assets free and clear of any lien or encumbrance created by, through or under Sublessor). If such sale is not consummated, no termination shall occur and (provided that no Default shall then have occurred and be continuing) Sublessor shall refund to Sublessee an amount equal to the sum of (A) the Termination Value and (B) any applicable Prepayment Premium (less any expenses incurred by Sublessor).

          (ii) If Sublessee elects to purchase such Lease Assets, on the Termination Date, Sublessee shall pay to Sublessor in cash the purchase price for such Lease Assets, determined as hereinafter provided. The purchase price of such Lease Assets shall be an amount equal to the sum of (A) the Termination Value (calculated as of the Termination Date) for the Lease Assets, plus (B) all taxes and charges upon sale, plus (C) all Rent and other sums due and unpaid as of the Termination Date, plus (D) any applicable Prepayment Premium (as defined in the Master Lease). Upon satisfaction of the conditions specified in this Paragraph (ii), Sublessor will transfer, on an AS IS BASIS, all of Sublessor's interest in and to the Lease Assets. Sublessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Lease Assets and other matters. Sublessor shall, at Sublessee's expense, execute and deliver to Sublessee such Uniform Commercial Code statements of termination and other documents and instruments, as reasonably may be required in order to terminate or convey any interest of Sublessor in and to the Lease Assets.

     (b) If Sublessor exercises its termination option pursuant to Section XXII(c) of the Master Lease, Sublessor shall provide thirty (30) days' prior written notice to Sublessee. Within twenty (20) days after receipt of such notice, Sublessee shall, in a written notice to Sublessor, specify whether Sublessee elects to purchase the Lease Assets (other than any Real Estate not acquired pursuant to the Agency Agreement) pursuant to Paragraph (ii) hereof, or to cause the Lease Assets to be sold to a third party pursuant to Paragraph (i) hereof.

          (i) If Sublessee elects to cause such Lease Assets to be sold to a third party, Sublessee shall cooperate with Sublessor in soliciting cash bids for the Lease Assets on an AS IS BASIS. Prior to the FAD Special Termination Date (as defined in the Master Lease), Sublessee shall (1) certify to Sublessor any bids received by Sublessee and (2) pay to Sublessor the sum of (A) the Termination Value (calculated as of the FAD Special Termination Date) for such Lease Assets, plus (B) all Rent and other sums due and unpaid as of the FAD Special Termination Date. Provided that all amounts due hereunder have been paid on or before the FAD Special Termination Date, Sublessor and Sublessee shall sell the Lease Assets on an AS IS BASIS for cash to the bidder specified by Sublessor and Sublessor shall refund to Sublessee the proceeds of such sale (net of any related expenses incurred by Sublessor) up to the amount of the Termination Value. Sublessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Lease Assets and any other matters (except that Sublessor shall warrant that it has conveyed whatever interest it received in such Lease Assets free and clear of any lien or encumbrance created by, through or under Sublessor). If such sale is not consummated, no termination shall occur and (provided that no Default shall then have occurred and be continuing) Sublessor shall refund to Sublessee an amount equal to the Termination Value (less any expenses incurred by Sublessor).

          (ii) If Sublessee elects to purchase such Lease Assets, on the Termination Date, Sublessee shall pay to Sublessor in cash the purchase price for such Lease Assets, determined as hereinafter provided. The purchase price of such Lease Assets shall be an amount equal to the sum of (A) the Termination Value (calculated as of the FAD Special Termination Date) for such Lease Assets, plus (B) all taxes and charges upon sale, plus (C) all Rent and other sums due and unpaid as of the FAD Special Termination Date. Upon satisfaction of the conditions specified in this Paragraph (ii), Sublessor will transfer, on an AS IS BASIS, all of Sublessor's interest in and to such Lease Assets. Sublessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Lease Assets and other matters. Sublessor shall, at Sublessee's expense, execute and deliver to Sublessee such Uniform Commercial Code statements of termination and other documents and instruments, as reasonably may be required in order to terminate or convey any interest of Sublessor in and to such Lease Assets.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Sublessee and Sublessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

SUBLESSOR:                      SUBLESSEE:

BOSTON CHICKEN, INC.                  [                     ]



By:______________________________       By:__________________________________
Name:____________________________       Name:________________________________
Title:___________________________       Title:_______________________________



     Receipt of this original counterpart of the foregoing Sublease Agreement is hereby acknowledged on this __ day of December, 1996.

     GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS


     By: _________________________________
         Name Printed:
         Title:

                                 EXHIBIT NO. 1

                                   SCHEDULE

                          SCHEDULE SERIES NO. ______
                    DATED THIS _______DAY OF_______, 199__
           TO SUBLEASE AGREEMENT NO. 2 DATED AS OF DECEMBER __, 1996


Sublessor & Mailing Address:                       Sublessee & Mailing Address:

BOSTON CHICKEN, INC.                               [
14103 Denver West
Golden, Colorado  80401-4086                                                   ]




This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Sublease Agreement No. 2 identified above (as amended, modified or supplemented, the "Agreement"; said Agreement and this Schedule being collectively referred to as "Sublease"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease. This Schedule is designated as a Series ___ Schedule.

A.   Lease Assets.
     ------------

     Pursuant to the terms of the Sublease, Sublessor agrees to sublease to Sublessee the Lease Assets listed on Annex A attached hereto and made a part hereof.

B.   Financial Terms.
     ---------------

     1.   Capitalized Sublessor's Cost: $
                                         --------------------------------------.
     2.   Daily Sublease Rate Factor:                                         %.
                                     -----------------------------------------
     3.   Basic term: [Two (2) years/Three (3) years).
     4.   Basic term Commencement Date:                                 , 199 .
                                        --------------------------------     --
     5.   Lease Assets Location:
                                 ----------------------------------------------
     6.   Sublessee Federal Tax ID No.:
                                       ----------------------------------------
     7.   Suppliers: various
     8.   Last Delivery Date:                                           , 199  .
                              ------------------------------------------     --
     9. Sublessee agrees and acknowledges that the Capitalized Sublessor's Cost of the Lease Assets as stated on the Schedule is equal to the fair market value of the Lease Assets on the date hereof.
     10.  Renewal Term: [One (1) year/Two (2) one (1)-year terms/Three (3) one
          (1)-year terms].

     11. Maximum Sublease Term: [Three (3) years/Four (4) years/Five (5) years].
     12.  Stipulated Loss Values:  See Annex D.
     13.  Termination Values:  See Annex D.

C.   Term and Rent.
     -------------

     1. Interim Rent. For the period from and including the Sublease Commencement Date to the Basic Term Commencement Date ("Interim Period"), Sublessee shall pay as rent ("Interim Rent") the product of the Daily Sublease Rate Factor times the Capitalized Sublessor's Cost of the Equipment times the number of days in the Interim Period. Interim rent shall be due on _________, 199__ (the "Interim Rent Payment Date").

     2. Basic Term and Renewal Term Rent. Commencing on __________, 199__, and on the third day of each fiscal quarter of Sublessor thereafter (each, a "Rent Payment Date") during the Basic Term ("Basic Term Rent") and any Renewal Term ("Renewal Term Rent") Sublessee shall pay as rent quarterly installments of principal and interest, in arrears, each installment in the principal amount specified on the attached Amortization Schedule together with interest on the Unamortized Principal Balance (specified on the attached Amortization Schedule) as of the immediately preceding Rent Payment Date (after application of the Rent paid on such date) at the Interest Rate for the Interest Period following such immediately preceding Rent Payment Date. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed. Said Rent consists of principal and interest components, such principal components being as provided in the Amortization Schedule attached hereto.

     3. Contingent Rent. Contingent Rent calculated as hereinafter specified shall accrue on a quarterly basis and shall be payable by Sublessee to Sublessor upon return of the Lease Assets pursuant to Section XVIII(c) of the Sublease.
As used herein, "Contingent Rent" shall be calculated as the product of (x) ninety-five percent (95%) of any per annum increase in the Consumer Price Index for all items as published by the Department of Labor Bureau of Economics and Statistics (or if the CPI is not available, such replacement index as is acceptable to Sublessor) reported during the preceding calendar quarter, and (y) the Capitalized Sublessor's Cost of the Lease Assets; provided, however, that the maximum Contingent Rent shall not exceed that amount calculated as _________ percent (____%) of the Capitalized Sublessor's Cost of the Lease Assets.

     As used herein, the following terms shall have the following meanings:

     "Interest Period" shall mean the period beginning on the Sublease Commencement Date and ending on the next Rent Payment date (provided, however, that if such Rent Payment Date is not a Business Day, then the Interest Period shall end on the immediately preceding Business Day), and each subsequent quarterly period ending on the next Rent Payment Date (provided, however, that if such Rent Payment Date is not a Business Day, then the Interest Period shall end on the immediately preceding Business Day).

     "Interest Rate" shall mean that percentage per annum calculated as the sum of (a) the LIBOR Rate redetermined quarterly, plus (b) [250/300/350] basis points (or [350/400/450] basis points during any Extension Term).

     "LIBOR Rate" shall mean, with respect to any Interest Period occurring during the term of the Sublease, an interest rate per annum equal at all times during such Interest Period to the quotient of (1) the rate per annum as determined on the basis of the average of the offered rates for deposits in U.S. dollars for ninety (90) days, which appears on Telerate page 3750 as of 11:00 a.m., London, England time on the date that is two (2) Business Days prior to the first day of such Interest Period, divided by (2) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the LIBOR Reserve Requirements current on the date that is two (2) Business Days prior to the first day of the Interest Period; provided, however, that if Telerate Page 3750 is not available, then the Reuters Rate shall be used in lieu thereof.

     "LIBOR Reserve Requirements" shall mean the daily average for the applicable Interest Period of the maximum rate applicable to Sublessor at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "Eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that include deposits by reference to which the interest rates on Eurodollar loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any lender to United States residents), having a term equal to such Interest Period, subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto.

     "Reuters Rate" means a rate equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) for deposits in U.S. dollars for ninety (90) days, which appears on the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on the service for the purpose of displaying London interbank offered rates of major banks) as of 11:00 a.m., London, England time on the date which is two (2) Business Days prior to the first day of such Interest Period; provided, however, that the Reuters Rate shall not be calculated if fewer than two (2) such offered rates appear on such Reuters Screen LIBO Page.

     "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

     If at any time Sublessor determines that either adequate and reasonable means do not exist for ascertaining the LIBOR Rate, or it becomes impractical for Sublessor to obtain funds to make or maintain the financing hereunder with interest at the LIBOR Rate, or Sublessor shall have determined that the LIBOR Rate will not adequately and fairly reflect the cost to Sublessor of making, maintaining, or funding the transaction hereunder at the LIBOR Rate, or Sublessor reasonably determines that, as a result of changes to applicable law after the date of execution of the Agreement, or the adoption or making after such date of any interpretations, directives or regulations (whether or not having the force of law) by any court, governmental authority or reserve bank charged with the interpretation or administration thereof, it shall be or become unlawful or impossible to make, maintain, or fund the transaction hereunder at the LIBOR Rate, then Sublessor promptly shall give notice to Sublessee of such determination, and Sublessor and Sublessee shall negotiate in good faith a mutually acceptable alternative method of calculating the Interest Rate (which shall produce an alternative rate of interest which is comparable to the Interest Rate) and shall execute and deliver such documents as reasonably may be required to incorporate such alternative method of calculating the Interest Rate in this Schedule, within thirty (30) days after the date of Sublessor's notice to Sublessee. If the parties are unable mutually to agree to such alternative method of calculating the Interest Rate in a timely fashion, on the Rent Payment Date next succeeding the expiration of such thirty (30) day period Sublessee shall purchase all (but not less than all) of the Lease Assets described on all Schedules executed pursuant to the Agreement (other than any Real Estate not acquired pursuant to the Agency Agreement) and shall pay to Sublessor, in cash, the purchase price for the Lease Assets so purchased, determined as hereinafter provided. The purchase price of such Lease Assets shall be an amount equal to the Stipulated Loss Value of such Lease Assets calculated in accordance with Annex D as of the date of payment, together with all rent and other sums then due on such date, plus all taxes and charges upon sale and all other reasonable and documented expenses incurred by Sublessor in connection with such sale. Upon satisfaction of the conditions specified in this paragraph, Sublessor will transfer, on an AS IS BASIS, all of Sublessor's interest in and to the Lease Assets. Sublessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Lease Assets and other matters. Sublessor shall (simultaneously with such transfer), at Sublessee's expense, execute and deliver to Sublessee such Uniform Commercial Code statements of termination, bills of sale and other documents and instruments, as reasonably may be required in order to terminate any interest of Sublessor in and to the Lease Assets.

     4. If the Interim Rent Payment Date or any Rent Payment Date is not a Business Day, the Rent otherwise due on such date shall be payable on the immediately preceding Business Day. As used herein, "Business Day" shall mean any day other than Saturday, Sunday, and any day on which banking institutions located in London, England, or in the States of Connecticut, New York or Colorado are authorized by law or other governmental action to close.

D.   Insurance.
     ---------

     1.   Public Liability: $            , total liability per occurrence.
                             ------------

     2. Casualty and Property Damage: An amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Lease Assets.

E.   Fixed Purchase Price, Sublessee's Obligation and Residual Risk Amount
     ---------------------------------------------------------------------

      End of Term      Fixed Purchase      Sublessee's      Residual Risk
      -----------      Price               Obligation       Amount
                       -----               ----------       ------

      Basic Term

      [First] Renewal
      Term

      [Second Renewal
      Term]

expressed as a percentage of the Capitalized Lessor's Cost of the Lease Assets.

     This Schedule is not binding or effective with respect to the Agreement or the Lease Assets until executed on behalf of Sublessor and Sublessee by authorized representatives of Sublessor and Sublessee, respectively.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Sublessee and Sublessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

SUBLESSOR:                              SUBLESSEE:

BOSTON CHICKEN, INC.                    [             ]


By:                                     By:
   -----------------------------           -----------------------------
Name:                                   Name:
     ---------------------------             ---------------------------
Title:                                  Title:
      --------------------------              --------------------------

                                        Attest:


                                        By:
                                           -----------------------------
                                        Name:
                                             ---------------------------
                                        Title:
                                              --------------------------

                                    ANNEX A
                                      TO
                              SCHEDULE SERIES NO.____________
                       DATED THIS__   DAY OF______, 199_
           TO SUBLEASE AGREEMENT NO. 2 DATED AS OF DECEMBER __, 1996
                          DESCRIPTION OF LEASE ASSETS
________________________________________________________________________________















Initials:
          ----------             ----------
          Sublessor              Sublessee

                                    ANNEX B
                                      TO
                            SCHEDULE SERIES NO.____
                    DATED THIS ____ DAY OF __________, 199_
           TO SUBLEASE AGREEMENT NO. 2 DATED AS OF DECEMBER __, 1996

                                 BILL OF SALE

     KNOW ALL MEN BY THESE PRESENTS: [ _______________ ] ("Seller"), for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, provided by GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS ("Buyer"), with offices at
[ _________________ ], the receipt of which is hereby acknowledged, does hereby sell, assign, transfer, set over and convey to Buyer the equipment (the "Equipment") [and leasehold improvements (the "Leasehold Improvements")] leased under Schedule No. _____ dated as of _____________, 199_, between Boston Chicken, Inc. ("Lessee") and Buyer, executed pursuant to the Master Lease Agreement No. 2 dated as of December __, 1996 ("Lease"), between Lessee and Buyer. The Equipment [and Leasehold Improvements] is [are] to be subleased under Schedule No.____ dated as of _________, 199_, between Lessee and Seller, executed pursuant to the Sublease Agreement No. 2 dated as of __________, 1996 ("Sublease"), between Lessee, as Lessor, and Seller, as Sublease.

     Buyer and Seller agree and acknowledge that the sale and conveyance contemplated hereby is solely for the purpose of granting to Buyer a security interest in the Equipment [and Leasehold Improvements] and Seller shall retain legal title to such Equipment [and Leasehold Improvements]. All Equipment [and Leasehold Improvements] in which an interest is conveyed hereby shall remain in the possession of Seller pursuant to the Sublease.

     Buyer is purchasing the Equipment [and Leasehold Improvements] described above in reliance upon its personal inspection and knowledge of the Equipment and in an "AS-IS, WHERE-IS", condition.

     SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE EXCEPT THAT (1) SELLER HAS GOOD TITLE TO THE EQUIPMENT [AND LEASEHOLD IMPROVEMENTS], FREE AND CLEAR OF ALL LIENS, CLAIMS AND ENCUMBRANCES (SUBJECT ONLY TO LESSEE'S SECURITY INTEREST THEREIN, WHICH SECURITY INTEREST SHALL BE RELEASED UPON LESSEE'S EXECUTION AND DELIVERY OF A CERTIFICATE OF ACCEPTANCE RELATING THERETO, AND TO PERMITTED LIENS (AS SUCH TERM IS DEFINED IN THE SUBLEASE)), (2) BUYER WILL ACQUIRE ITS INTEREST IN THE EQUIPMENT [AND LEASEHOLD IMPROVEMENT] FREE FROM ALL LIENS, CLAIMS AND ENCUMBRANCES (SUBJECT ONLY TO PERMITTED LIENS AND TO THE LIEN OF THE LEASE AND THE SUBLEASE),

AND (3) SELLER HAS THE RIGHT TO SELL AND CONVEY THE EQUIPMENT [AND LEASEHOLD IMPROVEMENTS]. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER MAKES NO WARRANTIES WITH RESPECT TO THE QUALITY, CONTENT, CONDITION, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE EQUIPMENT AND NO WARRANTIES AGAINST PATENT INFRINGEMENT OR THE LIKE.


     IN WITNESS WHEREOF, Buyer and Seller have executed this Bill of Sale this
         day of               199
--------       -------------,    -.


BUYER:                                  SELLER:

GENERAL ELECTRIC CAPITAL                [                      ]
CORPORATION, FOR ITSELF AND
AS AGENT FOR CERTAIN PARTICIPANTS



By:                                     By:
    ----------------------                  ------------------------
Name:                                   Name:
      --------------------                    ----------------------
Title:                                  Title:
       -------------------                     ---------------------

                                    ANNEX C
                                      TO
                             SCHEDULE SERIES NO.__
                     DATED THIS __ DAY OF __________, 199_
           TO SUBLEASE AGREEMENT NO. 2 DATED AS OF DECEMBER __, 1996

                           CERTIFICATE OF ACCEPTANCE


To:  Boston Chicken, Inc.


     Pursuant to the provisions of the above-referenced Schedule and Sublease Agreement No. 2 (collectively, the "Sublease"), Sublessee hereby certifies and warrants that (a) all Equipment [and Leasehold Improvements] Lease Assets described on Annex A to the Schedule are in good condition and appearance, installed (if applicable), and in working order; and (b) Sublessee accepts such Equipment [and Leasehold Improvements] for all purposes of the Sublease and all attendant documents.

     Sublessee does further certify that as of the date hereof (i) Sublessee is not in Default under the Sublease; and (ii) the representations and warranties made by Sublessee pursuant to or under the Sublease are true and correct on the date hereof.



                                        -------------------------------------
                                        Sublessee's Authorized Representative


Dated:______________ __, 199_

                                    ANNEX D
                                      TO
                        SCHEDULE SERIES NO.____________
                 DATED THIS ____ DAY OF _______________, 199_
           TO SUBLEASE AGREEMENT NO. 2 DATED AS OF DECEMBER __, 1996

                STIPULATED LOSS AND TERMINATION VALUE TABLE/1/


          RENT PAYMENT DATE  STIPULATED LOSS VALUE  TERMINATION VALUE
          -----------------  ---------------------  -----------------










Initials:___________     ____________
         Sublessor       Sublessee



-----------------
/1/ The Stipulated Loss and Termination Value for any Lease Assets shall be equal to the Capitalized Sublessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Sublease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

                                    ANNEX E
                                      TO
                        SCHEDULE SERIES NO. ___________
                  DATED THIS ______ DAY OF ____________, 199__
           TO SUBLEASE AGREEMENT NO. 2 DATED AS OF DECEMBER __, 1996


                            AMORITIZATION SCHEDULE


                                                           OUTSTANDING
RENT PAYMENT DATE           PRINCIPAL                   PRINCIPAL BALANCE
-----------------           ---------                   -----------------














Initials: __________________          ________________________
          Sublessor                   Sublessee

                                    ANNEX F
                                      TO
                         SCHEDULE SERIES NO. _________
                 DATED THIS _______ DAY OF ____________, 199__
          TO SUBLEASE AGREEMENT NO. 2 DATED AS OF DECEMBER ___, 1996

RETURN PROVISIONS: In addition to the provisions provided for in Section X of this Sublease, and provided that Sublessee has elected not to exercise its extension option pursuant to Section XVIII(a) of the Sublease or its purchase option pursuant to Section XVIII(d) of the Sublease, Sublessee shall, at its expense:

     (A) At least one hundred eighty (180) days and not more than two hundred forty (240) days prior to expiration or earlier termination of the Sublease, provide to Sublessor a detailed inventory of all components of the Equipment. The inventory should include, but not be limited to, a listing of model, serial numbers and size description (length, width, height, diameter) for all components comprising the Equipment.

     (B) At least one hundred eighty (180) days prior to expiration or earlier termination of the Sublease, upon receiving reasonable notice from Sublessor, provide or cause the vendor(s) or manufacturer(s) to provide to Sublessor the following documents: (1) one set of service manuals, blue prints, process flow diagrams and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date; and (2) one set of documents, detailing Equipment configuration, operating requirements, maintenance records, and other technical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to-date.

     (C) At least one hundred eighty (180) days prior to expiration or earlier termination of the Sublease, upon receiving reasonable notice from Sublessor, make the Equipment available for on-site operational inspections by potential purchasers, under power, and provide personnel, power and other requirements necessary to demonstrate electrical, mechanical and functionality of each item of the Equipment.

     (D) At least forty-five (45) days prior to expiration or earlier termination of the Sublease, cause the manufacturer's representative(s) or qualified Equipment maintenance provider(s), acceptable to Sublessor, to perform a comprehensive physical inspection, including testing all material and workmanship of the Equipment. The authorized inspector should ensure the Equipment is clean and cosmetically acceptable, and in such condition so that it may be immediately installed and placed into use in a similar retail store environment. There shall be no missing screws, bolts, fasteners, etc. The Equipment will be free from all large scratches, marks, gouges, dents, discoloration or stains. There shall be no evidence of extreme use or overloading, i.e. bowed or sagging shelves, etc. If during such inspection, examination and test, the authorized inspector finds any of the material or workmanship to be defective or the Equipment not operating within manufacturer's specifications, then Sublessee shall repair or replace such defective material and, after corrective measures are completed, Sublessee will provide for a follow-up inspection of the Equipment by the authorized inspector as outlined in the preceding clause.

      (E) Have each item of Equipment returned with an in-depth field service report detailing said inspection as outlined in Section D of this Annex F. The report shall certify that the Equipment has been properly inspected, examined and tested and is operating within the manufacturer's specifications.

     (F) Properly remove all Sublessee installed markings which are not necessary for the operation, maintenance or repair of the Equipment.

     (G) Ensure all Equipment and Equipment operations conform to all applicable local, state, and federal laws, health and safety guidelines.

     (H) Redeliver the Equipment with all component parts in good operating condition. All components must meet or exceed the manufacturer's minimum recommended specifications unless otherwise specified.

     (I) Provide for the deinstallation, packing, transporting, and certifying of the Equipment to include, but not be limited to, the following: (1) the manufacturer's representative shall de-install all Equipment (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer; (2) each item of the Equipment will be returned with a certificate supplied by the manufacturer's representative qualifying the Equipment to be in good condition and (where applicable) to be eligible for the manufacturer's maintenance plan; the certificate of eligibility shall be transferable to another operator of the Equipment; (3) the Equipment shall be packed properly and in accordance with the manufacturer's recommendations; and (4) Sublessee shall transport the Equipment in a manner consistent with the manufacturer's recommendations and practices.

     (J) Upon sale of the Equipment to a third party, provide transportation to any locations anywhere in the continental United States selected by Sublessor.

     (K) Obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Sublessor shall be named as the loss payee on all such policies of insurance.

     (L) Promptly deliver to Sublessor any Real Estate, clean and in good condition, reasonable wear and tear excepted.

     (M) Promptly remove from the Real Estate all of Sublessee's property, and all trash and debris, and repair any damage caused by or during the removal of Sublessee's property.

     (N) Promptly deliver to Sublessor all keys to the Real Estate and any improvements located thereon, and all combinations to any vaults, secure areas, and security systems.

     (O) Permit Sublessor and its authorized representatives to enter the Real Estate at all reasonable times to inspect or show the Real Estate, or make any repairs thereto.

     (P) Deliver to Sublessor any personal property, licenses, permits, and other instruments as reasonably are necessary to continue to operate the Real Estate as a retail food establishment, together with such assignments, consents, and other documents as shall be necessary to transfer any such property, licenses, permits, or other instruments to Sublessor or its nominee.

Initials:__________     ___________
         Sublessor      Sublessee

                                 EXHIBIT NO. 4

                  COLLATERAL ASSIGNMENT AND LEASEHOLD MORTGAGE

                                                              $_________________
                                                               (principal amount
                                                                 secured hereby)

     THIS COLLATERAL ASSIGNMENT AND LEASEHOLD MORTGAGE (this "Mortgage") is made as of the ____ day of ____________, 199_, by _________________, a _____________
(the "Mortgagor"), to GENERAL ELECTRIC CAPITAL CORPORATION, AS AGENT (the "Mortgagee").

                                R E C I T A L S
                                ---------------

     WHEREAS, Boston Chicken, Inc., a Delaware Corporation ("BCI") and General Electric Capital Corporation, for Itself and as Agent for Certain Participants (the "Lease Agent") have entered into that certain Master Lease Agreement No. 2, dated as of December 9, 1996 (such Master Lease Agreement No. 2, as the same may be amended or supplemented from time to time to the extent permitted by the terms thereof, being herein called the "Master Lease"), whereby, subject to the terms and conditions set forth therein, the Lease Agent has agreed to lease to BCI, and BCI has agreed to lease from the Mortgagee certain Lease Assets, as more particularly described therein. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Master Lease.

     WHEREAS, BCI has also entered into that certain Secured Revolving Credit Agreement dated as of December __, 1996 (as the same may be amended or supplemented from time to time to the extent permitted by the terms thereof, being herein called the "Credit Agreement") by and among BCI, the financial institutions from time to time parties thereto (the "Lenders"), Bank of America Illinois, as letter of credit issuing bank (in such capacity, the "Issuing Lender") and as Loan Agent (in such capacity, the "Loan Agent"), pursuant to which BCI has executed and delivered those certain Revolving Notes dated December __, 1996 in the aggregate principal amount of $150,000,000 (collectively, the "Revolving Notes").

     WHEREAS, the Loan Agent and the Lease Agent have entered into that certain Intercreditor Agreement dated as of December __, 1996 (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "Intercreditor Agreement") which sets forth certain agreements with respect to voting rights and collateral issues, among other things. Pursuant to the Intercreditor Agreement, the Mortgagee is acting hereunder as agent for the Loan Agent and the Lease Agent.

     WHEREAS, BCI, the Loan Agent, and the Lease Agent have entered into that certain Facilities Agreement dated as of December _____, 1996 (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "Facilities Agreement").

     WHEREAS, prior to the execution and delivery of this Mortgage, the Mortgagor and __________________ (the "Landlord") have entered into a _______ Lease dated as of __________,

199_ (such _______ Lease, as the same may be amended or supplemented from time to time to the extent permitted by the terms thereof, being herein called the "Lease"), whereby, subject to the terms and conditions set forth therein, the Mortgagor has leased the real property located at the premises described in Exhibit A attached hereto and made a part hereof (the "Land") from the Landlord, for the term specified therein. The Lease has been recorded or will be recorded among the Land Records of _______________ County, _____________, immediately prior to the recordation of this Mortgage.

     WHEREAS, BCI has subleased to the Mortgagor certain Lease Assets to be used on the Land.

     WHEREAS, as security for the payment of the Rent and the performance of all other obligations of BCI under the Master Lease and all obligations evidenced by the Revolving Notes (all of the foregoing being hereinafter called collectively, the "Obligations"), the Mortgagee has required that the Mortgagor execute and deliver this Mortgage assigning and securing to Mortgagee (among other things) all of Mortgagor's leasehold interest in the Land.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged by the Mortgagor, in order to secure the full and punctual payment and performance of the Obligations, the Mortgagor does hereby grant, convey, bargain, sell, assign, pledge, transfer and set over to the Mortgagee and its successors and assigns, and does hereby grant to the Mortgagee, and its successors and assigns, a lien on and a security interest in, all and each of the properties, rights, interests and privileges described in the following paragraphs:

     ALL of the Mortgagor's right, title and interest in and to the Lease and the leasehold estate created thereunder and any acquisition hereafter by the Mortgagor of the fee simple interest in the Land.

     TOGETHER with all right, title and interest of the Mortgagor including any after-acquired right, title or reversion, in and to the beds of the ways, streets, avenues and alleys adjoining the Land.

     TOGETHER with all right, title and interest of the Mortgagor in and to all and singular the rights, alleys, ways, tenements, hereditaments, easements, appurtenances, passages, waters, water rights, water courses, riparian rights, liberties, advantages, accessions and privileges now or hereafter appertaining to the Property (hereinafter defined) or any part thereof, including, but not limited to, any homestead or other claim at law or in equity, the reversion or reversions, remainder or remainders thereof, and also all the estate, property, claim, right, title or interest now owned and hereafter acquired by the Mortgagor in or to the Property or any part thereof.

     TOGETHER with all right, title and interest of the Mortgagor in and to all improvements, structures and buildings now or hereafter erected or placed on the Land and all replacements thereof, (collectively, the "Improvements").

     TOGETHER with all right, title and interest of the Mortgagor in and to all building materials, furniture, fixtures, machinery, equipment and tangible personal property of every kind and nature whatsoever, now or hereafter located or contained in or upon or attached to, the Land or the Improvements or any part thereof, and used or usable in connection with any present or future use or operations of the Land or the Improvements or any part thereof, both now owned and hereafter acquired by the Mortgagor, together with all additions, substitutions, alterations or improvements thereto (the "Additions") and all cash and non-cash proceeds thereto (all of the foregoing being hereinafter sometimes referred to collectively as the "Equipment Collateral"). All of the Equipment Collateral, so far as permitted by law, shall be deemed to be fixtures and part of the Land and of the Improvements, and as to any part of the Equipment Collateral not deemed or permitted by law to be fixtures, this Mortgage shall also constitute a security agreement under the Uniform Commercial Code currently in effect in the State of ________ (the "State").

     Unless specifically designated otherwise, all of the Mortgagor's right, title and interest in and to the Land, the Improvements, the Equipment Collateral and all other items, rights, interests, privileges and property described in the preceding paragraphs hereof, together with all Additions thereto, shall be herein referred to collectively as the "Property".

     TOGETHER with any and all judgments, awards of damages (including but not limited to severance and consequential damages), payments, proceeds, settlements or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, in connection with, or in lieu of any taking of title, of use, or of any other property interest of the Property or any part thereof under the exercise of the power of eminent domain, either temporarily or permanently by any governmental authority or by any person acting under governmental authority to the extent of all of the Obligations which may be secured by this Mortgage at the date of receipt of any such judgments, awards on other compensation by the Mortgagee, and of the reasonable counsel fees, costs and disbursements, if any, incurred by the Mortgagee in connection with the collection of such judgments, awards on other compensation.

     TOGETHER with all unearned premiums, accrued, accruing or to accrue under insurance policies with respect to the Property, now or hereafter obtained by the Mortgagor, and the Mortgagor's interest in and to all proceeds of the conversion, voluntary or involuntary, and the interest payable thereon, of the Property or any part thereof, into cash or liquidated claims, including, without limitation, proceeds of casualty insurance, title insurance or any other insurance maintained on the Property, and the right to collect and receive the same.

     TOGETHER with all of the rents, royalties, issues, profits, revenues, income and other benefits of the Property, or arising from the use or enjoyment of all or any portion thereof, or from any lease or agreement pertaining thereto, and all right, title and interest of the Mortgagor in and to, and remedies under, any and all leases and subleases of the Property, or any part thereof, both now in existence or hereafter entered into and all contract rights, accounts receivable and general intangibles growing out of or in connection with such leases and subleases, together with all proceeds thereof; and including, without limitation, all cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder whether such cash or securities are to be held until the expiration of the terms of such leases or are to be applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms; reserving in the Mortgagor a license terminable upon the occurrence of a Default (hereinafter defined) hereunder to collect and receive the same.

     TO HAVE AND TO HOLD the Property and all other interests described above unto the Mortgagee and its successors and assigns, for and during all of the rest, residue and remainder of the term of years yet to come and unexpired under the Lease.

     PROVIDED, HOWEVER, that until the occurrence of a Default hereunder, and subject to any provisions hereof to the contrary, the Mortgagor shall have the right to remain in quiet and peaceful possession of the Property, and to collect, receive and retain the rents, revenues, profits, proceeds, income and royalties therefrom.

     PROVIDED FURTHER, that upon the full payment and performance of all of the Obligations at the time and in the manner stated in the Master Lease, at any time before the sale hereinafter provided for, this Mortgage and the lien granted hereby shall cease, determine and become void, and upon proof given to the satisfaction of the Mortgagee that all of the Obligations have been so paid and performed , the Mortgagee shall release and discharge the lien and security interest of this Mortgage upon payment to the Mortgagee of all costs and expenses related to the release and reconveyance of the Property or any partial release and reconveyance thereof.

     PROVIDED FURTHER, that upon the occurrence of a substitution under the Master Lease pursuant to which the Mortgagee is required to release this Mortgage, the Mortgagee shall release and discharge the lien and security interest of this Mortgage upon payment to the Mortgagee of all costs and expenses related to the release and reconveyance of the Property or any partial release and reconveyance thereof.

     AND THIS MORTGAGE FURTHER WITNESSETH, that the Mortgagor hereby represents, warrants, covenants and agrees as follows, and stipulates that a breach of any of the following representations, warranties, covenants and agreements shall be deemed a breach of a material condition of this Mortgage:

SECTION 1. REPRESENTATIONS AND WARRANTIES. The Mortgagor represents and warrants to the Mortgagee that the following statements are true and complete:

     (a) The copy of the Lease previously delivered to the Mortgagee is a true, correct and complete copy of the Lease. The Lease constitutes the legally binding obligation of the Mortgagor and the Landlord and is fully enforceable in accordance with its terms. Neither the Mortgagor nor (to the knowledge of the Mortgagor) the Landlord is in default under any of the terms thereof.

     (b) As of the date hereof, the Mortgagor is the owner of the entire lessee's interest in the Lease and, except for this Mortgage, the Mortgagor has not assigned the lessee's interest in the Lease or any part thereof to any other party except for a collateral assignment to BCI (the "BCI Assignment"), which BCI Assignment is made subject and subordinate to this Mortgage pursuant to a Subordination and Intercreditor Agreement of even date herewith by and between BCI and the Mortgagee (the "Subordination Agreement"). Upon the execution and recordation of this Mortgage and the Subordination Agreement, the Mortgagee and its assigns shall have a first lien on the lessee's interest in the Lease.

SECTION 2. GENERAL COVENANTS AND AGREEMENTS. The Mortgagor covenants and agrees with the Mortgagee as follows:

     (a) The Mortgagor will promptly pay, when due and payable, all Lease payments and all other sums and charges due and to become due under the Lease; provided that the Mortgagor may withhold payments or contest taxes, if and to the extent expressly permitted under the Lease.

     (b) The Mortgagor will promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by the Mortgagor as lessee under the Lease, if failure to so perform or observe the same would have a material adverse effect on the Mortgagor's interest under the Lease or the Mortgagee's interest hereunder and will do all things necessary to preserve and to keep unimpaired its rights under the Lease, if failure to so perform or observe the same would have a material adverse effect on the Mortgagor's interest under the Lease or the Mortgagee's interest hereunder.

     (c) The Mortgagor will promptly notify the Mortgagee in writing of any default by the Mortgagor or, upon knowledge of the same, by the Landlord in the performance or observance of any of the terms, covenants or conditions on the part of the Mortgagor or the Landlord to be performed or observed under the Lease.

     (d) The Mortgagor will promptly notify the Mortgagee in writing of the receipt by the Mortgagor of any notice from the Landlord claiming any default by the Mortgagor in the performance or observance of any of the terms, covenants or conditions on the part of the Mortgagor to be performed or observed under the Lease.

     (e) As of the date hereof, the Lease is, to the knowledge of the Mortgagee, the only Lease covering the Property, and the Mortgagor will not, without the prior written consent of the Mortgagee, enter into any other leases or any subleases of such Property other than Subleases as defined and permitted by the Master Lease.

     (f) Except for this Mortgage and as expressly permitted under the Master Lease, the Mortgagor will not, without the prior written consent of the Mortgagee, assign, transfer or encumber the lessee's interest in the Lease or permit the assignment, transfer or encumbrance of the lessee's interest in the Lease.

     (g) The Mortgagor will, within fifteen (15) days after written demand from the Mortgagee, which demand shall not be made more than once per calendar quarter (except in connection with a transfer of Mortgagee's interest in this Mortgage), obtain from the Landlord and deliver to the Mortgagee, a certificate stating that the Lease is in full force and effect, is unmodified, that no notice of termination thereon has been served on the Mortgagor, stating the date to which all rental payments and other sums and charges due under the Lease have been paid and stating whether or not there are any defaults thereunder and specifying the nature of such defaults, if any.

     (h) The Mortgagor will furnish to the Mortgagee, within fifteen (15) days after demand therefor, reasonable proof of payment of all items which are required to be paid by the Mortgagor pursuant to the Lease.

     (i) The Mortgagor shall not consent to any waiver or material modification or cancellation of any provision of the Lease nor, subject to the provisions of the Lease, to the subordination of the Lease to any mortgage or other encumbrances covering the Property without the prior written consent of the Mortgagee.

     (j) The Mortgagor shall execute and deliver, on request of the Mortgagee, such instruments as the Mortgagee may deem useful or require to permit the Mortgagee to cure any default under the Lease or permit the Mortgagee to take such other action as the Mortgagee considers desirable to cure or remedy the matter in default and preserve the interest of the Mortgagee in the Property, unless BCI shall have made a substitution in accordance with the provisions of the Master Lease, pursuant to which Mortgagee is required to release this Mortgage.

     (k) If the Lease is terminated prior to the natural expiration of its term due to default by the Mortgagor thereunder, and if, pursuant to any provision of the Lease or any provision hereof, or any other document now existing or hereafter entered into, the Mortgagee or its designee shall acquire a new lease of the Land, the Mortgagor, subject to the provisions of the Master Lease, shall have no right, title, or interest in or to any such new lease or the leasehold estate created thereby, or any renewal privileges contained therein.

     (l) As additional collateral for the Obligations, the Mortgagor hereby assigns to the Mortgagee, its successors and assigns, and does hereby grant to the Mortgagee, its successors and assigns, all of the Mortgagor's right, title and interest in and to any right or option to purchase or lease, all or any part of the Land, or the property in which the Land is located, in fee simple which the Mortgagor may now or hereafter have, pursuant to the Lease or any documents executed in connection therewith. The Mortgagor shall not exercise any such right or option to purchase or lease the Land or such other property, without the prior written consent of the Mortgagee.

     (m) The Mortgagor shall not without the prior written consent of the Mortgagee, permit the fee title to the Land to merge with the leasehold estate created by the Lease, but shall always keep such estates separate and distinct notwithstanding the union of such estates; and in case the Mortgagor acquires the fee title to the Land, this Mortgage shall, subject to applicable laws, attach to and cover and be a lien upon the fee title so acquired and such fee title shall, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Mortgage. The Mortgagor shall immediately notify the Mortgagee of any such acquisition by the Mortgagor, and, on written request by the Mortgagee shall cause to be executed and recorded all such other and further assurances or instruments in writing as may pursuant to applicable law, be necessary to carry out the intent and meaning of this subparagraph.

SECTION 3. DEFAULT.
------------------

     The occurrence of any one or more of the following events shall constitute a default under the provisions of this Mortgage, and the term "Default" shall mean, whenever it is used in this Mortgage, any one or more of the following events:

     (A) The failure of the Mortgagee to perform, observe or comply with any of the provisions of this Mortgage; or

     (B) The occurrence of a default under the Master Lease or the Lease or the Credit Agreement, or the Facilities Agreement which is not cured within any applicable notice and cure periods.

SECTION 4. RIGHTS AND REMEDIES.
------------------------------

     (A) Upon the occurrence of any Default, the Mortgagee, without in any way waiving such Default, in addition to any other rights and remedies that it may have under applicable law and subject to the terms of the Master Lease, may at its option and subject to the terms and conditions of the Lease, (1) cure (at the sole expense of the Mortgagor) any default by the Mortgagor under the Lease,
(2) declare the Obligations to be immediately due and payable, (3) sell, assign or transfer the entire lessee's interests in the Lease to any third party or (4) take possession of the Property by foreclosure or otherwise and have, hold, manage, lease and operate or sell the same on such terms and for such period of time as the Mortgagee may deem proper and in connection therewith, subject to the provisions of applicable law, the Mortgagor hereby (a) assents to the passage of the decree for the sale of the Property by the equity court having jurisdiction, and (b) authorizes and empowers the Mortgagee and its successors and assigns to take possession of and sell (or in case of the default of any purchaser to resell) the Property, or any part thereof, all in accordance with the applicable laws and rules of court relating to mortgages or deeds of trust. In the case of any sale under this Mortgage, by virtue of judicial proceedings or otherwise, the Property may be sold as an entirety or in parcels, by one sale or by several sales, as may be deemed by the Mortgagee to be appropriate and without regard to any right of the Mortgagor or any other person to the marshalling of assets. Any sale hereunder may be made at public auction, at such time or times, at such place or places, and upon such terms and conditions and after such previous public notice as the Mortgagee shall deem appropriate and advantageous and as required by law. Upon the terms of such sale being complied with, the Mortgagee shall convey to, and at the cost of, the purchaser or purchasers the interest of the Mortgagor in the Property so sold, free and discharged of and from all estate, title or interest of the Mortgagor, at law or in equity, such purchaser or purchasers being hereby discharged from all liability to see to the application of the purchase money. The profits and proceeds derived from the managing and operating of the Property or from the sale or assignment of the Mortgagee's interest in the Lease, following a Default and the exercise by Mortgagee of the remedies herein provided, shall be applied in accordance with the terms and provisions of the Master Lease and the Intercreditor Agreement. The Mortgagor hereby agrees to pay the Mortgagee on demand all of the costs incurred by the Mortgagee in curing any default by the Mortgagor under the Lease and all of the costs and expenses incurred by the Mortgagee in taking, managing, operating and insuring the Property and/or assigning or selling the Mortgagee's interest in the Lease.

     (B) Unless the Mortgagee exercises its option to take over the Property as provided above, following a Default, the Mortgagee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under the Lease, or under or by reason of this Mortgage, and the Mortgagor shall and does hereby agree to indemnify the Mortgagee for and to hold the Mortgagee harmless of and from any and all liability, loss or damage which it might incur under the Lease or under or by reason of this Mortgage, and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Lease, except for liability, loss, damage, claims or demands arising from the gross negligence or willful misconduct of the Mortgagee. Should the Mortgagee incur any such the gross negligence or willful misconduct of the Mortgagee. Should the Mortgagee incur any such liability, loss or damage under the Lease or under or by reason of this Mortgage or in the defense of any such claims or demand, the amount thereof including costs, expenses and reasonable attorneys' fees shall be secured hereby, and the Mortgagor shall reimburse the Mortgagee there for immediately upon demand, and upon the failure of the Mortgagor to do so, the Mortgagee may declare all sums secured hereby immediately due and payable. Except to the extent that the Mortgagee shall exercise its option to take over the Property as described above, this Mortgage shall not operate to place responsibility for the control, care, management or repair of the Property upon the Mortgagee, nor for the carrying out of any of the terms and conditions of the Lease, or for any waste committed on or with respect to the Property by the Mortgagor or any other parties, or for any dangerous or defective condition of the Property, or, to the extent that the same is attributable to any period prior to the exercise of such rights, for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger.

SECTION 5. MISCELLANEOUS.
------------------------

     (a) The Mortgagee may take or release other security, may release any party primarily or secondarily liable for any of the Obligations, may grant extensions, renewals or indulgences with respect to the Obligations and may apply any other security therefor held by it, to the satisfaction of the Obligations without prejudice to any of its rights hereunder.

     (b) Nothing herein contained and no act done or omitted by the Mortgagee pursuant to the powers and rights granted it herein shall be deemed to be a waiver by the Mortgagee of its rights and remedies hereunder or under the Master Lease, but this Mortgage is made and accepted without prejudice to any of the rights and remedies possessed by the Mortgagee. The right of the Mortgagee to collect the Obligations and to enforce any other security therefor may be exercised by the Mortgagee either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

     (c) The Mortgagor hereby covenants and agrees that all the provisions herein contained shall be applied to and inure to the benefit of the Mortgagee and its successors and assigns.

     (d) The Mortgagor hereby waives acceptance of this Mortgage by the Mortgagee and its successors and assigns.

     (e) This Mortgage, having been executed, sealed and delivered in the State, shall be interpreted and construed in accordance with and governed by the laws of the State.

     (f) If fulfillment of any provisions hereof or any transaction related hereto, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Mortgage in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Mortgage shall remain operative and in full force and effect;.

     (g) Subject to the terms of the Master Lease, the Mortgagee may assign all of its rights under this Mortgage to a third party at any time either before or after a Default has occurred.

Wherever in this Mortgage the Mortgagee is referred to, such reference shall be deemed to include the successors and assigns of the Mortgagee, and all covenants, promises and agreements by the Mortgagor contained herein shall inure to the benefit of the successors and assigns of the Mortgagee.

     (h) This Mortgage may be amended only by an instrument in writing executed by the Mortgagor and the Mortgagee.

     (i) All notices hereunder shall be sufficiently given and shall be deemed given when sent by confirmed overnight courier or three (3) business days after being mailed by certified mail, return receipt requested, postage prepaid, addressed to the Mortgagor or the Mortgagee at the appropriate addresses designated in the Master Lease. The Mortgagor or the Mortgagee may, by notice given hereunder designate any further or different addresses to which subsequent notices shall be sent.

     (j) Notwithstanding anything in the foregoing to the contrary, this Mortgage shall not be effective until the Mortgagor shall have received the consent of Landlord as provided in Section _____ of the Lease.

     IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be executed as of the day and year first written above.

WITNESS:                               _________________________________________


_______________________________        By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

STATE OF ________, CITY/COUNTY OF _____________________, TO WIT:

     I HEREBY CERTIFY, that on this ____ day of __________, 199_, before me, the undersigned Notary Public of said State, personally appeared _________________, who acknowledged himself/herself to be a ____________ of ______________________________________, a
______________________________________________, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized __________ of said ______________________________ by himself/herself as ____________.

     WITNESS my hand and Notarial Seal.



                                       _________________________________________
                                       Notary Public

My commission expires:



     [THE UNDERSIGNED attorney hereby certifies that the above instrument was prepared by an attorney or by one of the parties named in the instrument.



                                       ________________________________________]

                                                                    EXHIBIT A TO
                                                                      COLLATERAL
                                                                  ASSIGNMENT AND
                                                                       LEASEHOLD
                                                                        MORTGAGE
                                                                        --------

                            Description of Premises
                            -----------------------


Street Address:         ________________________________________________________

County:                 ________________________________________________________

State:                  ________________________________________________________


Metes and Bounds Description: (See attachment)

                                                                    EXHIBIT B TO
                                                                      COLLATERAL
                                                                  ASSIGNMENT AND
                                                                       LEASEHOLD
                                                                        MORTGAGE
                                                                        --------


                                [FORM OF Lease]

                                 EXHIBIT NO. 5A

                              LANDLORD'S AGREEMENT


     THIS LANDLORD'S AGREEMENT is made as of the _____ day of ________, 199_, by ___________________ (the "Landlord") to GENERAL ELECTRIC CAPITAL CORPORATION,
AS AGENT ("GE Capital").

                                    RECITALS
                                    --------

     The Landlord owns fee simple title to certain real property located in ________________________________ (the "Land") as more particularly described in the Lease Agreement dated _______________, 199_ (which Ground Lease Agreement together with all modifications, alterations, amendments, supplements and renewals thereof is hereinafter referred to as the "Ground Lease"), by and between the Landlord and ______________________________ (the "Tenant"). Pursuant to the Ground Lease, the Landlord leased to the Tenant and the Tenant leased from the Landlord the land and any and all improvements on such land not otherwise owned by Tenant (hereinafter referred to collectively as the "Premises").

     Pursuant to a Master Lease Agreement No. 2 dated as of December 9, 1996, by and between Boston Chicken, Inc., a Delaware corporation, ("BCI") and General Electric Capital Corporation for Itself and Certain Participants (the "Lease Agent") (which, as the same may from time to time be amended, restated, supplemented, or otherwise modified is hereinafter called the "Master Lease"), the Lease Agent leased to BCI (among other things) certain equipment and leasehold improvements as more particularly described in Annex A attached hereto (the "Lease Assets"), and BCI has subleased certain of such Lease Assets to the Tenant. BCI has also entered into that certain Secured Credit Agreement dated December __, 1996 (as the same may be amended or supplemented from time to time, the "Credit Agreement") by and among BCI, the financial institutions from time to time parties thereto (the "Lenders"), Bank of America Illinois, as letter of credit issuing bank (in such capacity, the "Issuing Lender") and as Loan Agent (in such capacity, the "Loan Agent"), pursuant to which BCI has executed and delivered certain Revolving Notes (collectively, the "Revolving Notes").

     The Loan Agent and GE Capital Corporation as Lease Agent (the "Lease Agent") have entered into that certain Intercreditor Agreement dated as of December __, 1996 (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "Intercreditor Agreement") which sets forth certain agreements with respect to voting rights and collateral issues, among other things.

     As additional security for the payment and performance of all obligations of BCI under the Master Lease and the Revolving Notes (collectively, the "Obligations"), the Tenant has executed and delivered to GE Capital, as agent for the Loan Agent and the Lease Agent, a Collateral Assignment and Leasehold Mortgage covering (among other things) the interest of the Tenant in the Ground Lease and the Premises (the "Assignment of Lease").

     As a condition precedent to entering into the Master Lease, GE Capital has required that the Landlord consent to the Assignment of Lease and acknowledge GE Capital's rights with respect to the Lease Assets, upon the terms and conditions hereinafter set forth.

                                   AGREEMENTS
                                   ----------

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Landlord hereby agrees as follows:

     1. The copy of the Ground Lease attached hereto as Exhibit No. 1 is a full and complete copy of the Ground Lease (and includes all modifications, additions, amendments, supplements and renewals thereof.)

     2. The Landlord hereby consents to the lien of GE Capital on the Tenant's right, title and interest in and to the leasehold interest in the Ground Lease and the Premises, which has been granted to GE Capital as security for the Obligations pursuant to the Assignment of Lease. The Landlord agrees that GE Capital shall not assume or be obligated for any of the duties, undertakings or obligations to be performed by the Tenant under the Ground Lease, unless GE Capital shall notify the Landlord in writing that GE Capital has elected to assume such duties, undertakings or obligations.

     3. The Landlord hereby certifies that all payments due under the Ground Lease as of the date hereof have been paid and that, to the best of Landlord's knowledge, there is no default or event with which the passage of time and/or the giving of notice would constitute a default under the Ground Lease. So long as the Tenant or its assigns (including without limitation, GE Capital) shall make all payments required to be made under the Ground Lease and shall observe and perform all of the terms of the Ground Lease required to be observed and performed by the Tenant thereunder, the Landlord agrees that the Ground Lease shall not be terminated during the term of the Ground Lease (including any renewal thereof) and the Tenant or its assigns (including without limitation GE Capital) may peacefully and quietly have, hold and enjoy the Premises for the term of the Ground Lease (including any renewals thereof) without hindrance, interruption by the Landlord or any other person or persons claiming by, through or under the Landlord.

     4. The Landlord shall provide GE Capital with copies of any and all notices of default which it gives the Tenant under the Ground Lease at the same time that it gives such notices to the Tenant. The Landlord shall provide GE Capital with written notice of any default by the Tenant under the Ground Lease and the Landlord agrees that GE Capital shall have a period of thirty (30) days after the later to occur of (i) the expiration of Tenant's cure period under the Ground Lease, or (ii) delivery by the Landlord to GE Capital of notice thereof as set forth above. The Landlord will not terminate or take any action to foreclose any claim with respect to the Ground Lease until after the giving of such written notice and the expiration of such cure period.

     5. The Landlord agrees that GE Capital shall not be bound by any waiver, modification or cancellation of any provision of the Ground Lease which materially adversely affects the interest of GE Capital as assignee of the leasehold estate of the Tenant under the Ground Lease unless the

Tenant shall have obtained GE Capital's prior written consent to such waiver, modification, or cancellation.

     6. The Landlord agrees that in the event that the Tenant fails to exercise any option to renew the term of the Ground Lease within the time set forth in the Ground Lease, the Landlord shall notify GE Capital in writing and provide GE Capital or its assigns with the right to exercise such option to renew the Ground Lease within thirty (30) days of receipt of such written notice.

     7. Upon the occurrence of a default under the Master Lease, GE Capital may exercise any of the rights and remedies that it may have under applicable law and under the Master Lease including, without limitation, the right to sell, assign or transfer the lessee's interest under the Ground Lease. The Landlord further agrees that upon the occurrence of any such default under the Master Lease, GE Capital (after notifying the Landlord of its election to do so) shall have the right to (a) make any payment required to be made by the Tenant under the Ground Lease, (b) to perform any other term, covenant, condition or agreement of the Tenant under the Ground Lease and (c) exercise any other rights which the Tenant may have under the Ground Lease, including without limitation the right to assign the lessee's rights under the Ground Lease to another party and the right to exercise any option (now or hereafter provided in the Lease) to purchase the Premises. In the event that the Tenant shall become a debtor under the Federal Bankruptcy Code and, in connection therewith, the Tenant shall reject the Ground Lease as an executory contract, then upon the request by GE Capital made within thirty (30) days following such rejection, the Landlord shall enter into a new lease of the Premises with GE Capital or its designee (who shall be reasonably acceptable to the Landlord), which new lease (i) shall be effective as of the date of the termination of the Ground Lease, (ii) shall be for a term expiring as of the last day of the term of the Ground Lease, and
(iii) shall be on substantially the same terms and conditions as the Ground Lease (including any provisions for renewal or extension of the term of the Ground Lease); provided that GE Capital or its designee, as the case may be, shall be required, as a condition precedent to the effectiveness of such new lease, to pay to the Landlord an amount equal to any rent due and remaining unpaid by the Tenant under the Ground Lease.

     8. The Landlord will, within fifteen (15) days after receipt of a written request from GE Capital, which request (except in the case of a transfer of all or a part of GE Capital's rights under and interest in the Master Lease) shall not be made more often then once per calendar quarter, deliver to GE Capital a certificate stating that (a) the Ground Lease is in full force and effect and is unmodified, (b) that no notice of termination of the Ground Lease has been sent to the Tenant, (c) the date to which all payments due under the Ground Lease have been paid, and (d) whether or not, to the best of Landlord's knowledge, there are any defaults under the Ground Lease and if so, the nature of such defaults.

     9. The Landlord hereby (i) acknowledges that the Lease Assets are owned by GE Capital and that the Tenant has the right to use and operate the Lease Assets only during the term of and pursuant to the Master Lease, (ii) waives, relinquishes and releases all claims and demands of every kind that it has or may have against the Lease Assets (except for reversionary rights in improvements), (iii) agrees that none of the Lease Assets shall be subject to levy and sale on distress for any non-payment of any rent or any other payments now due or which may hereafter become due under the Ground Lease, and (iv) agrees that GE Capital's lien on the Lease Assets (pursuant to the

Master Lease) shall be prior to any claim of the Landlord in the Lease Assets, such waiver and agreements to continue until such date as all of the Obligations have been paid in full.

     10. The Landlord hereby consents to the location of the Lease Assets on the Premises and authorizes and empowers GE Capital, its lawful attorneys, agents and employees, to enter upon the Premises at any reasonable time to remove the Lease Assets upon payment of the current monthly rent for a period of up to twelve (12) months.

     11. GE Capital may, without affecting the validity of this Agreement, extend, amend or otherwise modify the time of the payment of any sum due under or the performance of any of the other terms and conditions of the Master Lease, without the consent of, and without giving notice thereof to, the Landlord.

     12. The Landlord will notify any purchaser of the Premises and any mortgagee or other holder of an encumbrance on the Premises of the existence of this Agreement which shall be binding upon the successors, assigns and transferees of the Landlord and shall inure to the benefit of the successors and assigns of GE Capital.

     13. All notices to be given hereunder shall be deemed received when sent by confirmed overnight courier, or three business days after being deposited in the U.S. mail, postage prepaid, return receipt requested, to the following addresses:

     to the Landlord:
                         ------------------------------------------------------

                         ------------------------------------------------------

                         ------------------------------------------------------

                         ------------------------------------------------------

                         ------------------------------------------------------


     to GE Capital:      General Electric Capital Corporation, as Agent for
                         4 Northpark Drive
                         Suite 500
                         Hunt Valley, Maryland  21030
                         Attention:      Manager - Credit/Operations


     IN WITNESS WHEREOF, the Landlord has caused this Agreement to be duly executed as of the date first above set forth.

WITNESS:
                         ------------------------------------------------------


                         By:
---------------------       ---------------------------------------------------
                         Name:
                              -------------------------------------------------
                         Title:
                               ------------------------------------------------

                                                                      ANNEX A TO
                                                                      LANDLORD'S
                                                                       AGREEMENT
                                                                       ---------


                                  Lease Assets
                                  ------------

                                                            EXHIBIT NO. 1
                                                            TO LANDLORD'S
                                                            AGREEMENT
                                                            ---------


                             [FORM OF GROUND LEASE]

                                 EXHIBIT NO. 5B

                                         Location:
                                                      -------------------------
                                         Store:
                                                      -------------------------

            CONSENT TO COLLATERAL ASSIGNMENT AND LEASEHOLD MORTGAGE
                                      AND
                        LANDLORD'S LIEN WAIVER AGREEMENT


Date of Agreement:        ______________________, 19____          ("Agreement")

Date of Lease:            ______________________, 19____          ("Lease")

Landlord:                 ______________________________          ("Landlord")

                          ______________________________

                          ______________________________


Tenant:                   ______________________________          ("Tenant")

Mortgage:                 General Electric Capital Corporation    ("Mortgagee")

Address of Premises:      ______________________________

                          ______________________________

                          See Exhibit 1 attached                  ("Premises")

     Boston Chicken, Inc., ("BCI") and General Electric Capital Corporation, for Itself and as Agent for Certain Participants (the "Lease Agent") have entered into a Master Lease Agreement No. 2 dated as of December 9, 1996 (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "Master Lease") pursuant to which the Lease Agent has agreed to lease to BCI certain Lease Assets described therein, a portion of which have been subleased to Tenant. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Master Lease.

     BCI has also entered into that certain Secured Credit Agreement dated as of December 9, 1996 (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "Credit Agreement") by and among BCI, certain financial institutions (the "Lenders"), Bank of America Illinois, as letter of credit issuing bank (in such capacity, the "Issuing Lender"), and as Loan Agent (in such capacity, "Loan Agent"), pursuant to which BCI has delivered certain Revolving Notes (collectively, the "Revolving Notes").

     The Loan Agent and the Lease Agent have entered into that certain Intercreditor Agreement dated as of December 9, 1996 (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "Intercreditor Agreement"). To secure BCI's obligations under the Master Lease and the Credit Agreement, Tenant has executed and delivered to Mortgagee a Collateral Assignment and Leasehold Mortgage (the "Mortgage"), covering all of Tenant's leasehold interest in and to the Lease and the Premises and including all improvements, fixtures, personal property, etc. located thereon (collectively, the "Tenant Property"). Pursuant to the Intercreditor Agreement, Mortgagee is acting under the Mortgage as agent for the Loan Agent and the Lease Agent.

     Landlord agrees that: (i) Tenant's Property is, and shall remain, personal property regardless of the method by which it may be, or becomes, affixed to the Premises; (ii) the Landlord's interest in Tenant's Property and any proceeds thereof (including, without limitation, proceeds of any insurance therefor) shall be, and remain, subject to the rights and interests of Mortgagee (unless and until Mortgagee shall formally release or transfer its interest in Tenant's Property, the Lease and Premises); (iii) Landlord waives and agrees not to assert any lien, claim or interest (statutory, contractual or otherwise) which the Landlord may now have or hereafter acquire against or in the Tenant's Property by virtue of the Landlord's interest in the Lease and Premises; (iv) the Landlord shall not take any action that would affect Tenant's Property (or the interest of Mortgagee therein) or cause the Tenant's Property to be removed from the Premises without giving Mortgagee thirty (30) days' prior written notice of such action (provided, however, that the foregoing shall not restrict the exercise of any remedies against Tenant that do not affect Tenant's Property or the interest of Mortgagee therein); (v) Mortgagee and its employees and agents, shall have the right with prior notice, from time to time, to enter the Premises for the purpose of inspecting Tenant's Property; and (vi) Mortgagee and its employees and agents, shall have the right, upon any default by Tenant under the Loan, to enter the Premises and remove Tenant's Property from the Premises provided that Mortgagee reimburses Landlord for any damages actually caused to the Premises by Mortgagee, or its employees or agents, during any such removal. Landlord represents that the copy of the Lease attached hereto as Exhibit A is a true and correct copy of the Lease, and acknowledges and agrees that Mortgagee is relying on this Agreement.

     All notices by Landlord to Mortgagee shall be in writing, deemed received when sent by confirmed overnight courier, or three (3) business days after sent by certified mail, postage prepaid, return receipt requested, and addressed to the following address (or to such other address as Mortgagee may specify from time to time by notice to the Landlord):

               General Electric Capital Corporation, as agent
               4 Northpark Drive
               Suite 500
               Hunt Valley, Maryland  21030
               Attention:  Manager, Credit/Operations

with a copy to BCI, to the following address (or such other address as BCI may specify from time to time by notice to the Landlord):

               14103 Denver West Parkway
               Golden, CO  80401
               Attention:  Legal Department

     Tenant shall execute the Mortgage in favor of Mortgagee and Landlord hereby consents to said Mortgage and agrees as follows:

          (a) to notify Mortgagee and BCI in writing simultaneously with any notice or demand to Tenant with respect to a default or suspected default of Tenant under the Lease;

          (b) that Mortgagee or BCI shall have the right, but shall not be obligated, to cure any default by Tenant or of exercising any election, option or privilege of Tenant under the Lease within thirty (30) days after the later to occur of (i) the expiration of Tenant's cure period under the Lease, or (ii) delivery by Landlord of notice thereof in accordance with the above;

          (c) if the Tenant defaults on its obligations to Mortgagee and the Mortgagee undertakes to enforce their security interest in the Lease and/or to foreclose on the Tenant's leasehold estate pursuant to the Mortgage, the Mortgagee may, at its option and by written notice to Landlord, (i) lease the Premises from the Landlord on the same terms as set forth in the Lease and exercise the other rights as lessee thereunder as described therein (provided that the Mortgagee at its sole expense cures any default by the Tenant under the Lease within the thirty (30) days cure period noted above, and further provided, that if Mortgagee is diligently pursuing the cure of any such default and cannot do so within the thirty (30) day cure period provided herein, Mortgagee shall have a reasonable extension of time to cure such default), and/or (ii) assign or sublet the Lease to a purchaser of all or any part of the Tenant's Property, subject to Landlord's prior written consent, which consent Landlord agrees not to unreasonably withhold, dely or condition. Landlord agrees to cooperate with any such enforcement action or foreclosure and consent to the assignment of the Lease, the sublet of the Premises or foreclosure sale of the leasehold estate to a party reasonably satisfactory to the Landlord;

          (d) in the event that the Tenant shall become a debtor under the Federal Bankruptcy Code and, in connection therewith the Tenant shall reject the Lease as an executory contract, then upon the request by the Mortgagee made within thirty (30) days following such rejection, the Landlord shall enter into a new lease of the Premises with the Mortgagee, BCI or their designee (who shall be reasonably acceptable to the Landlord), which new lease (i) shall be effective as of the date of the termination of the Lease, (ii) shall be for a term expiring as of the last day of the term of the Lease, and (iii) shall be on substantially the same terms and conditions as the Lease (including any provisions for renewal or extension of the term of the Lease); provided that the Mortgagee, BCI or such designee, as the case may be, shall be required, as a condition to the effectiveness of such new lease, to pay the Landlord an amount equal to any rent due and remaining unpaid by the Tenant under the Lease;

          (e) the Mortgagee shall have the right to settle and adjust insurance claims to receive the proceeds of insurance with respect to the Premises as set forth in the Mortgage; and

          (f) if at any time there is a conflict between any provision of this Agreement and any provisions of the Lease, then such provision of this Agreement shall govern and control.

          (g) In the event that Tenant fails to exercise any option to renew the term of the Lease within the time set forth in the Lease, the Landlord shall notify the Mortgagee in writing and provide the Mortgagee or its assigns with the right to exercise such option to renew the Lease within thirty (30) days of such notice.

          (h) Mortgagee shall not be bound by any waiver, modification or cancellation of any provision of the lease which adversely affects the interest of the Mortgagee as assignee of the leasehold estate of the Tenant, unless the Tenant shall have obtained the Mortgagee's prior written consent to such waiver, modification, or cancellation.

          (i) So long as the Tenant or its assigns (including, without limitation, the Mortgagee) shall make all payments required to be made under the Lease and shall observe and perform all of the terms of the Lease required to be performed or observed by the Tenant thereunder, the Landlord agrees that the Lease shall not be terminated during the term of the Lease (including any renewals thereof) and Tenant or its assigns (including, without limitation, the Mortgagee) may peacefully and quietly have, hold and enjoy the Premises without hindrance or interruption by the Landlord or other person or persons claiming by, through or under the Landlord.

     This Agreement shall insure to the benefit of and be binding upon the Mortgagee, Landlord, Tenant, and BCI, their successors in interest, assigns, heirs and personal representatives, upon any successor owner or transferee of the Premises and upon any purchaser(s) including any mortgagee of the Premises, from the Landlord.

                                       LANDLORD:



                                       By:______________________________________


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       Date:____________________, 19_______

                                       Landlord's Notice Address:

                                       _________________________________________
                                       _________________________________________

                                       Telephone:_______________________________

STATE OF ________, _____________ OF _____________, TO WIT:

     I HEREBY CERTIFY that on this ______ day of __________, 199_, before me, the undersigned, a Notary Public of the State of __________, personally appeared ____________________, known to me to be the person whose name is subscribed to the within Agreement, who acknowledged himself to be the ___________ of ________________________, and acknowledged that he executed the same for the purposes therein contained as the duly authorized _____________ of said ______________ and that the same is its act and deed.

     WITNESS my hand and Notarial Seal.


                                                  ______________________________
                                                            Notary Public

My Commission Expires:

                                                            EXHIBIT NO. 1
                                                            TO LANDLORD'S
                                                            AGREEMENT
                                                            ---------


                           [DESCRIPTION OF PREMISES]

                                                            EXHIBIT NO. 2
                                                            TO LANDLORD'S
                                                            AGREEMENT
                                                            ---------


                             [FORM OF GROUND LEASE]

                                 EXHIBIT NO. 6

                           MEMORANDUM OF MASTER LEASE


     THIS MEMORANDUM OF MASTER LEASE ("Memorandum of Lease") is made as of the _______ day of _________________________, 199__, by and between GENERAL ELECTRIC
CAPITAL CORPORATION, AS AGENT FOR BANK OF AMERICA ILLINOIS, AS LOAN AGENT, AND GENERAL ELECTRIC CAPITAL CORPORATION, AS LEASE AGENT ("Lessor") and BOSTON CHICKEN, INC., a Delaware corporation ("Lessee").

                                    RECITALS
                                    --------

       WHEREAS, Lessor and Lessee have executed that certain Master Lease Agreement No.2 ("Master Lease") dated as of ___________ __, 1996, covering certain real property and equipment as more particularly described in Annex A attached hereto and incorporated herein by this reference and all improvements which may come to be located on the real property more fully described on Exhibit No. 1 attached hereto and incorporated herein by this reference ("Land") (the Land, all equipment and the improvements are referred to herein as the "Parcels"); and

     WHEREAS, Lessor and Lessee desire to record notice of the Master Lease in the real estate records of ____________ County, ____________;

     NOW, THEREFORE, in consideration of the foregoing, Lessor and Lessee hereby declare as follows:

          Demise. Lessor hereby leases the Parcels to Lessee and Lessee hereby leases the Parcels from Lessor, subject to the terms, covenants and conditions contained in the Master Lease.

          Expiration Date. The term of the Master Lease ("Term") shall commence on _______ __, 199__ and shall expire on __________ __, ____.

          Option to Purchase. Lessee has an option to purchase the Parcels, as more particularly described in the Master Lease, during the Term.

          Restrictions on Encumbrances. Lessor is prohibited from recording against the Parcels liens (including, without limitation, deeds of trust), encumbrances, and other matters that would constitute exceptions to title, except for those which result from acts of Lessor or otherwise referenced in or permitted under the Master Lease, and from amending or modifying any of the foregoing that may exist now or during the Term, as more particularly described in the Master Lease.

          Restrictions on Transfers by Lessor. Subject to certain exceptions, Lessor may transfer its interest in the Parcels to a third party subject to the restrictions which are set forth with more particularity in the Master Lease.

          Counterparts. This Memorandum of Master Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

          Remedies. If a court of competent jurisdiction rules that the Master Lease is a mortgage, deed of trust, or other secured financing, then Lessee hereby mortgages and grants to Lessor a lien against the Parcels. Subject to availability of such remedies under state law, upon the occurrence of any Default (as defined in the Master Lease) under the Master Lease, Lessor, may without in any way waiving such Default, in addition to any other rights and remedies that it may have under applicable law and subject to the Master Lease,
(1) declare the obligations of Lessee under the Master Lease to be immediately due and payable, (2) sell, assign or transfer the entire lessee's interests in the Master Lease to any third party or (3) take possession of the Parcels by foreclosure or otherwise and have, hold, manage, lease and operate or sell the same on such terms and for such period of time as Lessor may deem proper, and in connection therewith subject to applicable law, the Lessee, hereby (a) assents to the passage of the decree for the sale of the Parcels by the equity court having jurisdiction, and (b) authorizes and empowers Lessor and its successors and assigns to take possession of and sell (or in case of the default of any purchaser to resell) the Parcels, or any part thereof, all in accordance with the applicable laws and rules of court relating to mortgages or deeds of trust. In the case of any sale hereunder, by virtue of judicial proceedings or otherwise, the Parcels may be sold as an entirety or in separate parcels, by one sale or by several sales, as may be deemed by Lessor to be appropriate and without regard to any right of Lessee or any other person to the marshalling of assets. Any sale hereunder may be made at public auction, at such time or times, at such place or places, and upon such terms and conditions and after such previous public notice as Lessor shall deem appropriate and advantageous and as required by law. Upon the terms of such sale being complied with, Lessor shall convey to, and at the cost of, the purchaser or purchasers the interest of the Lessee in the Parcels so sold, free and discharged of and from all estate, title or interest of Lessee, at law or in equity, such purchaser or purchasers being hereby discharged from all liability to see to the application of the purchase money. The profits and proceeds derived from the managing and operating of the Parcels or from the sale or assignment of Lessor's interest in the Master Lease or from the sale of the Parcels shall be applied to the payment of the obligations owed to Lessor in such order of priority as Lessor in its sole discretion may determine and after the payment of all attorneys' fees and any expenses as a result of a sale, assignment or foreclosure, subject, however, to the provisions of that certain Intercreditor Agreement dated as of December ____, 1996 by and among Bank of America Illinois as Loan Agent and General Electric Capital Corporation, as Lease Agent.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Memorandum of Master Lease as of the date and year first written above.

                                       "Lessee"

                                       BOSTON CHICKEN, INC.,
                                       a Delaware corporation

                                       By:______________________________________

                                       Name:____________________________________
                                       Title:___________________________________

 STATE OF ________, CITY/COUNTY OF _____________________, TO WIT:

     I HEREBY CERTIFY, that on this ____ day of __________, 199__, before me, the undersigned Notary Public of said State, personally appeared ____________________, who acknowledged himself/herself to be a ____________ of Boston Chicken, Inc., a Delaware corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized __________ of said corporation by himself/herself as
____________.

                                       WITNESS my hand and Notarial Seal.

                                       ______________________________
                                       Notary Public

My commission expires:


                      [signatures continued on next page]

                                       "Lessor"

                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION, AS AGENT



                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________



 STATE OF ________, CITY/COUNTY OF _____________________, TO WIT:

     I HEREBY CERTIFY, that on this ____ day of __________, 199__, before me, the undersigned Notary Public of said State, personally appeared ____________________, who acknowledged himself/herself to be a ____________ of General Electric Capital Corporation, as Agent, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized __________ of said corporation by himself/herself as
____________.

                                       WITNESS my hand and Notarial Seal.

                                       ______________________________
                                       Notary Public

My commission expires:


[    THE UNDERSIGNED attorney hereby certifies that the above instrument was prepared by an attorney or by one of the parties named in the instrument.



                                       ____________________________]

                                                            ANNEX A TO
                                                            MEMORANDUM OF
                                                            MASTER LEASE
                                                            ------------


                          Description of Real Property
                                 and Equipment

                                                            EXHIBIT NO. 1 TO
                                                            MEMORANDUM OF
                                                            MASTER LEASE
                                                            -----------------

                       LEGAL DESCRIPTION OF THE PROPERTY



TAX I.D. NUMBER:______________________

Address of Property:__________________

City:_________________________________

County:_______________________________

State:________________________________

                                 EXHIBIT NO. 7

                                FORM OF MORTGAGE
                                ----------------


                             MORTGAGE, ASSIGNMENT
                            AND SECURITY AGREEMENT

                                                              $_________________
                                                               (principal amount
                                                                 secured hereby)

          THIS MORTGAGE, ASSIGNMENT AND SECURITY AGREEMENT (this "Mortgage") is made as of the ____ day of ____________, 199_, by BOSTON CHICKEN, INC., a Delaware corporation (hereinafter the "Mortgagor") to GENERAL ELECTRIC CAPITAL CORPORATION, AS AGENT ("GE Capital").


                                R E C I T A L S
                                ---------------

          WHEREAS, the Mortgagor and General Electric Capital Corporation, for Itself and as Agent for Certain Participants (the "Lease Agent") have entered into that certain Master Lease Agreement No. 2 dated as of December 9, 1996 (such Master Lease Agreement No. 2, as the same may be amended or supplemented from time to time to the extent permitted by the terms thereof, being herein called the "Master Lease"), whereby, subject to the terms and conditions set forth therein, the Lease Agent has agreed to lease to the Mortgagor, and the Mortgagor has agreed to lease from the Lease Agent certain Lease Assets, as more particularly described therein. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Master Lease.

          WHEREAS, pursuant to such Master Lease, the Lease Agent has leased to the Mortgagor certain real property located in __________________________ as more particularly described in Exhibit A attached hereto and made a part hereof (the "Land"), for the term specified therein. A Memorandum of the Master Lease has been recorded or will be recorded among the Land Records of _______________ immediately prior to the recordation of this Mortgage.

          WHEREAS, the Mortgagor has also entered into that certain Secured Credit Agreement dated as of December _____, 1996 (as the same may be amended or supplemented from time to time to the extent permitted by the terms thereof, being herein called the "Credit Agreement") by and among the Mortgagor, the financial institutions from time to time parties thereto (the "Lenders"), Bank of America Illinois, as letter of credit issuing bank (in such capacity, the "Issuing Lender") and as Loan Agent (in such capacity, the "Loan Agent"), pursuant to which the Mortgagor has executed and delivered those certain Revolving Notes dated December __, 1996 in the aggregate principal amount of $150,000,000 (collectively, the "Revolving Notes").

          WHEREAS, the Loan Agent and the Lease Agent have entered into that certain Intercreditor Agreement dated December __, 1996 (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "Intercreditor Agreement") which sets forth certain agreements with respect to voting rights and collateral issues, among other things. Pursuant to the terms of the Intercreditor Agreement, GE Capital is acting hereunder as agent for the Loan Agent and the Lease Agent.

          WHEREAS, the Mortgagor, the Loan Agent, and the Lease Agent have entered into that certain Facilities Agreement dated as of even date herewith (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "Facilities Agreement").

          WHEREAS, as security for the payment of Mortgagor's obligation under the Master Lease and the Revolving Notes and the performance of all other obligations of the Mortgagor under the Master Lease, the Revolving Notes, or any documents related thereto (collectively, the "Obligations"), GE Capital has required that the Mortgagor execute and deliver this Mortgage assigning and securing to GE Capital, as agent, (among other things) all of Mortgagor's interest in the Property (as hereinafter defined) now owed or hereafter acquired, including without limitation, Mortgagor's leasehold interest in the Master Lease and the Property.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged by the Mortgagor, in order to secure the full and punctual payment and performance of the Obligations, the Mortgagor does hereby grant, convey, bargain, sell, assign, pledge, transfer and set over to GE Capital and its successors and assigns, and does hereby grant to GE Capital, and its successors and assigns, a lien on and a security interest in, all and each of the properties, rights, interests and privileges described in the following paragraphs:

          ALL of the Mortgagor's right, title and interest in and to the Master Lease and the leasehold estate created thereunder and any possible future acquisition by the Mortgagor of the fee simple interest in the Property.

          TOGETHER with all right, title and interest of the Mortgagor including any after-acquired right, title or reversion, in and to the beds of the ways, streets, avenues and alleys adjoining the Property.

          TOGETHER with all right, title and interest of the Mortgagor in and to all and singular the rights, alleys, ways, tenements, hereditaments, easements, appurtenances, passages, waters, water rights, water courses, riparian rights, liberties, advantages, accessions and privileges now or hereafter appertaining to the Property or any part thereof, including, but not limited to, any homestead or other claim at law or in equity, the reversion or reversions, remainder or remainders thereof, and also all the estate, property, claim, right, title or interest now owned and hereafter acquired by the Mortgagor in or to the Property or any part thereof.

          TOGETHER with all right, title and interest of the Mortgagor in and to all improvements, structures and buildings now or hereafter erected or placed on the Property and all replacements thereof, (collectively, the "Improvements").

          TOGETHER with all right, title and interest of the Mortgagor in and to all building materials, furniture, fixtures, machinery, equipment and tangible personal property of every kind and nature whatsoever, now or hereafter located or contained in or upon or attached to, the Property or the Improvements or any part thereof, and used or usable in connection with any present or future use or operations of the Property or the Improvements or any part thereof, both now owned and hereafter acquired by the Mortgagor, together with all additions, substitutions, alterations or improvements thereto (the "Additions") and all cash and non-cash proceeds thereto (all of the foregoing being hereinafter sometimes referred to collectively as the "Equipment Collateral"). All of the Equipment Collateral, so far as permitted by law, shall be deemed to be fixtures and part of the Property and of the Improvements, and as to any part of the Equipment Collateral not deemed or permitted by law to be fixtures, this Mortgage shall also constitute a security agreement under the Uniform Commercial Code currently in effect in the State of ________ (the "State").

          Unless specifically designated otherwise, all of the Mortgagor's right, title and interest in and to the Property, the Improvements, the Equipment Collateral and all other items, rights, interests, privileges and property described in the preceding paragraphs hereof, together with all Additions thereto, shall be herein referred to collectively as the "Property".

          TOGETHER with any and all judgments, awards of damages (including but not limited to severance and consequential damages), payments, proceeds, settlements or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, in connection with, or in lieu of any taking of title, of use, or of any other property interest of the Property or any part thereof under the exercise of the power of eminent domain, either temporarily or permanently by any governmental authority or by any person acting under governmental authority to the extent of all of the Obligations which may be secured by this Mortgage at the date of receipt of any such judgments, awards on other compensation by GE Capital, and of the reasonable counsel fees, costs and disbursements, if any, incurred by GE Capital in connection with the collection of such judgments, awards on other compensation.

          TOGETHER with all unearned premiums, accrued, accruing or to accrue under insurance policies with respect to the Property, now or hereafter obtained by the Mortgagor, and the Mortgagor's interest in and to all proceeds of the conversion, voluntary or involuntary, and the interest payable thereon, of the Property or any part thereof, into cash or liquidated claims, including, without limitation, proceeds of casualty insurance, title insurance or any other insurance maintained on the Property, and the right to collect and receive the same.

          TOGETHER with all of the rents, royalties, issues, profits, revenues, income and other benefits of the Property, or arising from the use or enjoyment of all or any portion thereof, or from any lease or agreement pertaining thereto, and all right, title and interest of the Mortgagor in and to, and remedies under, any and all leases and subleases of the Property, or any part thereof, both now in existence or hereafter entered into and all contract rights, accounts receivable and general intangibles growing out of or in connection with such leases and subleases, together with all proceeds thereof; and including, without limitation, all cash or security deposited thereunder to secure performance by the lessees of their obligations thereunder whether such cash or security is to be held until the expiration of the terms of such leases or are to be applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms; reserving in the Mortgagor a license terminable upon the occurrence of a Default (hereinafter defined) hereunder to collect and receive the same.

          TO HAVE AND TO HOLD the Property and all other interests described above unto GE Capital and its successors and assigns, for and during all of the rest, residue and remainder of the term of years yet to come and unexpired under the Master Lease.

          PROVIDED, HOWEVER, that until the occurrence of a Default hereunder, and subject to any provisions hereof to the contrary, the Mortgagor shall have the right to remain in quiet and peaceful possession of the Property, and to collect, receive and retain the rents, revenues, profits, proceeds, income and royalties therefrom.

          PROVIDED FURTHER, that upon the full payment and performance of all of the Obligations at the time and in the manner stated in the Master Lease, this Mortgage, at any time before the sale hereinafter provided for, the lien granted hereby shall cease, determine and become void, and upon proof given to the satisfaction of GE Capital that all of the Obligations have been so paid and performed, this Mortgage shall be deemed null and void and GE Capital shall release and discharge the lien and security interest of this Mortgage upon payment to GE Capital of all costs and expenses related to the release and reconveyance of the Property or any partial release and reconveyance thereof.

          PROVIDED FURTHER, that upon the occurrence of a substitution under the Master Lease pursuant to which GE Capital is required to release the Property, GE Capital shall release and discharge the lien and security interest of this Mortgage upon payment of all costs and expenses related to the release and reconveyance of the Property or any partial release or reconveyance thereof.

          AND THIS MORTGAGE FURTHER WITNESSETH, that the Mortgagor hereby represents, warrants, covenants and agrees as follows, and stipulates that a breach of any of the following representations, warranties, covenants and agreements shall be deemed a breach of a material condition of this Mortgage:

SECTION 1. REPRESENTATIONS AND WARRANTIES. The Mortgagor represents and warrants to GE Capital that as of the date hereof, the Mortgagor is the owner of the entire lessee's interest in the Master Lease and, except for this Mortgage, the Mortgagor has not assigned the lessee's interest in the Master Lease or any part thereof to any other party. Upon the execution and recordation of this Mortgage, GE Capital and its assigns shall have a first lien on the lessee's interest in the Master Lease and the Mortgagor's interest in the Property.

SECTION 2. GENERAL COVENANTS AND AGREEMENTS. The Mortgagor covenants and agrees with GE Capital as follows:

          (a) Upon and subject to the terms of the Master Lease, the Mortgagor will pay, when due and payable, all Rent payments and all other sums and charges due and to become due under the Master Lease.

          (b) Upon and subject to the terms of the Master Lease, the Mortgagor will perform and observe all of the terms, covenants and conditions required to be performed and observed by the Mortgagor as lessee under the Master Lease, and will do all things necessary to preserve and to keep unimpaired the rights of GE Capital under the Master Lease.

          (c) As of the date hereof, the Master Lease is the only lease covering the Property and the Mortgagor will not, without the prior written consent of GE Capital, enter into any other leases or any subleases (except Subleases, as defined in and permitted by the Master Lease) of such Property.

          (d) Except for this Mortgage, (or as expressly permitted pursuant to the Master Lease) the Mortgagor will not, without the prior written consent of GE Capital, assign, transfer or encumber the lessee's interest in the Master Lease or permit the assignment, transfer or encumbrance of the lessee's interest in the Master Lease.

          (e) The Mortgagor shall execute and deliver, within ten (10) days after request of GE Capital, such instruments as GE Capital may reasonably deem useful or necessary to permit GE Capital to take such other action as GE Capital considers desirable preserve the interest of GE Capital in the Property as intended hereby.

          (f) If the Mortgagor acquires the fee title to the Property during the Term of the Master Lease, whether by purchase or otherwise, this Mortgage shall attach to and cover and be a lien upon the fee title so acquired and such fee title shall, subject to applicable law, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Mortgage. On written request by GE Capital, Mortgagor shall cause to be executed and recorded all such other and further assurances or instruments in writing as may, pursuant to applicable law, be required to carry out the intent and meaning of this subparagraph.

SECTION 3. DEFAULT.

          The occurrence of any one or more of the following events shall constitute a default under the provisions of this Mortgage, and the term "Default" shall mean, whenever it is used in this Mortgage, any one or more of the following events:

          (A) The failure of GE Capital to perform, observe or comply with any of the provisions of this Mortgage; or

          (B) The occurrence of a default under the Master Lease, the Revolving Notes, the Credit Agreement or the Facilities Agreement which is not cured within any applicable notice and cure periods.

SECTION 4. RIGHTS AND REMEDIES.

          (A) Upon the occurrence of any Default, GE Capital, without in any way waiving such Default, in addition to any other rights and remedies that it may have under applicable law and subject to the terms of the Master Lease, (1) declare the Obligations to be immediately due and payable, (2) sell, assign or transfer the entire lessee's interests in the Master Lease to any third party or (3) take possession of the Property by foreclosure or otherwise and have, hold, manage, lease and operate or sell the same on such terms and for such period of time as GE Capital may deem proper and in connection therewith, subject to applicable law, the Mortgagor hereby (a) assents to the passage of the decree for the sale of the Property by the equity court having jurisdiction, and (b) authorizes and empowers GE Capital and its successors and assigns to take possession of and sell (or in case of the default of any purchaser to resell) the Property, or any part thereof, all in accordance with the applicable laws and rules of court relating to mortgages or deeds of trust. In the case of any sale under this Mortgage, by virtue of judicial proceedings or otherwise, the Property may be sold as an entirety or in parcels, by one sale or by several sales, as may be deemed by GE Capital to be appropriate and without regard to any right of the Mortgagor or any other person to the marshalling of assets. Any sale hereunder may be made at public auction, at such time or times, at such place or places, and upon such terms and conditions and after such previous public notice as GE Capital shall deem appropriate and advantageous and as required by law. Upon the terms of such sale being complied with, GE Capital shall convey to, and at the cost of, the purchaser or purchasers the interest of the Mortgagor in the Property so sold, free and discharged of and from all estate, title or interest of the Mortgagor, at law or in equity, such purchaser or purchasers being hereby discharged from all liability to see to the application of the purchase money. The profits and proceeds derived from the managing and operating of the Property or from the sale or assignment of GE Capital's interest in the Master Lease shall be applied in accordance with the terms of the Master Lease and the Intercreditor Agreement. The Mortgagor hereby agrees to pay GE Capital on demand all of the costs incurred by GE Capital in taking, managing, operating and insuring the Property and/or assigning or selling GE Capital's interest in the Master Lease following a Default and the exercise by GE Capital of the remedies provided herein.

          (B) Unless GE Capital exercises its option to take over the Property as provided above following a Default, GE Capital shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under the Master Lease, or under or by reason of this Mortgage, and the Mortgagor shall and does hereby agree to indemnify GE Capital for and to hold GE Capital harmless of and from any and all liability, loss or damage which it might incur under the Master Lease or under or by reason of this Mortgage, and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Master Lease, except for liability, loss, damage, claims or demands arising from the gross negligence or willful misconduct of GE Capital. Should GE Capital incur any such liability, loss or damage under the Master Lease or under or by reason of this Mortgage or in the defense of any such claims or demand, the amount thereof including costs, expenses and reasonable attorneys' fees shall be secured hereby, and the Mortgagor shall reimburse GE Capital there for immediately upon demand, and upon the failure of the Mortgagor to do so, GE Capital may declare all sums secured hereby immediately due and payable. Except to the extent GE Capital shall exercise its option to take over the Property as provided above, this Mortgage shall not operate to place responsibility for the control, care, management or repair of the Property upon GE Capital, nor for the carrying out of any of the terms and conditions of the Master Lease, or for any waste committed on or with respect to the Property by the Mortgagor or any other parties, or for any dangerous or defective condition of the Property, or, to the extent the same is attributable to any period prior to the exercise of such rights, for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger.

SECTION 5. MISCELLANEOUS.

          (a) GE Capital may take or release other security, may release any party primarily or secondarily liable for any of the Obligations, may grant extensions, renewals or indulgences with respect to the Obligations and may apply any other security therefor held by it, to the satisfaction of the Obligations without prejudice to any of its rights hereunder.

          (b) Nothing herein contained and no act done or omitted by GE Capital pursuant to the powers and rights granted it herein shall be deemed to be a waiver by GE Capital of its rights and remedies hereunder or under the Master Lease, but this Mortgage is made and accepted without prejudice to any of the rights and remedies possessed by GE Capital. The right of GE Capital to collect the Obligations and to enforce any other security therefor may be exercised by GE Capital either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

          (c) The Mortgagor hereby covenants and agrees that all the provisions herein contained shall be applied to and inure to the benefit of GE Capital and its successors and assigns.

          (d) The Mortgagor hereby waives acceptance of this Mortgage by GE Capital and its successors and assigns.

          (e) This Mortgage, having been executed, sealed and delivered in the State, shall be interpreted and construed in accordance with and governed by the laws of the State.

          (f) If fulfillment of any provisions hereof or any transaction related hereto, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Mortgage in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Mortgage shall remain operative and in full force and effect.

          (g) Subject to the terms of the Master Lease GE Capital may assign all of its rights under this Mortgage to a third party at any time either before or after a Default has occurred. Wherever in this Mortgage GE Capital is referred to, such reference shall be deemed to include the successors and assigns of GE Capital, and all covenants, promises and agreements by the Mortgagor contained herein shall inure to the benefit of the successors and assigns of GE Capital.

          (h) This Mortgage may be amended only by an instrument in writing executed by the Mortgagor and GE Capital.

          (i) All notices hereunder shall be sufficiently given and shall be deemed given when sent by confirmed overnight courier service or three (3) business days after being mailed return receipt requested, postage prepaid, addressed to the Mortgagor or GE Capital at the appropriate addresses designated in the Master Lease. The Mortgagor or GE Capital may, by notice given hereunder designate any further or different addresses to which subsequent notices shall be sent.


          IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be executed as of the day and year first written above.

WITNESS:                           BOSTON CHICKEN, INC.


                                   By:
---------------------------           --------------------------------------
                                   Name:
                                        ------------------------------------
                                   Title:
                                         -----------------------------------

STATE OF ________, CITY/COUNTY OF _____________________, TO WIT:

          I HEREBY CERTIFY, that on this ____ day of __________, 199_, before me, the undersigned Notary Public of said State, personally appeared ____________________, who acknowledged himself/herself to be a ____________ of Boston Chicken, Inc., a Delaware corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized __________ of said corporation by himself/ herself as
____________.

          WITNESS my hand and Notarial Seal.



                                   -----------------------------------------
                                   Notary Public

My commission expires:


          THE UNDERSIGNED attorney hereby certifies that the above instrument was prepared by an attorney or by one of the parties named in the instrument.


                                   ------------------------------------------

                                 EXHIBIT NO. 8

                             FORM OF DEED OF TRUST
                             ---------------------


                           DEED OF TRUST, ASSIGNMENT
                            AND SECURITY AGREEMENT

                                                              $
                                                               -----------------
                                                               (principal amount
                                                                 secured hereby)

          THIS DEED OF TRUST, ASSIGNMENT AND SECURITY AGREEMENT (this "Deed of Trust") is made as of the ____ day of ____________, 199_, by BOSTON CHICKEN, INC., a Delaware corporation (hereinafter the "Grantor") to ______________________________ (collectively Trustee" or "Trustees") for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, AS AGENT (collectively, "GE Capital").


                                R E C I T A L S
                                ---------------

          WHEREAS, the Grantor and General Electric Capital Corporation, for Itself and as Agent for Certain Participants (the "Lease Agent") have entered into that certain Master Lease Agreement No. 2 dated as of December 9, 1996 (such Master Lease Agreement No. 2, as the same may be amended or supplemented from time to time to the extent permitted by the terms thereof, being herein called the "Master Lease"), whereby, subject to the terms and conditions set forth therein, the Lease Agent has agreed to lease to the Grantor, and the Grantor has agreed to lease from the Lease Agent certain Lease Assets, as more particularly described therein. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Master Lease.

          WHEREAS, pursuant to such Master Lease, the Lease Agent has leased to the Grantor certain real property located in ________________________ as more particularly described in Exhibit A attached hereto and made a part hereof (the "Land"), for the term specified therein. A Memorandum of the Master Lease has been recorded or will be recorded among the Land Records of _______________ immediately prior to the recordation of this Deed of Trust.

          WHEREAS, the Grantor has also entered into that certain Secured Credit Agreement dated as of December __, 1996 (as the same may be amended or supplemented from time to time to the extent permitted by the terms thereof, being herein called the "Credit Agreement") by and among the Grantor, the financial institutions from time to time parties thereto (the "Lenders"), Bank of America Illinois, as letter of credit issuing bank (in such capacity, the "Issuing Lender") and as Loan Agent (in such capacity, the "Loan Agent"), pursuant to which the Grantor has executed and delivered those certain Revolving Notes dated December __, 1996 in the aggregate principal amount of $150,000,000 (collectively, the "Revolving Notes").

          WHEREAS, the Loan Agent and the Lease Agent have entered into that certain Intercreditor Agreement dated December __, 1996 (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "Intercreditor Agreement") which sets forth certain agreements with respect to voting rights and collateral issues, among other things. Pursuant to the terms of the Intercreditor Agreement, GE Capital is acting hereunder as agent for the Loan Agent and the Lease Agent.

          WHEREAS, the Grantor, the Loan Agent, and the Lease Agent have entered into that certain Facilities Agreement dated as of even date herewith (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "Facilities Agreement").

          WHEREAS, as security for the payment of Grantor's obligation under the Master Lease and the Revolving Notes (as hereinafter defined) in the amount not to exceed _________________Dollars ($________) and the performance of all other obligations of the Grantor under the Master Lease, the Revolving Notes, or any documents related thereto (collectively, the "Obligations"), GE Capital has required that the Grantor execute and deliver this Deed of Trust assigning and securing to GE Capital, as agent, (among other things) all of Grantor's interest in the Property now owed or hereafter acquired, including without limitation, Grantor's leasehold interest in the Master Lease and the Property.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged by the Grantor, in order to secure the full and punctual payment and performance of the Obligations, the Grantor does hereby grant, convey, bargain, sell, assign, pledge, transfer and set over to GE Capital and its successors and assigns, and does hereby grant to GE Capital, and its successors and assigns, a lien on and a security interest in, all and each of the properties, rights, interests and privileges described in the following paragraphs:

          ALL of the Grantor's right, title and interest in and to the Master Lease and the leasehold estate created thereunder and any possible future acquisition by the Grantor of the fee simple interest in the Property.

          TOGETHER with all right, title and interest of the Grantor including any after-acquired right, title or reversion, in and to the beds of the ways, streets, avenues and alleys adjoining the Property.

          TOGETHER with all right, title and interest of the Grantor in and to all and singular the rights, alleys, ways, tenements, hereditaments, easements, appurtenances, passages, waters, water rights, water courses, riparian rights, liberties, advantages, accessions and privileges now or hereafter appertaining to the Property or any part thereof, including, but not limited to, any homestead or other claim at law or in equity, the reversion or reversions, remainder or remainders thereof, and also all the estate, property, claim, right, title or interest now owned and hereafter acquired by the Grantor in or to the Property or any part thereof.

          TOGETHER with all right, title and interest of the Grantor in and to all improvements, structures and buildings now or hereafter erected or placed on the Property and all replacements thereof, (collectively, the "Improvements").

          TOGETHER with all right, title and interest of the Grantor in and to all building materials, furniture, fixtures, machinery, equipment and tangible personal property of every kind and nature whatsoever, now or hereafter located or contained in or upon or attached to, the Property or the Improvements or any part thereof, and used or usable in connection with any present or future use or operations of the Property or the Improvements or any part thereof, both now owned and hereafter acquired by the Grantor, together with all additions, substitutions, alterations or improvements thereto (the "Additions") and all cash and non-cash proceeds thereto (all of the foregoing being hereinafter sometimes referred to collectively as the "Equipment Collateral"). All of the Equipment Collateral, so far as permitted by law, shall be deemed to be fixtures and part of the Property and of the Improvements, and as to any part of the Equipment Collateral not deemed or permitted by law to be fixtures, this Deed of Trust shall also constitute a security agreement under the Uniform Commercial Code currently in effect in the State of ________ (the "State").

          Unless specifically designated otherwise, all of the Grantor's right, title and interest in and to the Property, the Improvements, the Equipment Collateral and all other items, rights, interests, privileges and property described in the preceding paragraphs hereof, together with all Additions thereto, shall be herein referred to collectively as the "Property".

          TOGETHER with any and all judgments, awards of damages (including but not limited to severance and consequential damages), payments, proceeds, settlements or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, in connection with, or in lieu of any taking of title, of use, or of any other property interest of the Property or any part thereof under the exercise of the power of eminent domain, either temporarily or permanently by any governmental authority or by any person acting under governmental authority to the extent of all of the Obligations which may be secured by this Deed of Trust at the date of receipt of any such judgments, awards on other compensation by GE Capital, and of the reasonable counsel fees, costs and disbursements, if any, incurred by GE Capital in connection with the collection of such judgments, awards on other compensation.

          TOGETHER with all unearned premiums, accrued, accruing or to accrue under insurance policies with respect to the Property, now or hereafter obtained by the Grantor, and the Grantor's interest in and to all proceeds of the conversion, voluntary or involuntary, and the interest payable thereon, of the Property or any part thereof, into cash or liquidated claims, including, without limitation, proceeds of casualty insurance, title insurance or any other insurance maintained on the Property, and the right to collect and receive the same.

          TOGETHER with all of the rents, royalties, issues, profits, revenues, income and other benefits of the Property, or arising from the use or enjoyment of all or any portion thereof, or from any lease or agreement pertaining thereto, and all right, title and interest of the Grantor in and to, and remedies under, any and all leases and subleases of the Property, or any part thereof, both now in existence or hereafter entered into and all contract rights, accounts receivable and general intangibles growing out of or in connection with such leases and subleases, together with all proceeds thereof; and including, without limitation, all cash or security deposited thereunder to secure performance by the lessees of their obligations thereunder whether such cash or security is to be held until the expiration of the terms of such leases or are to be applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms; reserving in the Grantor a license terminable upon the occurrence of a Default (hereinafter defined) hereunder to collect and receive the same.

          TO HAVE AND TO HOLD the Property and all other interests described above unto GE Capital and its successors and assigns, for and during all of the rest, residue and remainder of the term of years yet to come and unexpired under the Master Lease.

          PROVIDED, HOWEVER, that until the occurrence of a Default hereunder, and subject to any provisions hereof to the contrary, the Grantor shall have the right to remain in quiet and peaceful possession of the Property, and to collect, receive and retain the rents, revenues, profits, proceeds, income and royalties therefrom.

          PROVIDED FURTHER, that upon the full payment and performance of all of the Obligations at the time and in the manner stated in the Master Lease, this Deed of Trust, at any time before the sale hereinafter provided for, the lien granted hereby shall cease, determine and become void, and upon proof given to the satisfaction of GE Capital that all of the Obligations have been so paid and performed, this Deed of Trust shall be deemed null and void, and GE Capital shall release and discharge the lien and security interest of this Deed of Trust upon payment to GE Capital of all costs and expenses related to the release and reconveyance of the Property or any partial release and reconveyance thereof.

          PROVIDED FURTHER, that upon the occurrence of a substitution under the Master Lease pursuant to which GE Capital is required to release the Property, GE Capital shall release and discharge the lien and security interest of this Deed of Trust upon payment of all costs and expenses related to the release and reconveyance of the Property or any partial release or reconveyance thereof.

          AND THIS DEED OF TRUST FURTHER WITNESSETH, that the Grantor hereby represents, warrants, covenants and agrees as follows, and stipulates that a breach of any of the following representations, warranties, covenants and agreements shall be deemed a breach of a material condition of this Deed of
Trust:

SECTION 1. REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants to GE Capital that as of the date hereof, the Grantor is the owner of the entire lessee's interest in the Master Lease and, except for this Deed of Trust, the Grantor has not assigned the lessee's interest in the Master Lease or any part thereof to any other party. Upon the execution and recordation of this Deed of Trust, GE Capital and its assigns shall have a first lien on the lessee's interest in the Master Lease and the Grantor's interest in the Property.

SECTION 2. GENERAL COVENANTS AND AGREEMENTS. The Grantor covenants and agrees with GE Capital as follows:

          (a) Upon and subject to the terms of the Master Lease, the Grantor will pay, when due and payable, all Rent payments and all other sums and charges due and to become due under the Master Lease.

          (b) Upon and subject to the terms of the Master Lease, the Grantor will perform and observe all of the terms, covenants and conditions required to be performed and observed by the Grantor as lessee under the Master Lease, and will do all things necessary to preserve and to keep unimpaired the rights of GE Capital under the Master Lease.

          (c) As of the date hereof, the Master Lease is the only lease covering the Property and the Grantor will not, without the prior written consent of GE Capital, enter into any other leases or any subleases (except Subleases, as defined in and permitted by the Master Lease) of such Property.

          (d) Except for this Deed of Trust, (or as expressly permitted pursuant to the Master Lease) the Grantor will not, without the prior written consent of GE Capital, assign, transfer or encumber the lessee's interest in the Master Lease or permit the assignment, transfer or encumbrance of the lessee's interest in the Master Lease.

          (e) The Grantor shall execute and deliver, within ten (10) days after request of GE Capital, such instruments as GE Capital may reasonably deem useful or require to permit GE Capital to take such other action as GE Capital considers desirable preserve the interest of GE Capital in the Property as intended hereby.

          (f) If the Grantor acquires the fee title to the Property during the Term of the Master Lease, whether by purchase or otherwise, this Deed of Trust shall attach to and cover and be a lien upon the fee title so acquired and such fee title shall, subject to applicable law, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Deed of Trust. On written request by GE Capital, Grantor shall cause to be executed and recorded all such other and further assurances or instruments in writing as may, pursuant to applicable law, be required to carry out the intent and meaning of this subparagraph.

SECTION 3. DEFAULT.

          The occurrence of any one or more of the following events shall constitute a default under the provisions of this Deed of Trust, and the term "Default" shall mean, whenever it is used in this Deed of Trust, any one or more of the following events:

          (A) The failure of GE Capital to perform, observe or comply with any of the provisions of this Deed of Trust; or

          (B) The occurrence of a default under the Master Lease, the Revolving Notes, the Credit Agreement or the Facilities Agreement which is not cured within any applicable notice and cure periods.

SECTION 4. RIGHTS AND REMEDIES.

          (A) Upon the occurrence of any Default, GE Capital, without in any way waiving such Default, in addition to any other rights and remedies that it may have under applicable law and subject to the terms of the Master Lease, (1) declare the Obligations to be immediately due and payable, (2) sell, assign or transfer the entire lessee's interests in the Master Lease to any third party or
(3) take possession of the Property by foreclosure or otherwise and have, hold, manage, lease and operate or sell the same on such terms and for such period of time as GE Capital may deem proper and in connection therewith, subject to applicable law, the Grantor hereby (a) assents to the passage of the decree for the sale of the Property by the equity court having jurisdiction, and (b) authorizes and empowers GE Capital and its successors and assigns to take possession of and sell (or in case of the default of any purchaser to resell) the Property, or any part thereof, all in accordance with the applicable laws and rules of court relating to mortgages or deeds of trust. In the case of any sale under this Deed of Trust, by virtue of judicial proceedings or otherwise, the Property may be sold as an entirety or in parcels, by one sale or by several sales, as may be deemed by GE Capital to be appropriate and without regard to any right of the Grantor or any other person to the marshalling of assets. Any sale hereunder may be made at public auction, at such time or times, at such place or places, and upon such terms and conditions and after such previous public notice as GE Capital shall deem appropriate and advantageous and as required by law. Upon the terms of such sale being complied with, GE Capital shall convey to, and at the cost of, the purchaser or purchasers the interest of the Grantor in the Property so sold, free and discharged of and from all estate, title or interest of the Grantor, at law or in equity, such purchaser or purchasers being hereby discharged from all liability to see to the application of the purchase money. The profits and proceeds derived from the managing and operating of the Property or from the sale or assignment of GE Capital's interest in the Master Lease shall be applied to the payment of the Obligations in accordance with the terms of the Master Lease and the Intercreditor Agreement. The Grantor hereby agrees to pay GE Capital on demand all of the costs incurred by GE Capital in taking, managing, operating and insuring the Property and/or assigning or selling GE Capital's interest in the Master Lease following a Default and the exercise by GE Capital of the remedies provided herein.

          (B) Unless GE Capital exercises its option to take over the Property as provided above following a Default, GE Capital shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under the Master Lease, or under or by reason of this Deed of Trust, and the Grantor shall and does hereby agree to indemnify GE Capital for and to hold GE Capital harmless of and from any and all liability, loss or damage which it might incur under the Master Lease or under or by reason of this Deed of Trust, and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Master Lease, except for liability, loss, damage, claims or demands arising from the gross negligence or willful misconduct of GE Capital. Should GE Capital incur any such liability, loss or damage under the Master Lease or under or by reason of this Deed of Trust or in the defense of any such claims or demand, the amount thereof including costs, expenses and reasonable attorneys' fees shall be secured hereby, and the Grantor shall reimburse GE Capital there for immediately upon demand, and upon the failure of the Grantor to do so, GE Capital may declare all sums secured hereby immediately due and payable. Except to the extent GE Capital shall exercise its option to take over the Property as provided above, this Deed of Trust shall not operate to place responsibility for the control, care, management or repair of the Property upon GE Capital, nor for the carrying out of any of the terms and conditions of the Master Lease, or for any waste committed on or with respect to the Property by the Grantor or any other parties, or for any dangerous or defective condition of the Property, or to the extent the same is attributable to any period prior to the exercise of such rights, for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger.

SECTION 5. MISCELLANEOUS.

          (a) GE Capital may take or release other security, may release any party primarily or secondarily liable for any of the Obligations, may grant extensions, renewals or indulgences with respect to the Obligations and may apply any other security therefor held by it, to the satisfaction of the Obligations without prejudice to any of its rights hereunder.

          (b) Nothing herein contained and no act done or omitted by GE Capital pursuant to the powers and rights granted it herein shall be deemed to be a waiver by GE Capital of its rights and remedies hereunder or under the Master Lease, but this Deed of Trust is made and accepted without prejudice to any of the rights and remedies possessed by GE Capital. The right of GE Capital to collect the Obligations and to enforce any other security therefor may be exercised by GE Capital either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

          (c) The Grantor hereby covenants and agrees that all the provisions herein contained shall be applied to and inure to the benefit of GE Capital and its successors and assigns.

          (d) The Grantor hereby waives acceptance of this Deed of Trust by GE Capital and its successors and assigns.

          (e) This Deed of Trust, having been executed, sealed and delivered in the State, shall be interpreted and construed in accordance with and governed by the laws of the State.

          (f) If fulfillment of any provisions hereof or any transaction related hereto, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Deed of Trust in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Deed of Trust shall remain operative and in full force and effect.

          (g) Subject to the terms of the Master Lease, GE Capital may assign all of its rights under this Deed of Trust to a third party at any time either before or after a Default has occurred. Wherever in this Deed of Trust GE Capital is referred to, such reference shall be deemed to include the successors and assigns of GE Capital, and all covenants, promises and agreements by the Grantor contained herein shall inure to the benefit of the successors and assigns of GE Capital.

          (h) This Deed of Trust may be amended only by an instrument in writing executed by the Grantor and GE Capital.

          (i) All notices hereunder shall be sufficiently given and shall be deemed given when sent by confirmed overnight courier service, or three (3) business days after being mailed certified mail, return receipt requested, postage prepaid, addressed to the Grantor or GE Capital at the appropriate addresses designated in the Master Lease. The Grantor or GE Capital may, by notice given hereunder designate any further or different addresses to which subsequent notices shall be sent.

          IN WITNESS WHEREOF, the Grantor has caused this Deed of Trust to be executed as of the day and year first written above.

WITNESS:                           BOSTON CHICKEN, INC.

                                   By:
---------------------------           --------------------------------------
                                   Name:
                                        ------------------------------------
                                   Title:
                                         -----------------------------------


STATE OF ________, CITY/COUNTY OF _____________________, TO WIT:

     I HEREBY CERTIFY, that on this ____ day of __________, 199_, before me, the undersigned Notary Public of said State, personally appeared __________________ ____________________, who acknowledged himself/herself to be a ____________ of Boston Chicken, Inc., a Delaware corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized __________ of said corporation by himself/ herself as
____________.

     WITNESS my hand and Notarial Seal.


                                         ------------------------------------
                                         Notary Public

My commission expires:


[_________THE UNDERSIGNED attorney hereby certifies that the above instrument was prepared by an attorney or by one of the parties named in the instrument.



                                        _______________________ ]

                                   EXHIBIT A


                            Description of Premises
                            -----------------------


Street Address:
                              -------------------------------------------------
County:
                              -------------------------------------------------
State:
                              -------------------------------------------------

Metes and Bounds Description: (See attachment)

                                 EXHIBIT NO. 9

                   SUBORDINATION AND INTERCREDITOR AGREEMENT

     THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this "Agreement") is made as of the ______ day of ____________________, 19___, by and between (a) GENERAL
ELECTRIC CAPITAL CORPORATION AS AGENT ("GE Capital"), and (b) BOSTON CHICKEN, INC.(the "Lessee").

                                R E C I T A L S
                                ---------------

     The Lessee and General Electric Capital Corporation, for Itself and as Agent for Certain Participants (the "Lease Agent") have entered into that certain Master Lease Agreement No. 2 dated as of ___________, 1996 (such Master Lease Agreement No. 2., together with any supplements, annexes, or schedules thereto, as the same may from time to time be amended, restated, supplemented, and as modified, being hereinafter called the "Master Lease"), pursuant to which the Lease Agent has agreed to lease to the Lessee, and the Lessee has agreed to lease from the Lease Agent, certain Lease Assets, as more particularly described in the Master Lease.

     The Lessee has also entered into that certain Secured Credit Agreement dated __________, 1996 (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "Credit Agreement") by and among the Lessee, Bank of America Illinois, as letter of credit issuing bank (in such capacity, the "Issuing Lender") and as Loan Agent (in such capacity the "Loan Agent"), pursuant to which the Lessee has executed and delivered those certain Revolving Credit Notes dated __________, 1996 in the aggregate principal amount of $150,000,000 (collectively, as the same may from time to time be amended, restated, supplemented, or substituted, the "Revolving Notes").

     The Loan Agent and the Lease Agent have entered into that certain Intercreditor Agreement dated as of December __, 1996 (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "Intercreditor Agreement"), which sets forth, among other things, certain agreements with respect to voting rights and collateral issues. Pursuant to the terms of the Intercreditor Agreement, GE Capital is acting hereunder as agent for the Loan Agent and the Lease Agent.

     The Lessee, the Loan Agent, and the Lease Agent have entered into that certain Facilities Agreement dated as of December __, 1996 (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "Facilities Agreement")

     _____________________ (the "Tenant") has entered into a lease demising the property described on Exhibit A attached hereto (the "Premises") (such lease, as the same may from time to time be amended, restated, supplemented, or otherwise modified being hereinafter called the "Lease").

     In order to secure to GE Capital the payment and performance of all of the Obligations of the Lessee under the Master Lease and the Revolving Notes, the Tenant has executed and delivered to GE Capital a Collateral Assignment and Leasehold Mortgage dated of even date herewith (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "GE Capital Collateral Assignment"), pursuant to which the Tenant has assigned all of its interest in and to the Lease and the Premises.

     Pursuant to that certain Secured Loan Agreement dated as of December, 1996 by and between the Tenant and the Lessee (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "Loan Agreement"), the Lessee may from time to time make loans or other financial accommodations to or for the benefit of the Tenant. In order to secure the Tenant's obligations under the Loan Agreement, the Tenant has executed and delivered to the Lessee a Collateral Assignment of Tenant's Interest in Lease dated as of December __, 1996 (as the same may from time to time be amended, restated, supplemented, or otherwise modified, the "Lessee's Collateral Assignment").

     The parties desire hereby to subordinate the lien, operation, and effect of the Lessee's Collateral Assignment to the lien, operation, and effect of the GE Capital Collateral Assignment, and to set forth certain other agreements between the parties.

     NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                 SUBORDINATION

     SECTION 1.1.  Lien Subordination; Security Interest and Lien on Premises.

          (a) The Lessee hereby consents to execution of the GE Capital Collateral Assignment.

          (b) The Lessee hereby (i) subordinates the lien, operation and effect of Lessee's Collateral Assignment to the lien, operation and effect of the GE Capital Collateral Assignment and (ii) agrees that the lien, operation and effect of the GE Capital Collateral Assignment shall be deemed to be prior and senior to the lien, operation and effect of the Lessee's Collateral Assignment, and the lien, operation and effect of the Lessee's Collateral Assignment shall be in all respects subject and subordinate to the lien, operation and effect of the GE Capital Collateral Assignment, irrespective of the time, order or method of attachment or perfection of the respective liens of GE Capital and the Lessee upon the Lease and/or the Premises or the time or order of recordation of the GE Capital Collateral Assignment and the Lessee's Collateral Assignment.

          (c) Lessee shall not commence or continue any default or foreclosure proceedings or exercise any other remedies in respect of the Lessee's Collateral Assignment unless:

               (i) The Lessee shall give GE Capital not less than five (5) days advanced written notice of its intent to take such action;

               (ii) The Lessee shall simultaneously with such action terminate any sublease to the Tenant of any equipment leased by GE Capital to the Lessee under the Master Lease;

               (iii) If the Lessee takes over the Tenant's rights and obligations under the Lease, the Lessee shall immediately execute and deliver to GE Capital a Collateral Assignment and Leasehold Mortgage in substantially the form attached to the Master Lease as Exhibit No. 4.

          (d) As security for Lessee's obligations under the Master Lease, the Credit Agreement, and the Revolving Notes, the Lessee hereby grants, assigns, and conveys to GE Capital a lien on and security interest in, any right title and interest the Lessee now or hereafter has in the Lease or the Premises, whether obtained through the Lessee's Collateral Assignment or otherwise, and Lessee hereby agrees to execute and deliver such further documents, instruments, and other documentation as GE Capital shall reasonably require in connection with such grant and conveyance.

                                   ARTICLE II

                                 MISCELLANEOUS

     SECTION 2.1. Course of Dealing; Amendment. No course of dealing between GE Capital and the Lessee shall be effective to amend, modify or change any provision of this Agreement. This Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the parties hereto.

     SECTION 2.2. Waiver of Default. GE Capital may, at any time and from time to time, execute and deliver to the Lessee a written instrument waiving, on such terms and conditions as GE Capital may specify, any of the requirements of this Agreement, provided that any such waiver shall be for such period and subject to such conditions as shall be specified in any such instrument.

     SECTION 2.3. Notices. All notices to GE Capital or to the Lessee shall be sent to the addresses set forth in the Master Lease. All notices which are required to be given in writing by the provisions hereof shall be deemed to have been given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or one day after being sent for overnight delivery by Federal Express or other reputable overnight delivery service.

     Section 2.4. Consent to Jurisdiction, Etc. The Lessee and GE Capital irrevocably submit and consent to the jurisdiction and venue of any state or federal court sitting in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement.

     SECTION 2.5. Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the remaining provisions contained herein shall remain effective and shall not be affected or impaired.

     SECTION 2.6. Assignment. GE Capital may, subject to the provisions of the Master Lease, and the Facilities Agreement, without consent of the Lessee, sell, assign or transfer to any person or persons all or any part of the obligations secured by the GE Capital Collateral Assignment, and each such person or persons shall have the right to enforce the provisions of this Agreement as fully as GE Capital.

     SECTION 2.7. Binding Effect. This Agreement shall be binding upon the Lessee and its successors and assigns, and shall inure to the benefit of GE Capital and its successors and assigns.

     SECTION 2.8. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, both in interpretation and performance.

     SECTION 2.9. Duplicate Originals and Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed and delivered this Subordination and Intercreditor Agreement as of the day and year first above written.


WITNESS:                               GENERAL ELECTRIC CAPITAL CORPORATION,
                                       AS AGENT

                                 By:
-------------------------------      ------------------------------------
                                       Name:
                                              ---------------------------
                                       Title:
                                              ---------------------------



                                       BOSTON CHICKEN, INC.


                                       By:
-------------------------------           -------------------------------
                                       Name:
                                             ----------------------------
                                       Title:
                                             ----------------------------


Acknowledged and Accepted:

---------------------------------------
Tenant

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

STATE OF ___________, COUNTY OF ___________, TO WIT:

          I HEREBY CERTIFY, that on this ____ day of December, 1996, before me, a Notary Public of said State, personally appeared ____________, a __________________ of GENERAL ELECTRIC CAPITAL CORPORATION, AS AGENT, known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing instrument and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized ______________ of said corporation by signing the name of the corporation by herself/himself as
_________________.

          WITNESS my Hand and Notarial Seal.



                                       _________________________________________
                                       Notary Public



STATE OF ___________, COUNTY OF ____________, TO WIT:

          I HEREBY CERTIFY, that on this ____ day of December, 1996, before me, a Notary Public of said State, personally appeared __________________, a _________________ of BOSTON CHICKEN, INC., Delaware corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing instrument and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized ____________________ of said corporation by signing the name of the corporation by herself/himself as
________________.

          WITNESS my Hand and Notarial Seal.



                                       _________________________________________
                                       Notary Public

STATE OF ______________, COUNTY OF ______________, TO WIT:

          I HEREBY CERTIFY, that on this ____ day of December, 1996, before me, a Notary Public of said State, personally appeared ____________, ___, a _________________ of ___________, a __________ organized under the laws of
__________, known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing instrument and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized ____________________ of said ____________ by signing the name of the ___________
by herself/himself as ________________.

          WITNESS my Hand and Notarial Seal.


                                       _________________________________________
                                       Notary Public

My commission expires: _______________________.

STATE OF _______________________:

COUNTY OF ______________________:  TO WIT:

                             AFFIDAVIT OF OWNERSHIP

          The undersigned, being duly sworn according to law, upon his oath deposes and says:

          I am the Vice President-Finance of BOSTON CHICKEN, INC. ("Lessee") and I am authorized to make this affidavit on behalf of Lessee.

          As of the date of this Affidavit, Lessee has good and marketable title to all of the equipment leased under Schedule No. _________ dated as of ___________, 199__, executed pursuant to (that certain Master Lease Agreement No. 2 dated as of December 9, 1996 (the "Agreement") each between General Electric Capital Corporation, for Itself and as Agent for Certain Participants ("Lessor"), as lessor, and Lessee, as lessee, free and clear of all liens, claims, security interests and encumbrances, except for the liens granted in favor of Lessor under the aforesaid Master Lease Agreement and Permitted Liens (as defined in the Agreement).

          Signed and sealed as of the ___________ day of ________, 199___.

                                       _________________________________________
                                       Name:____________________________________
                                       Title: Vice President-Finance



                                       _________________________________________
                                                   Notary Public
[SEAL]


My Commission Expires:_______ , 199__

     ATTACHMENT TO UNIFORM COMMERCIAL CODE FINANCING STATEMENT

1.   SECURED PARTY:  GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS
                     AGENT FOR CERTAIN PARTICIPANTS

     DEBTOR:         BOSTON CHICKEN, INC.

2.   DESCRIPTION OF PROPERTY:

     (a) The Equipment and Leasehold Improvements leased pursuant to (and as defined in) that certain Master Lease Agreement No. 2 dated as of the 9th day of December, 1996 (the "Agreement"), between Secured Party, as lessor, and Debtor, as lessee, together with all additions, attachments, accessories, accessions, substitutions and replacements therefor, and proceeds (including insurance proceeds) thereof (but without Debtor having any power of sale); as more fully described on the attached Annex(es) A.

     (b) All right, title and interest of Debtor in and to (i) each sublease of the Lease Assets, now existing or hereafter created (collectively, the "Subleases"), and all extensions and renewals thereof, (ii) all rentals and other sums due, now or hereafter, under the Sublease (including, without limitation, all amounts paid pursuant to the exercise by Sublessee of any option contained in the Subleases), (iii) any and all proceeds of any insurance required under the Subleases, except proceeds used to purchase a Replacement Item or substitute Real Estate pursuant to Section V(e) hereof, or to restore or replace Lease Assets pursuant to Sections VII(a) or (b) of the Agreement, (iv) the security interest granted to Lessee by the Sublessees pursuant to the Subleases, and (v) any and all proceeds of any insurance required under the Subleases, and (v) all products and proceeds of the foregoing.

     (c) To the extent the Equipment and Leasehold Improvements may constitute or be deemed to be Debtor's inventory (the "Inventory"), all right, title and interest of Debtor in and to (i) such Inventory, which shall mean all Equipment and Leasehold Improvements offered or furnished under any contract of service or intended for lease, any and all additions, attachments, accessories and accessions thereto, any and all substitutions, replacements or exchanges therefor, any and all leases, subleases, rentals, accounts and contracts with respect to the Equipment and Leasehold Improvements which may now exist or hereafter arise, together with all rights thereunder and all rental and other payments and purchase options due and to become due thereunder, any and all proceeds payable for such property, all insurance, bonds and/or other proceeds of the property and all returned or repossessed Equipment and Leasehold Improvements now or at any time or times hereafter in the possession or under the control of Debtor or Secured Party; and (ii) all accounts receivable now owned by Debtor or hereafter acquired or owned by Debtor solely to the extent that such arise or result from, any lease or other disposition of any of the Equipment and Leasehold Improvements or the Inventory, including, but not limited to, the Sublease or any right of Debtor to payment for the Equipment and Leasehold Improvements sold or leased or for services rendered whether or not evidenced by an instrument or chattel paper, and whether or not such right has been earned by performance; PROVIDED, HOWEVER, THAT DEBTOR IS NOT AUTHORIZED TO SELL THE EQUIPMENT AND LEASEHOLD IMPROVEMENTS

          OR INVENTORY EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS AND CONDITIONS OF CERTAIN OPTIONS IN THE SUBLEASE AFTER PRIOR WRITTEN NOTICE TO SECURED PARTY OF THE EXERCISE BY SUBLESSEE OF ANY OF SUCH OPTIONS.

     (d) All right, title and interest of Debtor in and to all (except as otherwise provided in the Agreement) of its right, title and interest in and to each Ground Lease and Premises Lease and all extensions and renewals thereof.

     Capitalized terms used herein without definition shall have the meaning given them in the Agreement.

3. A PORTION OF THE EQUIPMENT AND LEASEHOLD IMPROVEMENTS DESCRIBED HEREIN WAS PURCHASED BY SECURED PARTY FROM DEBTOR AS PART OF A SALE-LEASEBACK TRANSACTION.

     ATTACHMENT TO UNIFORM COMMERCIAL CODE FINANCING STATEMENT


1.   SECURED PARTY:                    BOSTON CHICKEN, INC.

     DEBTOR:                           _________________________________________

     ASSIGNEE OF
     SECURED PARTY:     GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF
                        AND AS AGENT FOR CERTAIN PARTICIPANTS

2.   DESCRIPTION OF PROPERTY:

          The Lease Assets subleased pursuant to that certain Sublease Agreement No. 2 dated as of the 9th day of December, 1996 (the "Sublease"), between Secured Party, as sublessor, and Debtor, as sublessee, together with all additions, attachments, accessories, accessions, substitutions and replacements therefor, and proceeds (including insurance proceeds) thereof (but without Debtor having any power of sale); as more fully described on the attached Annex(es) A.

          Capitalized terms used herein without definition shall have the meaning given them in the Sublease.

                        SUGGESTED FORM OF OPINION LETTER
                                    (LESSEE)



                                                        __________________, 1996

General Electric Capital Corporation,
  for Itself and as Agent for Certain
  Participants
4 Northpark Drive
Suite 500
Hunt Valley, Maryland 21030

Gentlemen:

        As counsel for Boston Chicken, Inc. (the "Lessee"), we are furnishing this opinion in connection with that certain Master Lease Agreement No. 2 dated as of December 9, 1996 (the "Lease"), between General Electric Capital Corporation, for Itself and as Agent for Certain Participants, as lessor (the "Lessor"), and Lessee, as lessee.

        All terms used herein which are defined in the Lease shall have the meanings given them therein, unless the terms are specifically defined herein.

        We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Lease. We have examined the Charter, By-Laws, and records of corporate proceedings of Lessee, and such additional documents, and we have obtained such other certificates, affidavits and advices from officers of Lessee or from public officials as we have deemed necessary or appropriate for the purposes of this opinion.

        On the basis of the foregoing and on the basis of our consideration of such facts and laws as we have deemed necessary, we are of the opinion that:

        (a) Lessee is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in the State of Colorado and in each other jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure so to qualify would not materially adversely affect Lessee's ability to conduct its business as presently conducted.

        (b) The execution, delivery and performance of the Lease, the Schedule, the Bill of Sale, the Agency Agreement, the Sublease, the Collateral Assignment of Lease, the Memorandum of Lease, the Mortgage, and Intercreditor and Subordination Agreement, and all related instruments and documents, (i) have been duly authorized by all necessary corporate action on the part of Lessee;
(ii) do not require any stockholder approval or approval or consent of any trustee or holders of any indebtedness or obligations of Lessee except such as have been duly obtained; and (iii) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the charter or by-laws of Lessee, or contravene the provisions of or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound.

        (c) The Lease, the Schedule, the Bill of Sale, the Agency Agreement, the Sublease, the Collateral Assignment of Lease, the Memorandum of Lease, the Mortgage, the Intercreditor and Subordination Agreement, and all other related documents, when entered into, will constitute legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with the terms thereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by applicable laws (including any applicable common law and equity) and judicial decisions which may affect the remedies provided therein. No filing or recordation must be made, no notice must be given, and no other action must be taken with respect to any state or local jurisdiction, or any person, except such as have been duly made, given or taken, in order to preserve to Lessor all the rights transferred by the Bill of Sale.

        (d) There are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency which, either individually or in the aggregate, would materially adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligations under the Lease. Further, Lessee is not in default under any material obligation which, either individually or in the aggregate, would have the same such effect.

        This opinion is given for the benefit of, and may be relied on by, the addressee, the Participants and its and their successors and assigns.

                                       Sincerely yours,

                               CORPORATE LESSEE'S
                         BOARD OF DIRECTORS RESOLUTION


     The undersigned hereby certifies that she/he is the Secretary of BOSTON CHICKEN, INC.; that the following is a true and correct copy of resolutions duly adopted at a meeting of the Board of Directors of said Corporation duly held on the ____________________ day of ____________________, 1996; and that the resolutions have not been amended, rescinded, modified or revoked, and are in full force and effect:


        "RESOLVED, that each of the officers of this Corporation, whose name appears below:





        ---------------------------              ----------------------------
        President                                Treasurer

        ---------------------------              ----------------------------
        Vice President                           Secretary



or the duly elected or appointed successor in office of any or all of them, be, and each hereby is, authorized and empowered in the name and on behalf of this Corporation to enter into, execute and deliver a Master Lease Agreement No. 2 with General Electric Capital Corporation, for Itself and as Agent for Certain Participants, and its successors and assignors ("Lessor") as lessor, providing for the leasing to (or sale and leaseback by) this Corporation, from time to time, of certain assets, and further providing for this Corporation to indemnify said Lessor against certain occurrences; and

     FURTHER RESOLVED, that each officer of this Corporation be, and hereby is, authorized and empowered in the name and on behalf of this Corporation to enter into, execute and deliver any other documents and to do and perform all other acts and deeds which may be necessary or appropriate to effectuate the lease (or sale and leaseback) of assets from Lessor; and

     FURTHER RESOLVED, that Lessor may rely upon the aforesaid resolutions until receipt by it of written notice of any change."

     IN WITNESS WHEREOF, I have set my hand and affixed the seal of said Corporation this ________ day of December, 1996.



                                       _________________________________
                                       Secretary

(CORPORATE SEAL)

                        SUGGESTED FORM OF OPINION LETTER
                                  (SUBLESSEE)



                                                       __________________, 199__


General Electric Capital Corporation,
  for Itself and as Agent for Certain
  Participants
4 Northpark Drive
Suite 500
Hunt Valley, Maryland 21030

Gentlemen:

     As counsel for ____________________ (the "Sublessee"), we are furnishing this opinion in connection with that certain Master Sublease Agreement No. 2 dated as of __________, 199__ (the "Sublease"), between Boston Chicken, Inc., as Sublessor (the "Sublessor"), and Sublessee, as Sublessee.

     All terms used herein which are defined in the Sublease shall have the meanings given them therein, unless the terms are specifically defined herein.

     We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Sublease. We have examined the Charter, By-Laws, and records of corporate proceedings of Sublessee, and such additional documents, and we have obtained such other certificates, affidavits and advices from officers of Sublessee or from public officials as we have deemed necessary or appropriate for the purposes of this opinion.

     On the basis of the foregoing and on the basis of our consideration of such facts and laws as we have deemed necessary, we are of the opinion that:

     (a) Sublessee is a [corporation] duly organized and validly existing in good standing under the laws of the State of __________ and is duly qualified to transact business as a foreign [corporation] in each other jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure so to qualify would not materially adversely affect Sublessee's ability to conduct its business as presently conducted.

     (b) The execution, delivery and performance of the Sublease, the Schedule, the Bill of Sale, the Agency Agreement, the Collateral Assignment of Lease, and all related instruments and documents, (i) have been duly authorized by all necessary corporate action on the part of Sublessee; (ii) do not require any stockholder approval or approval or consent of any trustee or holders of any indebtedness or obligations of Sublessee except such as have been duly obtained; and (iii) do not and will not contravene any law, governmental rule, regulation or order now binding on Sublessee, or the charter or by-laws of Sublessee, or contravene the provisions of or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Sublessee under, any indenture, mortgage, contract or other agreement to which Sublessee is a party or by which it or its property is bound.

     (c) The Sublease, the Schedule, the Bill of Sale, the Agency Agreement, the Collateral Assignment of Lease, and all other related documents, when entered into, will constitute legal, valid and binding obligations of Sublessee, enforceable against Sublessee in accordance with the terms thereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by applicable laws (including any applicable common law and equity) and judicial decisions which may affect the remedies provided therein. No filing or recordation must be made, no notice must be given, and no other action must be taken with respect to any state or local jurisdiction, or any person, except such as have been duly made, given or taken, in order to preserve to Sublessor all the rights transferred by the Bill of Sale. Although the Sublease is expressed to be governed by the laws of the State of New York, for the purpose of the opinion set forth in this paragraph we have assumed that the laws of the State of ________ are applicable to the transaction.

     (d) There are no pending actions or proceedings to which Sublessee is a party, and there are no other pending or threatened actions or proceedings of which Sublessee has knowledge, before any court, arbitrator or administrative agency which, either individually or in the aggregate, would materially adversely affect the financial condition of Sublessee, or the ability of Sublessee to perform its obligations under the Sublease. Further, Sublessee is not in default under any material obligation which, either individually or in the aggregate, would have the same such effect.

     This opinion is given for the benefit of, and may be relied on by, the addressee, the Participants and its and their successors and assigns.

                                       Sincerely yours,

                             CORPORATE SUBLESSEE'S
                         BOARD OF DIRECTORS RESOLUTION


     The undersigned hereby certifies that she/he is the Secretary of ____________________; that the following is a true and correct copy of resolutions duly adopted at a meeting of the Board of Directors of said Corporation duly held on the ____________________ day of ____________________,
1996; and that the resolutions have not been amended, rescinded, modified or revoked, and are in full force and effect:


     "RESOLVED, that each of the officers of this Corporation, whose name appears below:



     ---------------------------               ---------------------------
     President                                 Treasurer





     ---------------------------               -------------------------
     Vice President                            Secretary


or the duly elected or appointed successor in office of any or all of them, be, and hereby is, authorized and empowered in the name and on behalf of this Corporation to enter into, execute and deliver a Master Sublease Agreement No. 2 with Boston Chicken, Inc., and its successors and assignors ("Sublessor") as Sublessor, providing for the leasing to (or sale and leaseback by) this Corporation, from time to time, of certain assets, and further providing for this Corporation to indemnify said Sublessor against certain occurrences; and

     FURTHER RESOLVED, that each officer of this Corporation be, and hereby is, authorized and empowered in the name and on behalf of this Corporation to enter into, execute and deliver any documents and to do and perform all other acts and deeds which may be necessary or appropriate to effectuate the Sublease (or sale and leaseback) of assets from Sublessor; and

     FURTHER RESOLVED, that Sublessor and General Electric Capital Corporation, for Itself and as Agent for Certain Participants, may rely upon the aforesaid resolutions until receipt by it of written notice of any change."

        IN WITNESS WHEREOF, I have set my hand and affixed the seal of said Corporation this ________ day of _______________, 199__.



                                       -------------------------------------
                                       Secretary

(CORPORATE SEAL)

                             CERTIFICATE CONCERNING
                       PAYMENT OF PERSONAL PROPERTY TAXES


To: General Electric Capital Corporation, for Itself and as Agent for Certain Participants

     To insure compliance with the provisions of a Master Lease Agreement No. 2 dated as of December 9, 1996 (the "Lease"), by the undersigned ("Lessee") by and between Lessee, as lessee, and General Electric Capital Corporation, for Itself and as Agent for Certain Participants, as lessor, Lessee hereby agrees to one of the following options with respect to the payment of personal property taxes on the Equipment described in Annex A to each Schedule to the Lease, such agreement to be conclusively evidenced by the initials and signature of an authorized Agent of Lessee in the appropriate spaces provided below:

     Please choose one of the options below by initialing where indicated. Initial ONLY ONE Choice of Option



     OPTION 1 (NOT AVAILABLE)

(Applicable in Jurisdictions Requiring Lessor to List Equipment): Lessee agrees that it will not list any of such Equipment for property tax purposes or report any property tax assessed against such Equipment until otherwise directed in writing by Lessor. Upon receipt of any property tax bill pertaining to such Equipment from the appropriate taxing authority, Lessor will pay such tax and will invoice Lessee for the expense. Upon receipt of such invoice, Lessee will promptly reimburse Lessor for such expense;


     OPTION 2    Lessee's Initials:  ________________________

(Applicable in Jurisdictions Permitting Lessee to List Equipment): Lessee agrees that it will (a) list all such Equipment, (b) report all property taxes assessed against such Equipment, and (c) pay all such taxes when due directly to the appropriate taxing authority until Lessor shall otherwise direct in writing.


                                       LESSEE:

                                       BOSTON CHICKEN, INC.

                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________


Date:  December _____, 1996